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                                                                    EXHIBIT 10.1

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                           COGENTRIX OF RICHMOND, INC.




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                              AMENDED AND RESTATED
                        REIMBURSEMENT AND LOAN AGREEMENT

                            Dated as of June 28, 2000




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                                   BNP PARIBAS
                            as Agent, as Issuing Bank
                                 and as a Lender




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                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS........................................................2
         SECTION 1.01.  Certain Defined Terms..................................2
         SECTION 1.02.  Other Definitional Provisions.........................27

SECTION 2.  [INTENTIONALLY OMITTED]...........................................28

SECTION 3.  [INTENTIONALLY OMITTED]...........................................28

SECTION 4.  TERM LOANS AND LIQUIDITY LOANS....................................28
         SECTION 4.01.  The Term Loans........................................28
         SECTION 4.02.  Liquidity Loans.......................................29
         SECTION 4.03.  Promissory Notes......................................29
         SECTION 4.04.  Prepayments...........................................30
         SECTION 4.05.  [INTENTIONALLY OMITTED]...............................31
         SECTION 4.06.  Repayment of Liquidity Loans..........................31

SECTION 5.  THE BOND LETTERS OF CREDIT........................................31
         SECTION 5.01.  Issuance of the Bond Letters of Credit;
                           Participation by Lenders...........................31
         SECTION 5.02.  Notice of Payments and Reductions under the
                           Bond Letters of Credit.............................31
         SECTION 5.03.  Lender Payments in respect of the Bond
                           Letters of Credit..................................32
         SECTION 5.04.  Agreement to Reimburse Bond LC Disbursements..........33
         SECTION 5.05.  The Borrower's and each Lender's Agreements...........34
         SECTION 5.06.  Reduction of Bond Letters of Credit...................35
         SECTION 5.07.  Extension of Bond Letters of Credit...................35
         SECTION 5.08.  Borrower to Make Certain Optional
                           Redemptions of Bonds...............................35

SECTION 6.  TERM VP LETTERS OF CREDIT.........................................36
         SECTION 6.01.  Issuance of and Participation in the
                           Term VP Letters of Credit..........................36
         SECTION 6.02.  [INTENTIONALLY OMITTED]...............................36
         SECTION 6.03.  Extension of Term VP Letters of Credit................36
         SECTION 6.04.  Issuing Bank's Term VP Account; Notice of Payments
                           and Reductions under the Term VP
                           Letters of Credit..................................36
         SECTION 6.05.  Expiration of the Term VP Letter of Credit............37
         SECTION 6.06.  Borrower's Obligations in Respect of Term VP
                           Letters of Credit..................................37
         SECTION 6.07.  Funding of Term VP Letters of Credit Disbursements....38
         SECTION 6.08.  Extensions of Term VP Letters of Credit...............40
         SECTION 6A.  DEBT SERVICE RESERVE LETTER OF CREDIT...................40
         SECTION 6A.01  Issuance of the Debt Service Reserve Letter
                           of Credit..........................................40
         SECTION 6A.02  Available Amount......................................41
         SECTION 6A.03  Debt Service Reserve Letter of Credit Operations......41
         SECTION 6A.04  Agreement To Repay Debt Service Reserve
                           Letter of Credit Disbursements.....................41
         SECTION 6A.05  Application of Payments...............................44
         SECTION 6A.06  Effect of Event of Default............................45
         SECTION 6A.07  Extension of Debt Service Reserve Letter of Credit....45

                                      - i -

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SECTION 7.  TERMS APPLICABLE TO LOANS AND LETTERS OF CREDIT...................45
         SECTION 7.01.  Fees..................................................45
         SECTION 7.02.  Maximum Interest or Discount..........................47
         SECTION 7.03.  Computation of Interest...............................47
         SECTION 7.04.  Conversion/Continuation Options; Minimum
                           Amount of Loans....................................47
         SECTION 7.05.  Minimum Amounts of Eurodollar Loans...................48
         SECTION 7.06.  Interest Rate and Payment Dates; Additional
                           Interest on Eurodollar Loans.......................48
         SECTION 7.07.  Inability to Determine Interest Rate..................49
         SECTION 7.08.  Funding Indemnity.....................................49
         SECTION 7.09.  Indemnity Regarding Interest Hedging Transactions.....50
         SECTION 7.10.  [INTENTIONALLY OMITTED]...............................50
         SECTION 7.11.  Illegality............................................50
         SECTION 7.12.  Requirements of Law...................................50
         SECTION 7.13.  Increased Costs of Letters of Credit..................51
         SECTION 7.14.  Taxes.................................................52
         SECTION 7.15.  Pro Rata Treatment and Payments.......................53
         SECTION 7.16.  Obligations Absolute.  ...............................54
         SECTION 7.17.  [INTENTIONALLY OMITTED]...............................54

SECTION 8.  REPRESENTATIONS AND WARRANTIES....................................54
         SECTION 8.01.  Financial Statements..................................54
         SECTION 8.02.  Corporate Existence and Business; Subsidiaries........55
         SECTION 8.03.  Compliance with Law...................................55
         SECTION 8.04.  Power and Authorization; Enforceable Obligations......55
         SECTION 8.05.  Governmental Approvals and Other Consents
                           and Approvals......................................56
         SECTION 8.06.  No Legal Bar..........................................56
         SECTION 8.07.  No Proceeding or Litigation...........................57
         SECTION 8.08.  No Default or Event of Loss...........................57
         SECTION 8.09.  Ownership of Property; Liens..........................57
         SECTION 8.10.  No Burdensome Restrictions............................57
         SECTION 8.11.  Taxes.................................................58
         SECTION 8.12.  Federal Regulations...................................58
         SECTION 8.13.  ERISA.................................................58
         SECTION 8.14.  Investment Company Act................................58
         SECTION 8.15.  Security Documents....................................58
         SECTION 8.16.  Full Disclosure.......................................59
         SECTION 8.17.  Power Purchase Agreements, Steam Purchase
                           Agreement and Other Assigned Agreements............59
         SECTION 8.18.  Utilities and Other Services, Etc. ...................60
         SECTION 8.19.  Compliance with Building Codes, Zoning Laws, Etc. ....60
         SECTION 8.20.  Fuel Supply...........................................60
         SECTION 8.21.  Principal Place of Business, Etc. ....................60
         SECTION 8.22.  Description of Property...............................60
         SECTION 8.23.  Public Utility Status.................................60
         SECTION 8.24.  Qualifying Facility...................................61

                                     - ii -

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         SECTION 8.25.  Material Agreement and Licenses.......................61
         SECTION 8.26.  Sufficiency and Delivery of Project Documents.........61
         SECTION 8.27.  Environmental Matters.................................62
         SECTION 8.28.  Representations and Warranties........................63
         SECTION 8.29.  Location of Site, Easements and Improvements..........63
         SECTION 8.30.  No Conflict with Power Purchase Agreement.............63

SECTION 9.  CONDITIONS PRECEDENT..............................................63
         SECTION 9.01.  Conditions to Effectiveness...........................63
         SECTION 9.02.  [INTENTIONALLY OMITTED]...............................68
         SECTION 9.03.  Conditions to All Extensions of Credit................68

SECTION 10.  AFFIRMATIVE COVENANTS............................................70
         SECTION 10.01.  [INTENTIONALLY OMITTED]..............................70
         SECTION 10.02.  Conduct of Business, Maintenance of Existence, Etc. .70
         SECTION 10.03.  Payment of Obligations...............................70
         SECTION 10.04.  Performance under Other Agreements...................70
         SECTION 10.05.  Insurance............................................70
         SECTION 10.06.  Inspection of Property; Books and Records;
                           Discussions........................................73
         SECTION 10.07.  Compliance with Laws.................................73
         SECTION 10.08.  Financial Statements.................................74
         SECTION 10.09.  Certificates; Other Information. ....................74
         SECTION 10.10.  Taxes and Claims.....................................75
         SECTION 10.11.  Maintenance of Property..............................76
         SECTION 10.12.  Notices..............................................76
         SECTION 10.13.  Assignments of Additional Contracts; Maintenance
                           of Liens of the Security Documents; Future
                           Project Mortgages..................................77
         SECTION 10.14.  Annual Opinion of Counsel............................78
         SECTION 10.15.  Employee Plans.......................................78
         SECTION 10.16.  Purchase of Allowances...............................78
         SECTION 10.17.  [INTENTIONALLY OMITTED]..............................79
         SECTION 10.18.  Fiscal Year..........................................79
         SECTION 10.19.  [INTENTIONALLY OMITTED]..............................79
         SECTION 10.20.  Indemnification......................................79
         SECTION 10.21.  Use of Proceeds......................................80
         SECTION 10.22.  Coal Supply Agreement - Unit II; ANR Guarantee.......80

SECTION 11.  NEGATIVE COVENANTS...............................................80
         SECTION 11.01.  Merger, Sale of Assets, Purchases, Etc. .............80
         SECTION 11.02.  Indebtedness.........................................81
         SECTION 11.03.  Dividends, Etc. .....................................81
         SECTION 11.04.  Liens, Etc. .........................................82
         SECTION 11.05.  Nature of Business...................................82
         SECTION 11.06.  Amendment, Termination or Extension of
                           Contracts, Etc. ...................................82
         SECTION 11.07.  Permitted Investments................................82
         SECTION 11.08.  Qualifying Facility..................................82

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         SECTION 11.09.  Leases...............................................83
         SECTION 11.10.  Offering Circular....................................83
         SECTION 11.11.  Fiscal Year..........................................83
         SECTION 11.12.  Change of Office.....................................83
         SECTION 11.13.  Change of Name.......................................83
         SECTION 11.14.  Compliance with ERISA................................83
         SECTION 11.15.  Transactions with Affiliates and Others;
                           Operating Management Fee...........................83
         SECTION 11.16.  Change of Remarketing Agent or Tender Agent..........84
         SECTION 11.17.  Tax Exempt Status of Bonds...........................84
         SECTION 11.18.  Optional Redemption of Bonds.........................84
         SECTION 11.19.  [INTENTIONALLY OMITTED]..............................84
         SECTION 11.20.  Term Interest Rate Election..........................84

SECTION 12.  EVENTS OF DEFAULT................................................84

SECTION 13.  TRANSFER OF LETTERS OF CREDIT....................................90

SECTION 14.  SUCCESSORS AND ASSIGNS...........................................90

SECTION 15.  EXPENSES.........................................................92

SECTION 16.  THE AGENT AND RELATIONS AMONG LENDERS, ETC. .....................93
         SECTION 16.01.  Appointment of Agent, Powers and Immunities..........93
         SECTION 16.02.  Reliance by Agent....................................94
         SECTION 16.03.  Defaults.............................................94
         SECTION 16.04.  Rights as Lenders....................................94
         SECTION 16.05.  Indemnification......................................94
         SECTION 16.06.  Documents............................................95
         SECTION 16.07.  Non-Reliance on Agents and Other Lenders.............95
         SECTION 16.08.  Resignation or Removal of Agent......................95
         SECTION 16.09.  Authorization........................................95
         SECTION 16.10.  Rescission of Payments...............................96

SECTION 17.  MISCELLANEOUS....................................................96
         SECTION 17.01.  Commercial Practices.................................96
         SECTION 17.02.  No Waiver; Remedies Cumulative.......................96
         SECTION 17.03.  Notices..............................................97
         SECTION 17.04.  Right of Set-off.....................................97
         SECTION 17.05.  Release of Collateral................................97
         SECTION 17.06.  Severability.........................................98
         SECTION 17.07.  Headings.............................................98
         SECTION 17.08.  Amendments, Etc. ....................................98
         SECTION 17.09.  GOVERNING LAW........................................98
         SECTION 17.10.  SUBMISSION TO JURISDICTION; WAIVERS..................99
         SECTION 17.11.  Limitation of Liability..............................99

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         SECTION 17.12.  Confidentiality.....................................100
         SECTION 17.13.  Survival of Representations and Warranties..........100
         SECTION 17.14.  Amendment and Restatement...........................100


                                      - v -

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SCHEDULES

SCHEDULE 1   -   Lenders Commitments, Lending Offices, Addresses for Notice,
                 Commitment Percentages
SCHEDULE 2   -   Applicable Margin
SCHEDULE 3   -   Description of the Site
SCHEDULE 4   -   Governmental Approvals
SCHEDULE 5   -   Recordings and Filings
SCHEDULE 6   -   Term Loan Amortization Schedule
SCHEDULE 7   -   Bond Mandatory Prepayment Schedule
SCHEDULE 8   -   Required Allowances

EXHIBITS

EXHIBIT A        -       Form of Term Note
EXHIBIT B        -       Form of Liquidity Loan Note
EXHIBIT C        -       Form of Debt Service Reserve Letter of Credit Note
EXHIBIT D        -       Form of Bond Letter of Credit
EXHIBIT E        -       Form of Lender Assignment
EXHIBIT F        -       Form of Commitment and Loan Transfer Supplement
EXHIBIT G-1      -       Form of Opinion of Moore & Van Allen
EXHIBIT G-2      -       Form of Opinion of Virginia counsel to Borrower
EXHIBIT G-3      -       Form of Opinion of Menaker & Herrmann
EXHIBIT H        -       Form of Amended and Restated Security Deposit Agreement
EXHIBIT I        -       Form of Security Agreement Amendment
EXHIBIT J-1      -       Form of Term VP Letter of Credit - Unit I
EXHIBIT J-2      -       Form of Term VP Letter of Credit - Unit II
EXHIBIT J-3      -       Form of Debt Service Reserve Letter of Credit
EXHIBIT K        -       Form of CP Side Letter Agreement

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         AMENDED AND RESTATED REIMBURSEMENT AND LOAN AGREEMENT, dated as of June
28, 2000, among (i) COGENTRIX OF RICHMOND, INC., a North Carolina corporation (the "Borrower"), (ii) BNP PARIBAS, as letter of credit issuer (in such capacity, the "Issuing Bank"), (iii) BNP PARIBAS ("Paribas"), and each other financial institution which becomes a party hereto pursuant to Section 14(c) by assignment or purchase from such institution or its assignee or successor (individually a "Lender", and collectively, the "Lenders"), and (iv) BNP
PARIBAS, as agent for the Issuing Bank and the Lenders (in such capacity, the "Agent").


                              W I T N E S S E T H :


         WHEREAS, the Borrower, the Issuing Bank, Paribas, ING (U.S.) Capital LLC, Credit Lyonnais New York Branch, Societe Generale, The Fuji Bank, Limited, Compagnie Financiere de CIC et de L'Union Europeene, Lehman Brothers Inc., The Sanwa Bank Limited, CIBC Inc. and Union Bank of California, N.A. (collectively, the "Existing Lenders") and the Agent are parties to the Reimbursement and Loan Agreement, dated as of December 1, 1990, as amended by the First Amendment thereto dated as of February 1, 1991, the Second Amendment thereto dated as of December 1, 1991, the Third Amendment thereto dated as of December 15, 1993, the Fourth Amendment thereto dated as of February 15, 1995, the Fifth Amendment thereto dated as of June 1, 1995, the Sixth Amendment thereto dated as of March 31, 1996 and the Seventh Amendment thereto dated as of December 1, 1997 (as so amended, the "Existing Loan Agreement"), pursuant to which the Borrower funded the costs of construction financing and initial operation of the Project (as defined herein) with the proceeds of loans made by the Existing Lenders, the proceeds of the Bonds supported by letters of credit issued by the Issuing Bank and the proceeds of commercial paper notes supported by a letter of credit (the "CP Letter of Credit") issued by the Issuing Bank, and the Issuing Bank provided certain other letters of credit in support of the Project;

         WHEREAS, immediately prior to this Agreement's becoming effective pursuant hereto on the Restatement Effective Date, the Borrower will have terminated the Commercial Paper Program as contemplated by the CP Side Letter Agreement (each as defined herein), and the Existing Lenders will have made Term Loans to the Borrower in an aggregate principal amount outstanding on the date hereof of $117,119,000 (the "Existing Term Loans"), the proceeds of which are to be used to satisfy the Borrower's reimbursement obligation in respect of the draw under the CP Letter of Credit made in connection with the termination of the Commercial Paper Program;

         WHEREAS, immediately prior to this Agreement's becoming effective pursuant hereto on the Restatement Effective Date, as contemplated by the CP Side Letter Agreement, the Existing Lenders will have transferred the Existing Term Loans and any other outstanding extensions of credit made by the Existing Lenders and all of their rights and obligations relating thereto to Paribas pursuant to the Lender Assignment (as defined herein);

         WHEREAS, the Borrower has requested Paribas make an additional Term Loan in the principal amount of $25,181,000 (the "Additional Term Loan"), and Paribas is willing to do so subject to the terms and conditions of this Agreement;

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                                                                               2

         WHEREAS, the Borrower desires to extend the expiration date of each of the Bond Letters of Credit and Term VP Letters of Credit, and the Issuing Bank and the Lenders are willing to do so subject to the terms and conditions of this Agreement;

         WHEREAS, the parties hereto mutually desire to amend the Existing Loan Agreement to provide for, among other things, (i) the increase of the aggregate amount of Term Loans to be made under the Agreement, (iii) the changing of the principal amortization schedule for the Term Loans, (iv) the extension of the maturity of the Term Loans, (v) the extensions of the Bond Letters of Credit and the VP Letters of Credit, (vi) the issuance by the Issuing Bank of the Debt Service Reserve Letter of Credit in favor of the Security Agent and (vii) the changing of the interest rates applicable to the Loans, and to restate the Existing Loan Agreement, as so amended, in its entirety as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the parties hereto hereby agrees that, from and after the Restatement Effective Date, the Existing Loan Agreement (including all Exhibits and Schedules thereto) shall be, and the same hereby is, amended and restated in its entirety to read as follows:


         SECTION 1. DEFINITIONS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms have the following meanings (such definitions to be equally applicable to both singular and plural forms of the terms defined):

                  "Acceleration Event": as defined in Section 6A.01.

                  "Accounts": as defined in the Security Deposit Agreement.

                  "Additional Contract": any contract entered into by the Borrower after the Restatement Effective Date, providing for (i) the transmission or sale by the Borrower of any of the Facility's electrical or steam output or (ii) the supply or transportation of Fuel to the Facility or (iii) the removal of ash or other by-products from the Facility or (iv) the supply of goods or services essential to the operation of the Facility (other than employment contracts and contracts involving less than $500,000 annually or having a maximum term (including renewal options) of less than six months).

                  "Additional Term Loan": as defined in the recitals hereto.

                  "Administration Fee": as defined in Section 7.01(f).

                  "Affiliate": of any designated Person, each Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include (i) any Person which beneficially owns or holds 5% or more of any class of voting securities of such designated

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         Person or 5% or more of the equity interest in such designated Person and (ii) any Person of which such designated Person beneficially owns or holds 5% or more of any class of voting securities or in which such designated Person beneficially owns or holds 5% or more of the equity interest. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agreement": this Amended and Restated Reimbursement and Loan Agreement, dated as of June 28, 2000, among the Borrower, the Lenders, the Issuing Agent and the Agent, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "Allowances": a limited authorization by the EPA or its delegate under the NOx Budget Trading Program (as specified in 40 CFR
         Part 97) to emit up to one ton of nitrogen oxides during the control period (May 1 - September 30) of the specified year or in any year thereafter.

                  "ANR": ANR Coal Company, a Delaware corporation.

                  "ANR Guarantee": the Guarantee Agreement dated as of January 1, 1990 made by ANR for the benefit of the Borrower, as the same may be amended, supplemented or otherwise modified in accordance with Section 11.06.

                  "Applicable Margin": the respective percentages set forth on
         Schedule 2.

                  "Ash Hauling Agreement": the Agreement for Ash Removal Services dated as of September 30, 1990, as amended by the First Amendment thereto, dated as of June 1, 1992, and the Consent and Agreement, dated as of June 28, 2000, between ReUse and the Borrower, relating to ash hauling and disposal services in respect of the Facility, as the same may be further amended, supplemented or otherwise modified in accordance with the provisions of Section 11.06.

                  "Assigned Agreements": the collective reference to the Construction Contract, the Project Development Agreement, the Power Purchase Agreements, the Steam Purchase Agreement, the Coal Supply Agreements, the ANR Guarantee, the Coal Transportation Agreements, the Sidetrack Agreement, the Ash Hauling Agreement, the Lime Sales Agreement, the Engineering Agreement, the Ground Lease, the DuPont Easement Agreement, the Environmental Indemnification Agreement, the Car Lease Agreement and, from and after the date an Additional Contract is entered into by the Borrower, such Additional Contract.

                  "Assignments": the collective reference to the Assignments of the Construction Contract, the Project Development Agreement, the Power Purchase Agreements, the Steam Purchase Agreement, the Coal Supply Agreements, the ANR Guarantee, the Coal Transportation Agreements, the Sidetrack Agreement, the Ash Hauling Agreement, the

         Lime Sales Agreement, the Engineering Agreement, the Environmental Indemnification Agreement, the Car Lease Agreement executed by the Borrower in favor of the Agent, and, with respect to each Additional Contract, to the assignment thereof in form similar to such Assignments to be executed by the Borrower in favor of the Agent.

                  "Base Rate": for any day with respect to any Lender, the higher of (i) the prime commercial lending rate announced by Citibank, N.A. as in effect from time to time at its principal office in New York, New York, and (ii) 3/4 of 1% above the Federal Funds Rate. Each change in the Base Rate shall, on the date of such change, result in a corresponding change in any interest rate provided for herein which is based on the Base Rate.

                  "Base Rate Loans": Loans hereunder at such time as they are made or being maintained at a rate of interest based upon the Base Rate.

                  "Bond Documents": the collective reference to (i) the Indenture, the Sale Agreement, the Sale Agreement Note, the 1990 Bond Purchase Agreement, the Letter of Representation, the Intercreditor Agreement, the Remarketing Agreement and (ii) all amendments of or supplements to the foregoing documents and bond purchase agreements, remarketing agreements and other documents in connection with the issuance of the 1991 Bonds.

                  "Bond Fronting Fee": as defined in Section 7.01(b).

                  "Bond Issuer": Industrial Development Authority of the City of Richmond, Virginia.

                  "Bond LC Disbursement": as defined in Section 5.02.

                  "Bond LC Reduction": as defined in Section 5.02.

                  "Bond LC Reimbursement Obligations": as defined in Section 5.04(a).

                  "Bond LC Reimbursement Payment": as defined in Section
         5.04(a).

                  "Bond LC Termination Date": June 1, 2007, as the same may be extended from time to time pursuant to Section 5.07.

                  "Bond Letters of Credit": the collective reference to the 1990 Bond Letter of Credit and the 1991 Bond Letters of Credit; individually, a "Bond Letter of Credit".

                  "Bond Letter of Credit Fee": as defined in Section 7.01(b).

                  "Bond Pledge Agent": Bankers Trust Company as bond pledge agent under each of the Bond Pledge Agreements, and its successors in such capacity appointed in the manner provided for in each of the Bond Pledge Agreements.

                  "Bond Pledge Agreements": the collective reference to the 1990 Bond Pledge Agreement and the 1991 Bond Pledge Agreements.

                  "Bond Redemption Amount": for a particular Bond Redemption Date, the amount set forth in Schedule 7 opposite such Bond Redemption Date.

                  "Bond Redemption Date": each date set forth in Schedule 7.

                  "Bonds": the 1990 Bonds and the 1991 Bonds.

                  "Borrowing": a borrowing hereunder of one or more Loans.

                  "Business Day": a day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York or, with respect to matters relating to the Security Deposit Agreement, Charlotte, North Carolina are authorized or required by law or executive order to be closed.

                  "Capital Lease": any lease of property, real or personal, which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee.

                  "Car Lease Agreement": the Car Lease Agreement, dated as of November 15, 1994, between Diamond May and the Borrower, as the same may be amended, supplemented or otherwise modified in accordance with the provisions of Section 11.06.

                  "Cash Operating Costs": for any period, the sum (without duplication) of the following for the Borrower: (i) all salaries, employee benefits and other compensation paid, plus (ii) the cost of Fuel and the cost of other materials and utilities paid, including the transportation costs paid for Fuel and such other materials and utilities, plus (iii) ash disposal costs paid, plus (iv) insurance premiums paid, plus (v) costs of operating and maintaining the Project paid, including, without limitation, costs associated with the purchase by the Borrower of any Allowance, plus (vi) property and other taxes (except income taxes) paid, plus (vii) fees for accounting, legal and other professional services paid, plus (viii) general and administrative expenses paid plus (ix) capital expenditures paid, plus
         (x) Operating Management Fees paid, plus (xi) all other cash expenditures (including payments with respect to the Junior Working Capital Loans) relating to operating, maintenance and administrative costs of the Project paid; provided that there shall be excluded from the foregoing items (i) through (xi) payments with respect to federal, state and local income taxes, Debt Service and payments of principal, interest or fees with respect to all other Indebtedness for borrowed money (other than with respect to the Junior Working Capital Loans) of the Borrower and payments of allocated regional and central support costs.

                  "CHC": Cogentrix Holdings Corporation, a North Carolina corporation and a wholly-owned Subsidiary of Delaware Holdings.

                  "CI": Cogentrix, Inc., a North Carolina corporation and a wholly-owned Subsidiary of CHC.

                  "Closing Date": December 1, 1990.

                  "Coal Supply Agreement - Unit I": the Coal Sales Agreement dated as of February 15, 1990, as amended by the First Amendment dated as of December 1, 1990, the Second Amendment dated as of March 17, 1992, the Third Amendment and Clarification dated as of May 1, 1996 and the Fourth Amendment dated as of July 1, 1998, among the Borrower, Electric Fuels and Kentucky May relating to the supply of coal to Unit I, as the same may be further amended, supplemented or otherwise modified in accordance with the provisions of Section 11.06.

                  "Coal Supply Agreement - Unit II": the Coal Sales Agreement dated as of January 1, 1990, as amended by the First Amendment dated as of December 1, 1990, the Second Amendment dated as of March 22, 1991 and the Third Amendment dated as of June 1, 1992, between the Borrower and Coastal relating to the supply of coal to Unit II, as the same may be further amended, supplemented or otherwise modified in accordance with the provisions of Section 11.06.

                  "Coal Supply Agreements": the collective reference to the Coal Supply Agreement - Unit I and the Coal Supply Agreement - Unit II; individually, a "Coal Supply Agreement."

                  "Coal Transportation Agreement - Unit I": the Railroad Transportation Contract (ICC-CSXT-C-04034) dated as of March 1, 1990, issued April 10, 1990 and effective April 12, 1990, as amended by the First Amendment issued July 23, 1990 and effective July 25, 1990, the Second Amendment dated as of December 1, 1990, issued and effective December 13, 1990, and the Third Amendment issued December 9, 1994 and effective December 13, 1994, between the Borrower and CSX relating to the transportation of coal for Unit I, as the same may be further amended, supplemented or otherwise modified in accordance with the provisions of Section 11.06.

                  "Coal Transportation Agreement - Unit II": the Railroad Transportation Contract (ICC-CSXT-C-04033) dated as of March 1, 1990, issued April 10, 1990 and effective April 12, 1990, as amended by the First Amendment issued July 23, 1990 and effective July 25, 1990, the Second Amendment dated as of December 1, 1990, issued and effective December 13, 1990, the Third Amendment issued June 30, 1992 and effective July 2, 1992, the Fourth Amendment issued December 9, 1994 and effective December 13, 1994, the Fifth Amendment applied November 16, 1995, and the Sixth Amendment effective June 9, 1998, between the Borrower and CSX relating to the transportation of coal for Unit II, as the same may be further amended, supplemented or otherwise modified in accordance with the provisions of Section 11.06.

                  "Coal Transportation Agreements": the collective reference to the Coal Transportation Agreement - Unit I and the Coal Transportation Agreement - Unit II; individually, a "Coal Transportation Agreement".

                  "Coastal": Coastal Coal Sales, Inc., a Delaware corporation and a wholly-owned subsidiary of ANR.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Cogentrix Energy": Cogentrix Energy, Inc., a North Carolina corporation.

                  "Collateral": the collective reference to all real and personal property, tangible and intangible, and the proceeds thereof, subjected from time to time to the Liens intended to be created by the Security Documents and not released by the Lenders.

                  "Commercial Paper Program": the letter of credit-backed commercial paper program, established by the Borrower in accordance with the terms of the Existing Loan Agreement and terminated by the Borrower on the Restatement Effective Date.

                  "Commitment": as to any Lender, its obligation to make Loans to the Borrower pursuant to, and in the amounts set forth in, Sections 4.01, 4.02 and 6A.04; collectively, as to all Lenders, the "Commitments".

                  "Commitment and Loan Transfer Supplement": a commitment and loan transfer supplement substantially in the form of Exhibit F.

                  "Commitment Percentage": with respect to any Lender, the percentage set forth next to such Lender's name under the caption "Commitment Percentage" on Schedule 1, as the same may from time to time be modified or amended in accordance with Section 14 or otherwise in accordance with the terms hereof.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

                  "Consents to Assignment": the collective reference to each of the Consent and Agreement, dated as of December 1, 1990, to Construction Contract, among Contractor and the Agent; the Consent and Agreement, dated as of December 1, 1990, to the Project Development Agreement, among CI and the Agent; the Consent and Agreement, dated as of December 13, 1990, to the Power Purchase Agreements, among the Borrower, Virginia Power and the Agent; the Consent and Agreement, dated as of December 10, 1990, to the Steam Purchase Agreement, among the Borrower, DuPont and the Agent; the Consent and Agreement, dated as of December 1, 1990, to the Coal Supply Agreement - Unit I, among Electric Fuels, Kentucky May and the Agent; the Consent and Agreement, dated as of December 1, 1990, to the Coal Supply Agreement - Unit II, between Coastal and the Agent; the Consent and Agreement, dated as of December 1, 1990, to the ANR Guarantee, between ANR and the Agent; the Consent and Agreement, dated as of December 10, 1990, to the Coal Transportation Agreements, between CSX and the Agent; the Consent and Agreement, dated as of February 1, 1991, to the Sidetrack Agreement, between CSX and the Agent; the Consent and Agreement, dated as of December 1, 1990, to the Ash Hauling Agreement, between ReUse and the Agent; the Consent and Agreement, dated as of June 15, 1999, to the Lime Sales Agreement, between Global Stone and the Agent; the Consent and Agreement, dated as of December 1, 1990, to the Engineering Agreement, among the Borrower, the Engineer and the Agent; the Consent and Agreement, dated as of

         December 13, 1990, to the Environmental Indemnification Agreement, among the Borrower, DuPont and the Agent; the Consent and Agreement, dated as of December 5, 1994, to the Car Lease Agreement between Diamond May and the Agent; and to each Consent and Agreement in form similar to such Consent and Agreements to be executed and delivered by each party (other than the Borrower) to any Additional Contract.

                  "Construction Contract": the Amended and Restated Construction Contract dated as of December 1, 1990 by and between the Borrower and the Contractor, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 11.06.

                  "Contractor": Metric Constructors, Inc., a North Carolina corporation.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Convert," "Conversion" and "Converted": each refer to a conversion of Loans of one Type into Loans of another Type.

                  "CP Letter of Credit": as defined in the recitals hereto.

                  "CP Side Letter Agreement": the letter agreement dated as of June 28, 2000, among the Borrower, the Existing Lenders, the Agent and the Issuing Bank, substantially in the form of Exhibit K.

                  "Credit Event": as defined in Section 9.03.

                  "Credit Facility Termination Date": March 31, 2010.

                  "CSX": CSX Transportation, Inc., a Virginia corporation.

                  "Custodian": as defined in the Indenture.

                  "Debt Service": for any period, the sum, without duplication, of (a) all amounts payable by the Borrower during such period pursuant to Sections 4.01(e), 4.04(b), 6A.04(e) and 7.06 in respect of principal of, and interest on, Loans, (b) all amounts payable by the Borrower pursuant to Section 5.04 in respect of principal of Bond LC Reimbursement Obligations (other than payments of Bond LC Reimbursement Obligations that are made with the proceeds of Liquidity Loans) and all amounts payable during such period in respect of interest on Bond LC Reimbursement Obligations, (c) all amounts payable by the Borrower to the Issuing Bank pursuant to Section 6.06 in respect of Term VP Reimbursement Obligations, (d) all amounts, if any, payable by the Borrower (minus the amounts, if any, receivable by the Borrower to the extent such amounts have actually been received by the Borrower, or may be set off or applied by the Borrower against amounts payable by the Borrower) during such period under any Swap Agreement, (e) fees referred to in Section 7.01, (f) the Trustee Expenses required to be paid by the Borrower during such period and (g) all other amounts in respect of principal, interest, cash collateral and other fees and expenses payable by the Borrower during such period to the Secured Parties, the Remarketing Agent, the Custodian, the Registrar, or the Tender Agent pursuant to the Project Documents (upon the payment date thereof, by acceleration or otherwise). For the purpose hereof, if the interest payable on any Loans for any period is not determinable in advance because the interest rate is not a fixed rate, it shall be assumed that such Loans will bear interest during such period at the average interest rate in effect with respect to outstanding Loans (or, if no Loans are outstanding, the average interest rate that would have been in effect if Loans were outstanding) during the six months immediately preceding such period.

                  "Debt Service Reserve Deposit": as defined in the Security Deposit Agreement.

                  "Debt Service Reserve Expiration Date": as defined in Section 6A.01.

                  "Debt Service Reserve Letter of Credit": the irrevocable letter of credit issued by the Issuing Bank in favor of the Security Agent, on behalf of the Lenders, for the account of the Borrower and in an amount equal to the Required Stated Amount, substantially in the form of Exhibit J-3, as the same may be amended or supplemented in accordance with its terms or extended pursuant to Section 6A.07.

                  "Debt Service Reserve Letter of Credit Commitment Fee": as defined in Section 7.01(b).

                  "Debt Service Reserve Letter of Credit Fee": as defined in
         Section 7.01(b).

                  "Debt Service Reserve Letter of Credit Loan Maturity Date": as defined in Section 6A.04(e).

                  "Debt Service Reserve Letter of Credit Loans": as defined in
         Section 6A.04(a).

                  "Debt Service Reserve Letter of Credit Notes": as defined in
         Section 6A.04(d).

                  "Debt Service Reserve Letter of Credit Termination Date": June 1, 2007, as the same may be extended from time to time pursuant to
         Section 6A.07.

                  "Default": any of the events specified in Section 12, whether or not any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition specified in Section 12, has been satisfied.

                  "Default Rate": for any day, the Base Rate for such day plus a margin of 2-1/2%.

                  "Delaware Holdings": Cogentrix Delaware Holdings, Inc., a Delaware corporation and a wholly-owned Subsidiary of Cogentrix Energy.

                  "Diamond May": Diamond May Coal Company, a Kentucky corporation.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Lending Office": of a Lender shall mean, initially, the office of each Lender designated as such in Schedule 1; thereafter, such other office of such Lender, if any, located within the United States which shall be making or maintaining Base Rate Loans. Each Lender shall promptly notify the Borrower of any change in its Domestic Lending Office.

                  "DuPont": E.I. du Pont de Nemours and Company, a Delaware corporation.

                  "DuPont Easement Agreement": the Easement Agreement dated as of December 13, 1990, as amended by the First Amendment thereto dated February 19, 1992 and the Second Amendment thereto, dated August 31, 1992, between the Borrower and DuPont, as the same may be further amended, supplemented or otherwise modified in accordance with Section 11.06.

                  "Easements": any easement, license, right-of-way or similar real property interest or right that is the subject of an Easement Agreement.

                  "Easement Agreements": (i) the DuPont Easement Agreement, (ii) the License Agreement, dated as of April 4, 2000, between the Borrower and the Commonwealth of Virginia, (iii) the Access Easement Agreement dated as of December 10, 1990, between Virginia Truck Center of Richmond, Inc. and DuPont, as assigned to the Borrower by DuPont pursuant to the Assignment of Easements dated as of December 13, 1990,
         (iv) the Access Easement Agreement dated as of October 3, 1991, among Exxon, DuPont and Plantation Pipe Line Company, a Delaware corporation, as assigned to the Borrower by DuPont pursuant to the Assignment of Easements dated as of January 30, 1992, (v) the Easement Agreement dated as of October 14, 1991, between Exxon and DuPont, as amended by the First Amendment dated as of January 30, 1992, and assigned to the Borrower by DuPont pursuant to the Assignment of Easements dated as of January 30, 1992 and (vi) each other agreement entered into prior to the Restatement Effective Date granting or assigning to the Borrower ownership of or other rights in respect of any easement, license, right-of-way or similar real property interest or right relating to the Facility or the Site or to the transportation and delivery of Fuel, lime, water, ash, electricity or steam to or from the Facility or the Site or to ingress or egress to or from the Facility or the Site, each such agreement to be satisfactory in form and substance to the Agent.

                  "Electric Fuels": Electric Fuels Corporation, a Florida corporation.

                  "Engineer": Duke/Fluor Daniel, a North Carolina general partnership.

                  "Engineering Agreement": the Technical Services Agreement dated April 26, 1983 between CI (then known as Cogentrix of North Carolina, Inc.) and Duke Power Company, as the same has been assigned by Duke Power Company to Duke Engineering & Services Inc. and further assigned by Duke Engineering & Services Inc. to the Engineer with the consent of CI pursuant to an Assignment of Contract dated as of February 1, 1990, and as the same may be amended, supplemented or otherwise modified in accordance with the provisions of Section 11.06, insofar as such agreement relates to the Project.

                  "Environmental Indemnification Agreement": the Indemnification and Remediation Agreement dated as of December 13, 1990, between the Borrower and DuPont, as the same may be amended, supplemented or otherwise modified in accordance with the provisions of Section 11.06.

                  "Environmental Report": the report dated as of February 1991 with respect to the environmental condition of the Site and the Easements prepared by E.T. Killam & Associates for the Agent, including any reports prepared by other Persons which are attached to said report.

                  "EPA": the Environmental Protection Agency.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Liabilities": shall have the meaning ascribed thereto in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office": of a Lender shall mean, initially, the office of such Lender designated as such in Schedule 1; thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans. Each Lender shall promptly notify the Borrower of any change in its Eurodollar Lending Office.

                  "Eurodollar Loans": Loans hereunder at such time as they are made or maintained at a rate of interest based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum at which deposits in Dollars are offered by Paribas to prime banks in the London interbank market at 11:00 A.M. (London time) two Working Days before the first day of such Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the Eurodollar Loan to be made by Paribas.

                  "Event of Default": any of the events specified in Section 12; provided that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

                  "Event of Loss": (i) the actual or constructive total loss of all or substantially all of the Facility, or the condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Governmental Authority of the use of all or substantially all of the Facility, or (ii) the loss, destruction or damage of, or condemnation, confiscation or seizure of, or requisition by any Governmental Authority of the use of, such material portion of the Project as shall render the Facility unable to operate at substantially the same level of operation as prior to the occurrence of such event or as a Qualifying Facility, unless (in the case of this clause (ii)) (x) no Event of Default shall have occurred and be continuing at the time of occurrence of any of the events specified in clause (ii) above, (y) it is feasible to restore, rebuild or replace the affected portion of the Project and
         (z) in the opinion of the Agent, the Lenders and the Independent Engineer, sufficient funds are or will be available to the Borrower (1) to restore, rebuild or replace the affected portion of the Project so that the Facility will be able to operate as a Qualifying Facility at substantially the same level of operation as prior to the occurrence of such event within eighteen months after the occurrence of such event and (2) to pay all Debt Service until such restoration, rebuilding or replacement is completed.

                  "Excess Project Cash Flow": for the periods of time from one Installment Payment Date to another, the amount by which Project Cash Flow for such period exceeds Debt Service for such period.

                  "Existing Lenders": as defined in the recitals hereto.

                  "Existing Loan Agreement": as defined in the recitals hereto.

                  "Existing Term Loans": as defined in the recitals hereto.

                  "Existing Term VP Letter of Credit - Unit I": the irrevocable direct pay letter of credit required by the provisions of Section 13.4 of the Petersburg Power Purchase Agreement, dated September 11, 1992, issued by the Issuing Bank in favor of Virginia Power for the account of the Borrower initially in a stated amount of $3,150,000.

                  "Existing Term VP Letter of Credit - Unit II": the irrevocable direct pay letter of credit required by the provisions of Section 13.4 of the Hydro Power Purchase Agreement, dated September 11, 1992, issued by the Issuing Bank in favor of Virginia Power for the account of the Borrower initially in a stated amount of $2,550,000.

                  "Existing Term VP Letters of Credit": the Existing Term VP Letter of Credit Unit I and the Existing Term VP Letter of Credit - Unit II.

                  "Extensions of Credit": an extension of credit in any of the following forms: (i) the making of any Loan and (ii) the issuance of any Letter of Credit.

                  "Exxon": Exxon Corporation, a New Jersey corporation.

                  "Facility": the stoker coal-fired cogeneration facility having a nameplate rating of 220 megawatts constructed on the Site pursuant to the Construction Contract, consisting of the turbines, boilers, coal conveyors and other equipment and facilities constituting Unit I and Unit II and including the electrical substation and transmission lines referred to in the Construction Contract (to the extent owned by the Borrower) and all other common facilities, equipment, and systems located on the Site or the Easements.

                  "Federal Funds Rate": for any day, the rate per annum (rounded upwards, if necessary, to the nearest 0.01%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal Funds brokers on such day as published by the Federal Reserve Bank of New York; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted by Citibank, N.A. on such day on such transactions as determined by the Agent.

                  "Fee Letter": the Fee Letter dated as of May 26, 2000, between the Borrower and Paribas.

                  "FERC": the Federal Energy Regulatory Commission or any successor or analogous federal Governmental Authority.

                  "Final Bond Redemption Date": the Credit Facility Termination Date.

                  "Fuel": all fuel purchased by the Borrower for the operation of the Facility, including without limitation all coal purchased pursuant to the Coal Supply Agreements.

                  "Fuel Consultant": Pace Global Energy Services, LLC.

                  "Fuel Suppliers": the collective reference to Coastal, ANR, Electric Fuels and Kentucky May.

                  "GAAP": generally accepted accounting principles as in effect from time to time in the United States.

                  "Global Stone": Global Stone Chemstone Corporation, a Delaware corporation.

                  "Governmental Approvals": authorizations, consents, approvals, waivers, exemptions, variances, franchises, permissions, permits and licenses of, and filings and declarations with, any Governmental Authority.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Ground Lease": the Ground Lease dated as of December 13, 1990 between DuPont and the Borrower, pursuant to which DuPont leases the Site to the Borrower, as the same may be amended, supplemented or otherwise modified in accordance with the provisions of Section 11.06.

                  "Hydro Power Purchase Agreement": the Power Purchase and Operating Agreement dated as of January 24, 1989 between W.V. Hydro, Inc. and Virginia Power, as assigned by W.V. Hydro, Inc. to, and assumed by, the Borrower (then known as Cogentrix of Petersburg, Inc.) pursuant to an Assignment and Assumption of Power Purchase Agreement dated as of June 6, 1989, as amended by the Consent to Assignment and Amendment to Power Purchase Agreement dated as of June 21, 1989 among Virginia Power, the Borrower and W.V. Hydro, Inc. and by Amendment No. 2 dated as of December 10, 1990 between the Borrower and Virginia Power, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 11.06.

                  "Indebtedness": as to any Person, (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than obligations under agreements for the purchase of goods (including Fuel) and services in the normal course of business which are not more than 90 days past due); (b) obligations of such Person under Capital Leases; (c) obligations of such Person pursuant to Interest Hedging Transactions; (d) obligations of such Person under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a), (b) or (c) above (other than endorsements of negotiable instruments in the ordinary course of business); and (e) any obligation of such Person or a Commonly Controlled Entity to a Multiemployer Plan.

                  "Indenture": the Indenture of Trust, dated as of December 1, 1990 between the Bond Issuer and the Trustee, as the same may be supplemented, amended or otherwise modified from time to time.

                  "Independent Engineer": the firm of Black & Veatch, Corporation, or such other independent engineering firm as the Agent may engage at any time to examine the plans and specifications of the Facility, changes in such plans and specifications and cost breakdowns and estimates, to make periodic inspections, on behalf of the Lenders, of the work of construction of the Facility and the operation of the Facility, to advise and render reports to the Lenders concerning the Project, and to perform such other functions as may be required or permitted by the terms of this Agreement.

                  "Initial Debt Service Reserve L/C Drawable Amount":
         $4,000,000.

                  "Installment Payment Date": the last day of each March, June, September and December commencing on September 30, 2000 and ending on the Credit Facility Termination Date.

                  "Insurance Advisor": Marsh, USA or such other insurance advisor as the Agent may engage at any time to examine and advise the Agent and the Lenders with respect to the insurance relating to the Project.

                  "Intercreditor Agreement": the Intercreditor Agreement dated as of December 1, 1990 among the Bond Issuer, the Trustee and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Interest Drawing": with respect to any Bond Letter of Credit, as defined in such Bond Letter of Credit.

                  "Interest Hedging Transaction": any interest rate swap transaction, interest "cap" or "collar" transaction and/or any other interest rate hedging transaction.

                  "Interest Payment Date": (a) with respect to any Base Rate Loan, (i) the last Business Day of each calendar quarter, commencing on the first of such days to occur after such Base Rate Loan is made or Eurodollar Loans are converted to Base Rate Loans and (ii) the date on which such Base Rate Loan is paid or is converted to a Eurodollar Loan;
         (b) with respect to any Eurodollar Loan as to which the Borrower has selected an Interest Period of one, two or three months, the last Working Day of each Interest Period in respect of such Loan; and (c) with respect to any Eurodollar Loan as to which the Borrower has selected an Interest Period of six, nine or twelve months, the date that is three months after the first day of such Interest Period and the last day of each successive three month period thereafter, to and including the last day of such Interest Period.

                  "Interest Period": with respect to each Eurodollar Loan, a period beginning on, as the case may be, the date of conversion of a Base Rate Loan into such Eurodollar Loan or the date of expiration of the then current Interest Period for such Eurodollar Loan, and ending one, two, three, six, nine or twelve months thereafter, as selected by the Borrower in its notice of conversion or continuation as provided in
         Section 7.04; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                           (ii) the Borrower shall not select any Interest
                  Period that will end after the Term Loan Maturity Date, in the case of the Term Loans;

                           (iii) the Borrower shall not select any Interest
                  Period that will end after the applicable Debt Service Reserve Letter of Credit Loan Maturity Date, in the case of any Debt Service Reserve Letter of Credit Loan;

                           (iv) if the Borrower shall fail to give notice as
                  provided in Section 7.04, the Borrower shall be deemed to have selected a Base Rate Loan to replace the affected Eurodollar Loan;

                           (v) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                           (vi) Interest Periods shall be selected by the
                  Borrower in such manner so that at no time shall the Interest Periods for all outstanding Eurodollar Loans end on more than three different dates.

                  "Issuing Bank's Term VP Account": as defined in Section
         6.04(a).

                  "Junior Working Capital Loans": loans made by Cogentrix Energy and/or Delaware Holdings to the Borrower from time to time after the Term Loan Conversion Date (i) in an aggregate principal amount not to exceed $4,000,000 at any time outstanding, (ii) bearing interest at a rate equal to or less than the Base Rate, (iii) for the purpose of financing Cash Operating Costs and (iv) which by the terms of the agreement or instrument pursuant to which such Junior Working Capital Loans are made are subordinated in right of payment to the Notes at least to the extent provided in Section 2 of the Subordination Agreement (and for the purpose of such subordination the term "Cogentrix" as used in said Section 2 and in the definition of "Subordinated Obligations" in Section 1 of the Subordination Agreement shall be deemed to mean Cogentrix Energy and/or Delaware Holdings, as the case may be).

                  "Kentucky May": Kentucky May Coal Company, Inc., a Virginia corporation.

                  "Lender Assignment": the Lender Assignment, dated as of June 28, 2000, among the Existing Lenders and Paribas, substantially in the form of Exhibit E to this Agreement.

                  "Lenders": Paribas and any other financial institution which, at the time of reference thereto, is a Lender hereunder.

                  "Letter of Representation": the Letter of Representation dated December 13, 1990 among the Borrower, the Bond Issuer and Tucker Anthony Incorporated.

                  "Letters of Credit": the collective reference to the Bond Letters of Credit, the Term VP Letters of Credit and the Debt Service Reserve Letter of Credit; individually, a "Letter of Credit."

                  "Lien": any mortgage, deed of trust, security interest, pledge, hypothecation, encumbrance or lien (statutory or other) of any kind or nature whatsoever (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any such agreement, and the filing of any statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "Lime Sales Agreement": the Lime Sales Agreement dated as of June 15, 1999, between Global Stone and the Borrower relating to the supply of lime for the Facility, as the same may be amended, supplemented or otherwise modified in accordance with the provisions of
         Section 11.06.

                  "Liquidity Drawing": with respect to any Bond Letter of Credit, a Tender Drawing (Principal) or a Tender Drawing (Interest) under such Bond Letter of Credit, the proceeds of which are used to fund tenders of the 1990 Bonds or the 1991 Bonds, as the case may be, pursuant to the Indenture.

                  "Liquidity Loan": as defined in Section 4.02.

                  "Liquidity Loan Commitment Termination Date": the earlier of
         (a) the Bond LC Termination Date and (b) the date the Commitments are terminated pursuant to Section 12 hereof.

                  "Liquidity Loan Notes": as defined in Section 4.03(b).

                  "Loans": the collective reference to the Term Loans, the Liquidity Loans and the Debt Service Reserve Letter of Credit Loans.

                  "Modified Project Cash Flow": for any period, the amount, if any, by which Project Revenues of the Borrower for such period exceed Cash Operating Costs (other than those constituting Operating Management Fees and payments in respect of Junior Working Capital Loans) for such period.

                  "Mortgagee": the Person or Persons serving as trustee under the Project Mortgage.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "1990 Bond Letter of Credit": the irrevocable direct pay letter of credit, dated December 13, 1990, issued in respect of the 1990 Bonds by the Issuing Bank in favor of the Trustee for the account of the Borrower, substantially in the form of Exhibit D, initially in the Stated Amount of $29,024,713, as extended pursuant to a letter delivered by the Issuing Bank to the Trustee on the Restatement Effective Date and as the same may be further amended or supplemented in accordance with its terms or extended pursuant to Section 5.07.

                  "1990 Bond Pledge Agreement": the Bond Pledge Agreement dated as of December 1, 1990, among the Borrower, the Agent and the Bond Pledge Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "1990 Bond Purchase Agreement": the Bond Purchase Agreement dated as of December 13, 1990 among Tucker Anthony Incorporated, the Bond Issuer and the Borrower.

                  "1990 Bonds": the Industrial Development Authority of the City of Richmond, Virginia, Variable Rate Demand Exempt Facility Revenue Bonds (Cogentrix of Richmond, Inc. Project) 1990 Series A, to be issued by the Bond Issuer pursuant to the Indenture in the original aggregate principal amount of $28,500,000.

                  "1991 Bond Letters of Credit": the collective reference to the 1991 Series A Bond Letter of Credit and the 1991 Series B Bond Letter of Credit; individually, a "1991 Bond Letter of Credit."

                  "1991 Bond Pledge Agreements": the collective reference to the 1991 Series A Bond Pledge Agreement and the 1991 Series B Bond Pledge Agreement; individually, a "1991 Bond Pledge Agreement."

                  "1991 Bonds": the collective reference to the 1991 Series A Bonds and the 1991 Series B Bonds.

                  "1991 Series A Bond Letter of Credit": the irrevocable direct pay letter of credit, dated February 22, 1991, issued in respect of the 1991 Series A Bonds by the Issuing Bank in favor of the Trustee for the account of the Borrower, substantially in the form of Exhibit D, initially in a Stated Amount of $10,184,110, as extended pursuant to a letter delivered by the Issuing Bank to the Trustee on the Restatement Effective Date and as the same may be further amended or supplemented in accordance with its terms or extended pursuant to Section 5.07.

                  "1991 Series A Bond Pledge Agreement": the Bond Pledge Agreement dated as of February 1, 1991, among the Borrower, the Agent and the Bond Pledge Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "1991 Series A Bonds": the Industrial Development Authority of the City of Richmond, Virginia, Variable Rate Demand Exempt Facility Revenue Bonds (Cogentrix of Richmond, Inc. Project) 1991 Series A, issued by the Bond Issuer pursuant to the Indenture in the original aggregate principal amount of $10,000,000.

                  "1991 Series B Bond Letter of Credit": the irrevocable direct pay letter of credit, dated December 10, 1991, issued in respect of the 1991 Series B Bonds by the Issuing Bank in favor of the Trustee for the account of the Borrower, substantially in the form of Exhibit D, initially in a Stated Amount of $9,674,905, as extended pursuant to a letter delivered by the Issuing Bank to the Trustee on the Restatement Effective Date and as the same may be further amended or supplemented in accordance with its terms or extended pursuant to Section 5.07.

                  "1991 Series B Bond Pledge Agreement": the Bond Pledge Agreement dated as of December 1, 1991, among the Borrower, the Agent and the Bond Pledge Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "1991 Series B Bonds": the Industrial Development Authority of the City of Richmond, Virginia, Variable Rate Demand Exempt Facility Revenue Bonds (Cogentrix of Richmond, Inc. Project) 1991 Series B, issued by the Bond Issuer pursuant to the Indenture in the original aggregate principal amount of $9,500,000.

                  "Non-Drawable Debt Service Reserve L/C Amount": $3,500,000.

                  "Notes": the collective reference to the Term Notes, the Liquidity Loan Notes and the Debt Service Reserve Letter of Credit Notes.

                  "Obligations": all of the indebtedness, obligations and liabilities of the Borrower to the Secured Parties or any of them now or in the future existing under or in connection with this Agreement, the Notes, the Bonds, the Letters of Credit or any of the other Project Documents or any Swap Agreement (as any of the foregoing may from time to time be amended, modified, substituted, extended or renewed), direct or indirect, absolute or contingent, due or to become due, now or hereafter existing.

                  "Operating Management Fee": a quarterly fee payable by the Borrower to Cogentrix Energy in an amount equal to the Operating Management Fee Amount then in effect; provided that in the event any Operating Management Fee paid by the Borrower for any quarter is less than the Operating Management Fee Amount for such quarter, the Borrower may pay the difference between the amount so paid and such Operating Management Fee Amount from Excess Project Cash Flow for the quarter with respect to which any subsequent Operating Management Fee is paid.

                  "Operating Management Fee Amount": on December 31, 1999, $590,982, and at any time during each calendar year thereafter the sum of (i) the Operating Management Fee Amount on December 31 of the previous calendar year ("Previous Year's Operating Management Fee Amount") and (ii) 5% of the Previous Year's Operating Management Fee Amount.

                  "Outstanding Bond Extensions of Credit": at any time the sum of (a) the aggregate principal amount of the Bonds outstanding at such time (other than Tendered Bonds (as defined in the Bond Pledge Agreements)), (b) the aggregate unpaid principal amount of Liquidity Loans outstanding at such time, and (c) the aggregate amount of any unpaid Bond LC Reimbursement Obligations at such time.

                  "Paribas": as defined in the recitals hereto.

                  "Participants": collectively, the Borrower, Delaware Holdings, Cogentrix Energy, CHC, CI, the Fuel Suppliers, ANR, DuPont, CSX, ReUse, Global Stone and Virginia Power.

                  "PBGC": the Pension Benefit Guaranty Corporation.

                  "Permitted Investments": as defined in the Security Deposit Agreement.

                  "Permitted Liens": (i) the Liens created by the Security Documents; (ii) Liens in favor of any Person, other than Cogentrix Energy or any Affiliate of Cogentrix Energy, which arise in the ordinary course of business of the Borrower (including, without limitation, materialmen's, mechanics', workers', repairmen's and employees' Liens and similar Liens which arise in connection with any tax, assessment, governmental charge or levy) but not in connection with any Indebtedness and which do not in the aggregate materially impair the use and value of the Borrower's property or assets in the conduct of its business or impair the rights or interests of the Lenders with respect to the Collateral; provided that if any such Lien arose in connection with any past due tax, assessment, governmental charge or levy or any claim referred to in Section 10.10 the Borrower shall be diligently contesting the same in accordance with, and subject to, the provisions of Section 10.10; (iii) Liens arising out of judgments or awards which are bonded or with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves shall have been provided; (iv) any exceptions to title, acceptable to the Agent, which are contained in the title insurance policy or any endorsement thereto delivered to the Agent pursuant to Section 9.01(d); (v) the Right of First Refusal; and
         (vi) the purchase options in favor of DuPont contained in the Ground Lease and in the Steam Purchase Agreement.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Petersburg Power Purchase Agreement": the Power Purchase and Operating Agreement dated as of January 24, 1989 between the Borrower (then known as Cogentrix of Petersburg, Inc.) and Virginia Power, as amended by Amendment No. 1 dated as of December 10, 1990 between the Borrower and Virginia Power, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 11.06.

                  "Plan": any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

                  "Power Purchase Agreements": the collective reference to the Petersburg Power Purchase Agreement and the Hydro Power Purchase Agreement; individually, a "Power Purchase Agreement."

                  "Principal Drawing": with respect to any Bond Letter of Credit, as defined in such Bond Letter of Credit.

                  "Project": the Facility, the Site, and all licenses and permits and all easements and other real property interests and rights relating to the Facility or the Site which are owned by the Borrower or in which the Borrower has any rights including, without limitation, the Easements granted to the Borrower by the Easement Agreements.

                  "Project Cash Flow": for any period, the amount, if any, by which Project Revenues of the Borrower for such period exceed the Cash Operating Costs of the Borrower for such period.

                  "Project Development Agreement": the Project Development and Management Agreement dated as of December 1, 1990, as supplemented by the Supplemental Agreement dated as of December 15, 1993 and as amended by the Project Development Agreement Amendment, between CI and the Borrower, as the same may be further amended, supplemented or otherwise modified in accordance with the provisions of subsection 11.06.

                  "Project Development Agreement Amendment": the First Amendment and Supplement to the Project Development and Management Agreement and Consent, dated as of June 28, 2000, among CI, Cogentrix Energy and the Borrower, and consented to by the Agent.

                  "Project Documents": the collective reference to this Agreement, the Notes, the Bonds, the Letters of Credit, the Bond Documents, the Security Documents, the Swap Agreements, the Subordination Agreement, the Real Estate Documents, the Environmental Indemnification Agreement, the Construction Contract, the Project Development Agreement, the Coal Supply Agreements, the ANR Guarantee, the Power Purchase Agreements, the Steam Purchase Agreement, the Coal Transportation Agreements, the Sidetrack Agreement, the Ash Hauling Agreement, the Engineering Agreement, the Car Lease Agreement and the Lime Sales Agreement.

                  "Project Mortgage": the Deed of Trust and Security Agreement made by the Borrower to John Paul Sypniewski, Jr., as trustee for the benefit of the Agent and the Secured Parties as Beneficiaries, as amended by the First Amendment dated April 1, 1992 and the Second Amendment dated September 1, 1992 and as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Project Revenues": for any period, the sum (without duplication) of (i) all revenues received by the Borrower under the Power Purchase Agreements and the Steam Purchase Agreement plus (ii) all other revenues received by the Borrower from the sale of electricity, heat or steam produced by the Facility or the sale of by-products produced by the Facility plus (iii) all payments received by the Borrower from Cogentrix Energy pursuant to Section 5.05 of the Project Development Agreement plus (iv) the amount of income received by the Borrower in respect of Permitted Investments during such period.

                  "Projected Yearly Debt Coverage Ratio": the projected ratio of Modified Project Cash Flow to Debt Service for each calendar year (or portion thereof) from the Restatement Effective Date to the Credit Facility Termination Date.

                  "Purchasing Lender": as defined in Section 14(c).

                  "PURPA": the Public Utility Regulatory Policies Act of 1978, as amended from time to time.

                  "Qualifying Facility": a cogeneration facility meeting all of the requirements for a "qualifying cogeneration facility" set forth in PURPA and in Part 292 of the rules and regulations of FERC under PURPA.

                  "Real Estate Documents": the collective reference to the Easement Agreements, the Ground Lease and the Project Mortgage.

                  "Registrar": as defined in the Indenture.

                  "Reimbursement Account": as defined in the Security Deposit Agreement.

                  "Reimbursement Cash Collateral": as defined in the Security Deposit Agreement.

                  "Remarketing Agent": as defined in the Indenture.

                  "Remarketing Agreement": the Remarketing Agent's Agreement dated as of December 1, 1990 between the Borrower and the Remarketing Agent with respect to the Bonds.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

                  "Reporting Participant": each of Cogentrix Energy and the Borrower.

                  "Required Lenders": at a particular time, the Lenders whose Commitment Percentages at such time aggregate at least 66-2/3%.

                  "Required Stated Amount": $7,500,000.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and ByLaws or partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

                  "Reserve Percentage": of any Lender for any Interest Period shall mean the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Responsible Officer": as to any Person, the president or any vice president of such Person, or with respect to financial matters, the chief financial officer of such Person.

                  "Restatement Effective Date": the date on which the conditions set forth in Section 9 are satisfied and the Letters of Credit are issued.

                  "Restricted Payments": as defined in Section 11.03.

                  "ReUse": ReUse Technology, Inc., a North Carolina corporation.

                  "Revenue Account": the Revenue Account established pursuant to the Security Deposit Agreement.

                  "Right of First Refusal": the Right of First Refusal Agreement dated as of the date of the Project Mortgage by and between the Borrower and Virginia Power.

                  "Sale Agreement": the Sale Agreement dated as of December 1, 1990 between the Bond Issuer and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Sale Agreement Note": the promissory note issued by the Borrower to the Bond Issuer pursuant to the terms of the Sale Agreement.

                  "Secured Parties": the collective reference to the Agent, the Issuing Bank, the Lenders and the Swap Counterparties.

                  "Security Agent": First Union National Bank, a national banking association, or any bank acting as successor security agent under the Security Deposit Agreement.

                  "Security Agreement": the Assignment and Security Agreement dated as of December 1, 1990, by the Borrower in favor of the Agent for the ratable benefit of the Secured Parties, as amended by the Security Agreement Amendment and as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Security Agreement Amendment": the Amendment to Assignment and Security Agreement dated as of June 28, 2000, between the Borrower and the Agent, substantially in the form of Exhibit I.

                  "Security Deposit Agreement": the Amended and Restated Security Deposit Agreement dated as of June 28, 2000, among the Borrower, the Agent and the Security Agent, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Security Documents": the collective reference to the Project Mortgage, the Security Deposit Agreement, the Assignments, the Consents to Assignment, the Security Agreement, the Bond Pledge Agreements and any other agreement or instrument hereafter entered into by the Borrower or any other Person (other than the Indenture) which secures payment of all or any portion of the Obligations.

                  "Sidetrack Agreement": the Private Sidetrack Agreement (ICC-CSXT-C-04181) dated as of December 1, 1990 between the Borrower and CSX, as the same may be amended, supplemented or otherwise modified in accordance with the provisions of Section 11.06.

                  "Single Employer Plan": any Plan which is not a Multiemployer Plan.

                  "Site": the land located in the City of Richmond, Virginia which is described in Schedule 3, on which the Facility is located.

                  "Stated Amount": when used with respect to any Letter of Credit, the Stated Amount of such Letter of Credit as determined from time to time in accordance with the terms thereof.

                  "Steam Purchase Agreement": the Steam Purchase Agreement dated as of May 18, 1990, as amended by the First Amendment dated as of May 31, 1990, the Second Amendment dated as of July 16, 1990 and the Third Amendment dated as of December 1, 1990 between the Borrower and DuPont, and as the same may be further amended, supplemented or otherwise modified in accordance with the provisions of Section 11.06.

                  "Subordination Agreement": the Subordination Agreement dated as of December 1, 1990, among the Borrower, CI and the Agent, as supplemented by the Supplemental Agreement dated as of December 15, 1993 and as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Subparticipants": as defined in Section 14(b).

                  "Subsidiary": as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

                  "Swap Agreement": shall mean any Interest Hedging Transaction entered into between the Borrower and a Swap Counterparty pursuant to
         Section 10.19 hereof.

                  "Swap Counterparty": shall mean the Agent, the Issuing Bank or any Lender, in each case in its capacity as a counterparty to a Swap Agreement.

                  "Tender Agent": as defined in the Indenture.

                  "Tender Drawing (Interest)": with respect to any Bond Letter of Credit, as defined in such Bond Letter of Credit.

                  "Tender Drawing (Principal)": with respect to any Bond Letter of Credit, as defined in such Bond Letter of Credit.

                  "Term Loan Amortization Amount": for any Installment Payment Date, the amount set forth opposite such Installment Payment Date on
         Schedule 6 to this Agreement.

                  "Term Loan Maturity Date": December 31, 2007.

                  "Term Loan Period": the period from the Restatement Effective Date to the Term Loan Maturity Date.

                  "Term Loans": as defined in Section 4.01(d).

                  "Term Notes": as defined in Section 4.03(b).

                  "Term VP Credit Expiration Date": with respect to each Term VP Letter of Credit, until each is extended pursuant to Section 6.01, February 22, 2001, and upon extension, June 1, 2007, as such date may be extended pursuant to Section 6.08 hereof.

                  "Term VP Disbursement Date": the date on which any VP Letter of Credit Disbursement is made.

                  "Term VP Fronting Fee": as defined in Section 7.01(g).

                  "Term VP Letter of Credit Disbursements": any payment or disbursement made by or on behalf of the Issuing Bank under any Term VP Letter of Credit.

                  "Term VP Letter of Credit - Unit I": the Existing Term VP Letter of Credit - Unit I, as extended on or before September 30, 2000 pursuant to Section 6.01, such letter of credit substantially in the form of Exhibit J-1, as the same may be further amended, modified or supplemented in accordance with its terms and any replacement thereto issued pursuant to Section 6.03 and 6.08.

                  "Term VP Letter of Credit - Unit II": the Existing Term VP Letter of Credit - Unit II, as extended on or before September 30, 2000 pursuant to Section 6.01, such letter of credit substantially in the form of Exhibit J-2, and as the same may be further amended, modified or supplemented in accordance with its terms and any replacement thereto issued pursuant to Section 6.03 and 6.08.

                  "Term VP Letters of Credit": the collective reference to the Term VP Letter of Credit - Unit I and the Term VP Letter of Credit - Unit II; individually, a "Term VP Letter of Credit."

                  "Term VP Letters of Credit Fee": as defined in Section
         7.01(f).

                  "Term VP Reimbursement Amount": as defined in Section 6.06(a).

                  "Term VP Reimbursement Date": as defined in Section 6.06(a).

                  "Term VP Reimbursement Obligations": as defined in Section 6.06(c).

                  "Term VP Reimbursement Payment": as defined in Section
         6.06(a).

                  "Title Company": Commonwealth Land Title Insurance Company or such other title insurance company approved by the Agent to insure the priority of the Lien of the Project Mortgage.

                  "Trustee": The Bank of New York, a national banking association, as trustee under the Indenture, and its successors in such capacity appointed in the manner provided for in the Indenture.

                  "Trustee Expenses": all payments due to the Trustee under the Indenture other than payments on the Bonds or otherwise made for the benefit of the holders of the Bonds.

                  "Twelve-Month Debt Coverage Ratio": as of any date of determination, the ratio of (a) Twelve-Month Project Cash Flow as determined on such date to (b) Twelve-Month Debt Service as determined on such date.

                  "Twelve-Month Debt Service": for any date of determination (which shall be the last day of any month), the sum of (a) the Debt Service for the six-month period ending on such date and (b) the projected Debt Service for the immediately succeeding six-month period.

                  "Twelve-Month Project Cash Flow": for any date of determination (which shall be the last day of any month), the sum of
         (a) Modified Project Cash Flow for the six-month period ending on such date and (b) the projected Modified Project Cash Flow for the immediately succeeding six-month period. The projected Modified Project Cash Flow referred to in clause (b) of the preceding sentence shall be determined by using the same amount for Modified Project Cash Flow for the immediately preceding six months, and then adjusting such amount for the effect thereon (if any) of any planned or anticipated changes during such succeeding six months in the operation or maintenance of the Facility (as determined in good faith by the Borrower or, if the Agent shall disagree with the Borrower's determination, by the Independent Engineer).

                  "Type": shall mean, as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Unit I": the 110 megawatt cogeneration facility (consisting of two 55 megawatt turbines) which supplies electricity to Virginia Power pursuant to the Petersburg Power Purchase Agreement.

                  "Unit II": the 110 megawatt cogeneration facility (consisting of two 55 megawatt turbines) which supplies electricity to Virginia Power pursuant to the Hydro Power Purchase Agreement.

                  "Units": the collective reference to Unit I and Unit II; individually, a "Unit."

                  "Virginia Power": Virginia Electric and Power Company, a Virginia public service corporation.

                  "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

         SECTION 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes, the Letters of Credit or in any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.01, and accounting terms partly defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

         (d) Unless the context requires otherwise, any reference in this Agreement to any of the Project Documents shall mean any of such documents as amended, supplemented or modified and in effect from time to time.

         SECTION 2. [INTENTIONALLY OMITTED]

         SECTION 3. [INTENTIONALLY OMITTED]

         SECTION 4. TERM LOANS AND LIQUIDITY LOANS.

         SECTION 4.01. The Term Loans. (a) Immediately prior to this Agreement's becoming effective on the Restatement Effective Date, Paribas shall purchase all of the Existing Term Loans from the Existing Lenders pursuant to the Lender Assignment.

         (b) On the Restatement Effective Date, subject to the terms and conditions of this Agreement, including without limitation those set forth in
Section 9.01, Paribas agrees to make the Additional Term Loan to the Borrower.

         (c) The Existing Term Loans and the Additional Term Loan made on the Restatement Effective Date shall initially be Base Rate Loans. Thereafter, subject to and upon the terms and conditions of this Agreement, the Term Loans may from time to time be Eurodollar Loans or Base Rate Loans or a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Section 7.04.

         (d) On the Restatement Effective Date, subject to the terms and conditions hereof, including without limitation those set forth in Section 9.01, and without limiting the generality of the next sentence, the interest rate applicable to the Existing Term Loans shall be changed to the interest rate set forth in Section 7.06 and the maturity date of such loans shall be extended to the Term Loan Maturity Date. The Existing Term Loans and the Additional Term Loan shall be collectively referred to herein as the "Term Loans" and, from and after the Restatement Effective Date, the characteristics of such loans shall be identical and shall be the characteristics applicable to Term Loans as specified in this Section 4, Section 7 and the other provisions of this Agreement.

         (e) The Borrower shall repay the Term Loans in 30 consecutive quarterly installments on each Installment Payment Date, commencing on September 30, 2000 and ending on the Term Loan Maturity Date, each such installment to be in an amount equal to such Lender's Commitment Percentage of the Term Loan Amortization Amount for the Installment Payment Date on which such installment is payable.

         SECTION 4.02. Liquidity Loans. Subject to the terms and conditions of this Agreement, the Lenders severally agree to make loans to the Borrower during the period from and including the Restatement Effective Date to but excluding the Liquidity Loan Commitment Termination Date (each, a "Liquidity Loan") for the purpose of paying Bond LC Reimbursement Obligations arising from time to time in respect of Liquidity Drawings. Without limiting the obligations of the Borrower under Section 5.04 hereof, the Lenders severally agree that, unless the Borrower shall elect otherwise, upon the making of any Liquidity Drawing, each Lender shall, without any notice or other action on the part of the Borrower or satisfaction of any of the conditions set forth in Section 9, so long as no Event of Default shall have occurred and be continuing, make a Liquidity Loan in an amount equal to such Lender's Commitment Percentage of the Bond LC Reimbursement Obligation arising upon such Liquidity Drawing, the proceeds of which Liquidity Loan shall automatically be applied by each Lender to the payment in full of the portion of such Bond LC Reimbursement Obligation owing to it as a result of such Lender's payment to the Issuing Bank pursuant to Section
5.03 hereof in respect of such Liquidity Drawing. The Liquidity Loans shall be made and continued as Base Rate Loans. A Borrowing of Liquidity Loans shall require no notice by the Borrower hereunder.

         SECTION 4.03. Promissory Notes. (a) The Term Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (individually, a "Term Note"; collectively, the "Term Notes"), payable to the order of such Lender. Each Term Note shall (i) be dated the Restatement Effective Date, (ii) represent the Borrower's obligation to pay a principal amount equal to the aggregate unpaid principal amount of the Term Loans made by such Lender, (iii) be stated to mature on the Term Loan Maturity Date, (iv) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum provided in, and payable as specified in, Section 7.06, and (v) be entitled to the benefits of this Agreement and the Security Documents. Each Lender is hereby authorized to record the date and amount and Type of each Term Loan made by such Lender, and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Term Note held by such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, it being understood however that failure by such Lender to make any such recordation shall not affect the obligations of the Borrower hereunder or under such Note in respect of the Term Loans made by such Lender hereunder.

         (b) The Liquidity Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with appropriate insertions to payee, date and principal amount (individually a "Liquidity Loan Note"; collectively, the "Liquidity Loan Notes"), payable to the order of such Lender. Each Liquidity Loan Note shall (i) be dated the Restatement Effective Date, (ii) represent the Borrower's obligation to pay a principal amount equal to the lesser of (x) such Lender's Commitment Percentage of $48,883,728 and (y) the aggregate unpaid principal amount of all Liquidity Loans made by such Lender, (iii) be stated to mature on the Liquidity Loan Commitment Termination Date, (iv) bear interest from the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the interest rate applicable for Base Rate Loans as provided in Section 7.06(b), payable as specified in Section 7.06, and (v) be entitled to the benefits of this Agreement and the Security Documents. Each Lender is hereby authorized to record the date and amount of each Liquidity Loan made by such Lender, and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Liquidity Loan Note held by such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, it being understood however that failure by such Lender to make any such endorsement shall not affect the obligations of the Borrower hereunder or under such Note in respect of the Liquidity Loans Notes by such Lender hereunder.

         SECTION 4.04. Prepayments. (a) Optional.

         (i) During the Term Loan Period, the Borrower may on any Interest Payment Date with respect to the Term Loans prepay the Term Loans, without premium or penalty, in whole or in part, together with accrued interest on the principal amount prepaid to the date of prepayment (or, in the case of Eurodollar Loans, to the last day of the then current Interest Period), upon at least 10 days' irrevocable written notice to the Agent.

         (ii) The Borrower may on any Business Day prepay the Liquidity Loans, without premium or penalty, in whole or in part, together with accrued interest on the principal amount prepaid to the date of prepayment, upon at least five Business Days' irrevocable written notice to the Agent.

         (iii) Each notice from the Borrower to the Agent pursuant to this
Section 4.04(a) shall specify the date and amount of prepayment and, if such prepayment is a partial prepayment, whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice the Agent shall promptly notify each Lender thereof. If notice from the Borrower is given pursuant to this Section 4.04(a), the payment amount specified in such notice shall be due and payable on the date specified therein, together with interest thereon.

         (iv) Any partial prepayment of Term Loans under this Section 4.04(a) shall be in an integral multiple of $100,000.

         (v) Any prepayment of Term Loans under this Section 4.04(a) shall be subject to the provisions of Section 7.08.

         (vi) Partial prepayments of the Term Loans under this Section 4.04(a) shall be applied to installments of principal pro rata.

         (vii) Prepayments permitted pursuant to this Section 4.04(a) may not be reborrowed.

         (b) Mandatory.

         (i) If an Event of Loss shall occur, (x) the Commitments shall terminate forthwith and (y) on the earlier of (i) the date which is 90 days after the date of such Event of Loss and (ii) the date on which the insurance proceeds are received with respect to such Event of Loss, the Borrower shall prepay in full, without premium or penalty, the unpaid principal amount of the then outstanding Loans, together with accrued interest thereon to the date of prepayment (or in the case of Eurodollar Loans, to the last day of the then current Interest Period) and all unpaid Term VP Reimbursement Obligations together with all interest accrued thereon to the date of prepayment, shall pay any unpaid fees accrued hereunder to the date of prepayment and all other amounts owing hereunder or under the Security Documents, and shall deposit with the Agent Reimbursement Cash Collateral (to be used to pay the Bond LC Reimbursement Obligations) in an amount equal to the Outstanding Bond Extensions of Credit.

         (ii) Prepayments made pursuant to this Section 4.04(b) may not be reborrowed.

         SECTION 4.05. [INTENTIONALLY OMITTED].

         SECTION 4.06. Repayment of Liquidity Loans. The Borrower shall (i) repay any Liquidity Loan (or any part thereof) immediately upon the receipt of remarketing proceeds in respect of the Bonds purchased with the proceeds of the related Liquidity Drawing and (ii) repay the then aggregate outstanding principal amount of the Liquidity Loans on the Liquidity Loan Commitment Termination Date.

         SECTION 5. THE BOND LETTERS OF CREDIT

         SECTION 5.01. Issuance of the Bond Letters of Credit; Participation by Lenders. (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to extend on the Restatement Effective Date, the 1990 Bond Letter of Credit and each of the 1991 Bond Letters of Credit. Each Bond Letter of Credit shall be extended to expire on the Bond LC Termination Date.

         (b) The Issuing Bank hereby grants to each Lender and each Lender hereby unconditionally and irrevocably, severally and for itself only, takes an undivided participating interest in the rights and obligations of the Issuing Bank under, and in connection with, each of the Bond Letters of Credit, in each case, in a fraction equal to such Lender's Commitment Percentage. Each Lender shall be liable to the Issuing Bank for its pro rata share, based upon its Commitment Percentage, of each amount drawn under any Bond Letter of Credit. Such liability shall be unconditional and without regard to the occurrence of any Default or Event of Default or any other circumstance, provided that no Lender shall be liable for the payment of any portion of such liability directly resulting from the Issuing Bank's gross negligence or wilful misconduct.

         SECTION 5.02. Notice of Payments and Reductions under the Bond Letters of Credit. The Issuing Bank shall give the Borrower and each Lender prompt oral, followed by written, notice of each demand for a payment ("Bond LC Disbursement") under, and of each notice of reduction of the Stated Amount of, any Bond Letter of Credit ("Bond LC Reduction") received by the Issuing Bank, identifying the relevant Bond Letter of Credit and specifying (a) the amount of such Bond LC Disbursement or Bond LC Reduction, (b) the date such Bond LC Disbursement is to be made or Bond LC Reduction is to take effect and (c) such Lender's pro rata share of the amount of such Bond LC Disbursement or Bond LC Reduction based upon its Commitment Percentage; provided that such notice in respect of any Bond LC Disbursement arising under an Interest Drawing shall be given to each Lender only in the event the Borrower has not paid in full to the Issuing Bank on the date of such Bond LC Disbursement the Bond LC Reimbursement Payment pursuant to Section 5.04 hereof arising in respect of such Bond LC Disbursement.

         SECTION 5.03. Lender Payments in respect of the Bond Letters of Credit.
(a) Each Lender hereby agrees with the Issuing Bank to make available to the Issuing Bank, in respect of each Bond LC Disbursement made under any Bond Letter of Credit, an amount equal to such Lender's pro rata share of such Bond LC Disbursement based upon such Lender's Commitment Percentage, such payment to be made not later than 3:00 P.M. (New York City time) on the date on which such Bond LC Disbursement is to be made (if such Lender was notified thereof at or prior to 1:00 P.M. (New York City time) on such date) or not later than 1:00 P.M. on the next Business Day (if such Lender was notified after such time). Each Lender shall indemnify and hold harmless the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Issuing Bank with such Lender's pro rata share of any Bond LC Disbursement computed in accordance with its Commitment Percentage in accordance with the provisions of the preceding sentence, but no Lender shall be so liable for any such failure on the part of any other Lender. If a Lender does not make available to the Issuing Bank when due such Lender's pro rata share of any Bond LC Disbursement, such Lender shall be required to pay interest to the Issuing Bank on such pro rata share of such Bond LC Disbursement at the Federal Funds Rate from the date such Lender's payment is due until the date it is received by the Issuing Bank.

         (b) If a Lender fails to make any payments under Section 5.03(a), and if such payments are not made prior to the expiration of 5 Business Days following notice of such nonpayment given by the Issuing Bank to such Lender, then the Agent may acquire, or transfer to a third party, previously approved by the Borrower, in exchange for the sum or sums due from such Lender, such Lender's participation interest hereunder and under the Letters of Credit, and all other rights of such Lender under this Agreement, without, however, relieving such Lender from any liability for damages, costs and expenses suffered by the Issuing Bank as a result of such failure. The purchaser of any such interest (including the Agent) shall be deemed to have acquired an interest senior to the interest of such Lender and, accordingly, (i) such purchaser shall be entitled to receive all subsequent payments which the Issuing Bank would otherwise have made hereunder to such Lender, (ii) such purchaser shall immediately become a party to this Agreement without the need for any further amendment hereto and shall execute such assumptions as the Borrower may reasonably request, (iii) the Borrower shall promptly execute and deliver to such purchaser a Note substantially in the form of Exhibit A hereto, a Note substantially in the form of Exhibit B hereto and a Note substantially in the form of Exhibit C hereto, as the case may be, and (iv) such Lender shall thereupon cease to be a Lender, shall cease to be a party to this Agreement and shall cease to have any further rights in respect hereof or in respect of such Lender's Notes, except that such Lender shall continue to be entitled to be reimbursed for all amounts previously advanced by it not theretofore reimbursed and all unpaid Loans theretofore made by it. Following such reimbursements, such Lender shall forthwith return its Notes to the Borrower for cancellation.

         (c) Subject to the proviso to the last sentence of Section 5.01(b), each Lender agrees that its obligation to participate in connection with the Bond Letters of Credit on the terms and subject to the conditions of this Agreement shall be irrevocable and unconditional.

         SECTION 5.04. Agreement to Reimburse Bond LC Disbursements. (a) On any day on which the Issuing Bank makes any Bond LC Disbursement with respect to any Bond Letter of Credit, the Borrower shall make a payment (each such payment being herein called a "Bond LC Reimbursement Payment") to the Agent, immediately after the Issuing Bank has made such Bond LC Disbursement, for the account of the Lenders in accordance with their Commitment Percentages and in an amount equal to the amount of such Bond LC Disbursement (and the Agent shall forthwith remit to each Lender its pro rata share of the amount of such Bond LC Reimbursement Payment computed in accordance with its Commitment Percentage); provided that any Bond LC Reimbursement Payment in respect of any Bond LC Disbursement arising under an Interest Drawing shall be made directly by the Borrower to the Issuing Bank for the account of the Lenders (and the Issuing Bank shall forthwith remit to the Agent for the account of each Lender such Lender's pro rata share of the amount of any such Bond LC Reimbursement Payment computed in accordance with its Commitment Percentage, together with any interest thereon actually paid by the Borrower, to the extent such Lender shall have theretofore made to the Issuing Bank any payment pursuant to Section 5.03 hereof in respect of the Bond LC Disbursement which gave rise to such Bond LC Reimbursement Payment) or the Issuing Bank, as the case may be. The Borrower's obligation to make Bond LC Reimbursement Payments under this Section 5.04 (such obligations being herein collectively called the "Bond LC Reimbursement Obligations"), and the right of each Lender to receive the same, are absolute and unconditional as provided in Section 5.04(b) hereof, and the Borrower agrees that each Bond LC Reimbursement Payment required to be made under this Section
5.04 shall be made without any offset, abatement, withholding or reduction whatsoever. If the Borrower does not reimburse any Bond LC Disbursement in full on the date when it is made (either directly pursuant to this Section 5.04 or indirectly pursuant to Section 4.02), the amount thereof that is not reimbursed shall bear interest from and including the date of the making thereof until reimbursed by the Borrower in full (but excluding the date of reimbursement) on the unpaid amount thereof from time to time outstanding at a rate per annum equal to the Default Rate. Interest on each unpaid Bond LC Reimbursement Obligation accrued under this Section 5.04 shall be payable on demand.

         (b) The Borrower's Bond LC Reimbursement Obligations under Section 5.04(a) shall be absolute, unconditional and irrevocable, and shall be observed strictly in accordance with the terms of this Agreement under all circumstances whatsoever including, without limitation, the following circumstances: (i) any lack of legality, validity, enforceability or regularity of any Bond Letter of Credit, this Agreement or any Project Documents; (ii) any amendment or waiver of or any consent to or departure from all or any of the Project Documents; (iii) the existence of any claim, set-off, defense, counterclaim or other right which the Borrower may have at any time against the Trustee, the Remarketing Agent, the Tender Agent, the Custodian or any beneficiary or any transferee of any Bond Letter of Credit (or any Person for whom the Trustee, the Remarketing Agent, any such beneficiary or any such transferee may be acting), the Agent, the Issuing Bank, the Lenders or any other Person, whether in connection with this Agreement, the Bond Letters of Credit, the Project Documents or any unrelated transaction; (iv) any statement or any other document presented under any Bond Letter of Credit proving to be forged, fraudulent or invalid in any respect whatsoever; (v) payment by the Issuing Bank under any Bond Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of such Bond Letter of Credit; (vi) any failure by the Borrower to receive all or any part of the proceeds of the sale of Bonds or any non-application or misapplication of the proceeds of such sale; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that the Borrower shall not be obligated to reimburse the Issuing Bank for any Bond LC Disbursement made as a direct result of the Issuing Bank's gross negligence or wilful misconduct. The fact that the Borrower shall have made any payment as required by this Section 5.04(b) shall not, as of itself, constitute a waiver or release of, or otherwise be deemed to prejudice, any right, claim or cause of action for damages that the Borrower may have had against the Issuing Bank, the Agent or the Lenders but for the fact of such payment being made.

         SECTION 5.05. The Borrower's and each Lender's Agreements. Without limiting the effect of Section 5.04(b) or 17.01, the Borrower and each Lender agrees with the Issuing Bank that:

         (a) The Issuing Bank is authorized to make payments under each Bond Letter of Credit upon the presentation of the documents provided for therein and without regard to whether the Borrower has failed to fulfill any of its obligations with respect to any Project Document or any other default has occurred thereunder or hereunder.

         (b) The Issuing Bank is authorized to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are specifically delegated to or required of the Issuing Bank by the terms hereof, together with such powers as are reasonably indicated thereto.

         (c) The Issuing Bank shall be entitled to rely upon any certificate, notice, demand or other communication (whether by cable, telegram, telex or other written communication), including, without limitation, any thereof from or purporting to be from the Trustee or the Remarketing Agent, believed by it to be genuine and to have been signed or sent by the proper Person or Persons (and no such reliance or failure shall place the Issuing Bank under any liability to the Borrower or any Lender or limit or otherwise affect the Borrower or any Lender's obligations under this Agreement).

         (d) Any action, inaction or omission on the part of the Issuing Bank under or in connection with any Bond Letter of Credit or the related instruments or documents, if in good faith and in conformity with such laws, regulations or customs as the Issuing Bank may reasonably deem to be applicable, shall be binding upon the Borrower and each Lender (and shall not place the Issuing Bank under any liability to the Borrower or any Lender or limit or otherwise affect the Borrower's or any Lender's obligations under this Agreement).

         (e) Notwithstanding any change or modification, with or without the consent of the Borrower, in any instruments or documents called for in any Bond Letter of Credit, including waiver of noncompliance of any such instruments or documents with the terms of any Bond Letter of Credit, this Agreement shall be binding on the Borrower with regard to each Bond Letter of Credit and to any action taken by the Issuing Bank relative thereto.

         SECTION 5.06. Reduction of Bond Letters of Credit. (a) The Trustee may, at the request of the Borrower, without penalty, upon at least 5 Business Days' prior written notice to the Issuing Bank, reduce the Stated Amount of any Bond Letter of Credit; provided that (i) each partial reduction of the Stated Amount of a Bond Letter of Credit in respect of the principal amount of Bonds supported by such Bond Letter of Credit shall be in an amount not less than $500,000 and
(ii) the Stated Amount as so reduced shall not be less than the sum of the aggregate unpaid principal amount of the Bonds supported by such Bond Letter of Credit that are outstanding, plus interest thereon in the aggregate amount required by Moody's Investors Service, Inc., (if it is rating the Bonds) and Standard & Poor's Corporation (if it is rating the Bonds).

         (b) On any date on which pursuant to the Indenture, any of the Bonds are redeemed and canceled, the Stated Amount of the 1990 Bond Letter of Credit, the Stated Amount of the 1991 Series A Bond Letter of Credit or the Stated Amount of the 1991 Series B Bond Letter of Credit, as the case may be, shall be reduced as provided in such Bond Letter of Credit. The Borrower is required to redeem Bonds on each Bond Redemption Date pursuant to the provisions of Section 5.08.

         SECTION 5.07. Extension of Bond Letters of Credit. The Borrower, by written notice to the Issuing Bank and to the Agent (which shall promptly notify each Lender) at least 180 days prior to the Bond LC Termination Date for any Bond Letter of Credit, may request the Issuing Bank to amend such Bond Letter of Credit to extend the Bond LC Termination Date then in effect with respect to such Bond Letter of Credit to the Final Bond Redemption Date. Any such extension shall be made by the Issuing Bank in its sole discretion, and must be consented to by each Lender in its sole discretion, at least 90 days prior to the Bond LC Termination Date then in effect. The Agent shall promptly notify the Lenders, the Borrower and the Trustee of such extension. If any Lender shall not have consented to an extension of the Bond LC Termination Date at least 120 days prior to the Bond LC Termination Date then in effect, the Borrower may require such Lender to transfer all of its rights and obligations under this Agreement in accordance with the provisions of Section 14(c) hereof to a Purchasing Lender selected by the Borrower that is willing to become a Lender under this Agreement and to consent to such extension.

         SECTION 5.08. Borrower to Make Certain Optional Redemptions of Bonds. The Borrower shall on each Bond Redemption Date cause an optional redemption of the Bonds to be made on such date in an amount equal to the Bond Redemption Amount for such Bond Redemption Date. Upon any such redemption (i) the Borrower shall immediately, out of its own funds, make a Bond LC Reimbursement Payment to the Agent for the account of the Lenders in an amount equal to the payment made under the relevant Bond Letter(s) of Credit in order to effect such redemption and (ii) the Stated Amount of such Bond Letter(s) of Credit shall be reduced in accordance with the terms thereof by an amount equal to the amount of Bonds supported by such Bond Letter of Credit which are redeemed on such Bond Redemption Date plus the interest attributable thereto.

         SECTION 6. TERM VP LETTERS OF CREDIT

         SECTION 6.01. Issuance of and Participation in the Term VP Letters of Credit. (a) Under Section 13.4 of each of the Power Purchase Agreements, the Borrower is obligated to provide Virginia Power with an unconditional and irrevocable direct pay letter of credit to ensure the continued availability of the Project. Pursuant to the Existing Loan Agreement, the Issuing

Bank issued the Existing Term VP Letters of Credit. Upon the terms and subject to the conditions of this Agreement and upon no less than 10 days prior written notice from the Borrower to the Agent and the Issuing Bank, the Issuing Bank agrees to extend each of the Existing Term VP Letter of Credit - Unit I and the Existing Term VP Letter of Credit - Unit II on or before September 30, 2000, pursuant to a letter delivered by the Issuing Bank to Virginia Power. Each of the Term VP Letters of Credit shall be stated to expire on the Term VP Credit Expiration Date. At the time of any payment under any Term VP Letter of Credit, the amount available to be drawn under such Term VP Letter of Credit shall be reduced by the amount of such payment.

         (b) Effective upon the Restatement Effective Date, without further action by the Issuing Bank, the Agent or any Lender, the Issuing Bank grants to each Lender and each Lender unconditionally and irrevocably, severally and for itself only, takes an undivided participating interest in the rights and obligations of the Issuing Bank under, and in connection with, such Term VP Letter of Credit in a fraction equal to such Lender's Commitment Percentage.

         SECTION 6.02. [INTENTIONALLY OMITTED]

         SECTION 6.03. Extension of Term VP Letters of Credit. Upon any extension of the Term VP Credit Expiration Date with respect to any Term VP Letter of Credit pursuant to Section 6.08, the Issuing Bank shall issue and deliver a new Term VP Letter of Credit in exchange for the Term VP Letter of Credit that is being replaced to reflect the extension of the Term VP Credit Expiration Date with respect to such Term VP Letter of Credit. The terms of such new Term VP Letter of Credit shall be identical to those of the Term VP Letter of Credit for which it is being exchanged, except that (i) such new Term VP Letter of Credit shall be dated the date of issuance, (ii) the Term VP Credit Expiration Date for such replacement Term VP Letter of Credit shall be such date as so extended and (iii) such new Term VP Letter of Credit may contain such changes as the Issuing Bank, the Agent, the Borrower and Virginia Power may agree upon.

         SECTION 6.04. Issuing Bank's Term VP Account; Notice of Payments and Reductions under the Term VP Letters of Credit. (a) The Borrower shall establish and maintain an account with the Security Agent designated the "Cogentrix Richmond Term VP Letters of Credit Reimbursement Account" (the "Issuing Bank's Term VP Account") and from time to time the Security Agent shall cause funds to be deposited therein in amounts sufficient to satisfy the Borrower's obligations to make Term VP Reimbursement Payments as such amounts become due and payable, as provided in Section 4.03 of the Security Deposit Agreement. The right of withdrawal from the Issuing Bank's Term VP Account shall be vested solely in the Issuing Bank and the Security Agent. The Security Agent shall at all times, and the Borrower hereby authorizes the Security Agent to, direct that all withdrawals from the Issuing Bank's Term VP Account be made for reimbursement of Term VP Letter of Credit Disbursements.

         (b) The Issuing Bank shall give the Borrower and each Lender prompt cable or tested telex notice of each demand for a Term VP Letter of Credit Disbursement received by the Issuing Bank, specifying (a) the amount of such Term VP Letter of Credit Disbursement, (b) the date such Term VP Letter of Credit Disbursement is to be made and (c) such Lender's pro rata share of the amount of such Term VP Letter of Credit Disbursement based on its Commitment Percentage.

         SECTION 6.05. Expiration of the Term VP Letter of Credit. Each of the Term VP Letters of Credit shall expire upon the earliest to occur of (i) receipt by the Issuing Bank of a notice in the form of Annex 3 to such Term VP Letter of Credit purporting to be signed by an authorized officer of Virginia Power, (ii) the surrender to the Issuing Bank by Virginia Power of such Term VP Letter of Credit for cancellation, (iii) the Issuing Bank's honoring of drafts presented under such Term VP Letter of Credit that in the aggregate equal the stated amount of such Letter of Credit and (iv) the close of business at the office of the Issuing Bank specified in such Term VP Letter of Credit on the Term VP Credit Expiration Date.

         SECTION 6.06. Borrower's Obligations in Respect of Term VP Letters of Credit. (a) Each Term VP Letter of Credit Disbursement shall be reimbursed by the Borrower in equal installments (the total amount of such reimbursement obligation referred to herein as the "Term VP Reimbursement Amount" and each payment in respect of such amount herein referred to as a "Term VP Reimbursement Payment"), the first such payment to be made on the third Installment Payment Date to occur after the date of such Term VP Letter of Credit Disbursement, and the remaining installments to be paid on each of the following nine Installment Payment Dates (or, if there are less than nine Installment Payment Dates remaining, in equal installments on each of the remaining Installment Payment Dates to and including the Credit Facility Termination Date); provided, however, that if a Term VP Letter of Credit Disbursement occurs on or after June 30, 2009, the full amount of the Term VP Reimbursement Payment with respect thereto shall be due and payable on the Credit Facility Termination Date. Each such Term Credit Facility Payment Date on which a Term VP Reimbursement Payment is due and owing herein referred to as a "Term VP Reimbursement Date". Each Term VP Reimbursement Amount shall bear interest at the rate of interest applicable to Base Rate Loans hereunder payable on each Term VP Reimbursement Date.

         (b) If any Term VP Reimbursement Payment is not made on the date when it is due in accordance with the provisions of Section 6.06(a), then the amount thereof which is not so paid (including, to the extent permitted by applicable law, accrued interest thereon) shall bear interest from and including the date on which such payment was due until paid in full at a rate per annum equal to the Default Rate, such interest being payable on demand of the Issuing Bank.

         (c) The Borrower's obligation to make Term VP Reimbursement Payments and payments of interest in respect thereof under this Section 6.06 (such obligations being herein collectively referred to as the "Term VP Reimbursement Obligations") shall be absolute, unconditional and irrevocable, and shall be observed strictly in accordance with the terms of this Agreement under all circumstances whatsoever including, without limitation, the following circumstances: (i) any lack of legality, validity, enforceability or regularity of any Term VP Letter of Credit, this Agreement or any Project Document; (ii) any amendment or waiver of or any consent to or departure from all or any of the Project Documents; (iii) the existence of any claim, set-off, defense, counterclaim or other right which the Borrower may have at any time against Virginia Power, the Agent, the Issuing Bank, the Lenders or any other Person, whether in connection with this Agreement, any Term VP Letter of Credit, the Project Documents or any unrelated transaction; (iv) any statement or any other document presented under any Term VP Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Term VP Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of such Term VP Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that the Borrower shall not be obligated to reimburse the Issuing Bank for any Term VP Letter of Credit Disbursement made as a result of the Issuing Bank's gross negligence or wilful misconduct. The fact that the Borrower shall have made any payment as required by this Section 6.06(b) shall not, of itself, constitute a waiver or release of, or otherwise be deemed to prejudice, any right, claim or cause of action for damages that the Borrower may have had against Virginia Power, the Issuing Bank, the Agent or the Lenders but for the fact of such payment being made. The Borrower and each Lender agrees with the Issuing Bank that the provisions of
Section 5.05 shall be applicable with respect to the Term VP Letters of Credit to the same extent as such provisions apply to the Bond Letters of Credit.

         SECTION 6.07. Funding of Term VP Letters of Credit Disbursements. (a) Effective upon the issuance of each Term VP Letter of Credit and without further action on the part of the Agent, the Issuing Bank or any Lender, each Lender shall automatically acquire a participation in the Issuing Bank's liability under such Term VP Letter of Credit in an amount equal to such Lender's Commitment Percentage. Subject to the limitations set forth below, each Lender shall be liable to the Issuing Bank for its pro rata share, based upon its Commitment Percentage, of any and all amounts drawn under any Term VP Letter of Credit and honored by the Issuing Bank. Such liability shall be unconditional and without regard to the occurrence of any Default or Event of Default; provided that no Lender shall be liable for the payment of any portion of such liability directly resulting from the Issuing Bank's gross negligence or wilful misconduct.

         (b) On the Term VP Disbursement Date for any Term VP Letter of Credit Disbursement, the Issuing Bank shall notify the Agent, which shall notify each Lender by telex, telecopy or telephone (promptly confirmed by telex or telecopy) of its pro rata share of such Term VP Letter of Credit Disbursement, based upon such Lender's Commitment Percentage, and forthwith upon receipt of such notice each Lender shall make available its pro rata share of such Term VP Letter of Credit Disbursement based on its Commitment Percentage to the Issuing Bank at its office indicated on Schedule 1 in immediately available funds not later than 11:00 A.M., New York City time. Each Lender shall indemnify and hold harmless the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Issuing Bank with its pro rata share computed in accordance with its Commitment Percentage of the amount of any Term VP Letter of Credit Disbursement in accordance with the provisions of the preceding sentence but no Lender shall be so liable for any such failure on the part of or caused by any other Lender. If a Lender does not make available to the Issuing Bank on the Term VP Disbursement Date such Lender's pro rata share computed in accordance with its Commitment Percentage of any Term VP Letter of Credit Disbursement, such Lender shall be required to pay interest to the Issuing Bank on such pro rata share of such Term VP Letter of Credit Disbursement at the Federal Funds Rate from the date such Lender's payment is due until the date it is received by the Issuing Bank.

         (c) Whenever the Issuing Bank receives any Term VP Reimbursement Payment or any payment of interest in respect thereof under this Section 6.06, the Issuing Bank will pay to each Lender in immediately available funds such Lender's pro rata share, computed in accordance with its Commitment Percentage, of such payment (i) before the close of business on the day such payment is received, if such payment is received at or prior to 12:00 noon, New York City time, on such day or (ii) before 2:00 P.M., New York City time, on the next succeeding Business Day if such payment is received after 12:00 noon, New York City time, on such day. Any amounts received by the Issuing Bank that are due and owing to the Lenders and remain unpaid to the Lenders after the times for payment set forth in the preceding sentence shall bear interest, payable by the Issuing Bank at the Federal Funds Rate.

         (d) Each Lender hereby irrevocably authorizes the Issuing Bank to issue the Term VP Letters of Credit under and in accordance with this Agreement, to pay the amount set forth in any draft or certificate presented under any Term VP Letter of Credit upon presentation of documents which, upon their face, conform to the terms of such Term VP Letter of Credit, to receive from the Borrower reimbursement for Term VP Letter of Credit Disbursements, to receive from the Borrower payment of all fees, charges and interest in respect of the Term VP Letters of Credit and Term VP Letter of Credit Disbursements, and to take such action on such Lender's behalf under the provisions of this Agreement and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Issuing Bank by the terms hereof, together with such powers as are reasonably incidental thereto.

         (e) If a Lender fails to make any payments under this Section 6.07, and if any such payments are not made prior to the expiration of 5 Business Days following notice of such nonpayment given by the Issuing Bank to such Lender, then the Agent may acquire, or transfer to a third party, previously approved by the Borrower, in exchange for the sum or sums due from such Lender, such Lender's participation interest hereunder and under the Letters of Credit, and all other rights of such Lender under this Agreement, without, however, relieving such Lender from any liability for damages, costs and expenses suffered by the Issuing Bank as a result of such failure. The purchaser of any such interest (including the Agent) shall be deemed to have acquired an interest senior to the interest of such Lender and, accordingly, (i) such purchaser shall be entitled to receive all subsequent payments which the Issuing Bank would otherwise have made hereunder to such Lender, (ii) such purchaser shall immediately become a party to this Agreement without the need for any further amendment hereto and shall execute such assumptions as the Borrower may reasonably request, (iii) the Borrower shall promptly execute and deliver to such purchaser a Note substantially in the form of Exhibit A hereto, a Note substantially in the form of Exhibit B hereto and a Note substantially in the form of Exhibit C hereto, as the case may be, (iv) such Lender shall thereupon cease to be a Lender, shall cease to be a party to this Agreement and shall cease to have any further rights in respect hereof or in respect of such Lender's Notes, except that such Lender shall continue to be entitled to be reimbursed for all amounts previously advanced by it not theretofore reimbursed and all unpaid Loans theretofore made by it. Following such reimbursements, such Lender shall forthwith return its Notes to the Borrower for cancellation.

         (f) Subject to the proviso to the last sentence of paragraph (a) of this Section 6.07, each Lender agrees that its obligation to participate in connection with the Term VP Letters of Credit on the terms and subject to the conditions of this Agreement shall be irrevocable and unconditional.

         SECTION 6.08. Extensions of Term VP Letters of Credit. Except as provided in Section 6.01, if the Borrower wishes to extend the Term VP Credit Expiration Date for any Term VP Letter of Credit for an additional period, it shall give written notice to the Issuing Bank and to the Agent (which shall promptly notify each Lender) of such requested extension and the period thereof at least 180 days prior to such Term VP Credit Expiration Date, together with evidence that Virginia

Power has required such extension. Any such extension shall be made by the Issuing Bank in its sole discretion, and must be consented to by each Lender in its sole discretion, at least 90 days prior to the scheduled Term VP Credit Expiration Date. The Agent shall promptly notify the Lenders, the Borrower and Virginia Power of such extension. If any Lender shall not have consented to a requested extension of the Term VP Credit Expiration Date for a Term VP Letter of Credit at least 120 days prior to the scheduled Term VP Credit Expiration Date, the Borrower may require such Lender to transfer all of its rights and obligations under this Agreement in accordance with the provisions of Section 14(c) hereof to a Purchasing Lender selected by the Borrower that is willing to become a Lender under this Agreement and to consent to such extension.

         SECTION 6A. DEBT SERVICE RESERVE LETTER OF CREDIT

         SECTION 6A.01 Issuance of the Debt Service Reserve Letter of Credit. On the Restatement Effective Date, subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue the Debt Service Reserve Letter of Credit in favor of the Security Agent for the benefit of the Secured Parties. The Debt Service Reserve Letter of Credit shall expire upon the first to occur (the "Debt Service Reserve Expiration Date") of (a) the Debt Service Reserve Letter of Credit Termination Date, (b) the payment in full of the Obligations and all accrued and unpaid interest thereon, (c) the Issuing Bank's receipt of written notice from the Agent to the effect that the Agent has accepted a letter of credit or an alternate form of security provided by the Borrower and acceptable to the Agent as a substitute for the Debt Service Reserve Letter of Credit, (d) any drawing of the Debt Service Reserve Letter of Credit subsequent to the occurrence of an Acceleration Event, and (e) such earlier time and date as the Agent, the Issuing Bank and the Borrower shall otherwise agree. "Acceleration Event" shall mean any event resulting in the acceleration of the maturity of the entire unpaid principal amount of the Obligations, causing all such principal and all accrued and unpaid interest thereon to become immediately due and payable, pursuant to the provisions of Section 12 of this Agreement.

         SECTION 6A.02 Available Amount. It is understood and agreed that the Issuing Bank shall not have any obligation to pay any draft presented by the Agent under the Debt Service Reserve Letter of Credit to the extent the amount of such draft exceeds the Available Amount (as defined below) as of the date of payment of such draft. It is further understood and agreed that upon any prepayment of the Debt Service Reserve Letter of Credit Loans contemplated by
Section 6A.04(f) or (g), the Debt Service Reserve Letter of Credit shall be reinstated in an amount equal to such prepayment. "Available Amount" shall mean, as of any date, an amount equal to (i) (x) for the period from and including the Restatement Effective Date to but excluding January 1, 2001, the Initial Debt Service Reserve L/C Drawable Amount and (y) on or after January 1, 2001, the Required Stated Amount, less (ii) the aggregate amount of all drawings made under the Debt Service Reserve Letter of Credit as of such date, plus (iii) the aggregate amount of principal of Debt Service Reserve Letter of Credit Loans prepaid pursuant to Section 6A.04(f) or (g) of this Agreement as of such date.

         SECTION 6A.03 Debt Service Reserve Letter of Credit Operations. The Issuing Bank shall, as soon as practicable following its receipt of any draft and accompanying documents purporting to represent a demand for payment under the Debt Service Reserve Letter of Credit, (a) examine such draft and accompanying documents to confirm that the same appear on their face to comply with the terms and conditions of the Debt Service Reserve Letter of Credit and (b) give written or telecopy notice to the Borrower (i) of such demand for payment and the determination by the Issuing Bank as to whether such demand for payment was in accordance with the terms and conditions of the Debt Service Reserve Letter of Credit and (ii) if such demand was so in accordance, that the Issuing Bank will make a disbursement under the Debt Service Reserve Letter of Credit on the date of such receipt or, if permitted by the Debt Service Reserve Letter of Credit, the next Business Day thereafter; provided, however, that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank for such disbursement.

         SECTION 6A.04 Agreement To Repay Debt Service Reserve Letter of Credit Disburse ments. (a) (i) Each payment by the Issuing Bank of any drawing under the Debt Service Reserve Letter of Credit shall constitute the making of, and each Lender agrees to make, a term loan (each, a "Debt Service Reserve Letter of Credit Loan") by such Lender to the Borrower on the date of such payment in a principal amount equal to such Bank's Commitment Percentage of the amount of such drawing. Each Debt Service Reserve Letter of Credit Loan shall be a Base Rate Loan on the date made. Thereafter, subject to and upon the terms hereof, the Debt Service Reserve Letter of Credit Loans may from time to time be Eurodollar Loans, Base Rate Loans or any combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with the provisions of Section 7.04.

         (ii) Each Lender unconditionally and irrevocably agrees with the Issuing Bank that, if a drawing is made under the Debt Service Reserve Letter of Credit, such Lender shall pay to the Issuing Bank at the Issuing Bank's address for notices specified in Schedule 1 an amount equal to such Lender's Commitment Percentage of the amount of such drawing, such payment to be made not later than 3:00 P.M. (New York City time) on the date on which such drawing is to be made (if such Lender was notified thereof at or prior to 1:00 P.M. (New York City time) on such date) or not later than 1:00 P.M. on the next Business Day (if such Lender was notified after such time). Each Lender shall indemnify and hold harmless the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Issuing Bank with such Lender's pro rata share of any drawing made under the Debt Service Reserve Letter of Credit computed in accordance with its Commitment Percentage in accordance with the provisions of the preceding sentence, but no Lender shall be so liable for any such failure on the part of any other Lender. If any such Lender's pro rata share of any drawing made under the Debt Service Reserve Letter of Credit is not paid to the Issuing Bank when due, such Lender shall be required to pay interest to the Issuing Bank on such amount at the Federal Funds Rate from the date such Lender's payment is due until the date it is received by the Issuing Bank. A certificate of the Issuing Bank submitted to any Lender with respect to any amounts owing under this
Section 6A.04(a)(ii) shall be conclusive in the absence of manifest error.

         (iii) If a Lender fails to make any payments under Section 6A.04(a)(ii), and if such payments are not made prior to the expiration of 5 Business Days following notice of such nonpayment given by the Issuing Bank to such Lender, then the Agent may acquire, or transfer to a third party, previously approved by the Borrower, in exchange for the sum or sums due from such Lender, such Lender's participation interest hereunder and under the Letters of Credit, and all other rights of such Lender under this Agreement, without, however, relieving such Lender from any liability for damages, costs and expenses suffered by the Issuing Bank as a result of such failure. The purchaser of any such interest (including the Agent) shall be deemed to have acquired an interest senior to the interest of such Lender and, accordingly, (i) such purchaser shall be entitled to receive all subsequent payments which the Issuing Bank would otherwise have made hereunder to such Lender, (ii) such purchaser shall immediately become a party to this Agreement without the need for any further amendment hereto and shall execute such assumptions as the Borrower may reasonably request, (iii) the Borrower shall promptly execute and deliver to such purchaser a Note substantially in the form of Exhibit A hereto, a Note substantially in the form of Exhibit B hereto and a Note substantially in the form of Exhibit C hereto, as the case may be, and (iv) such Lender shall thereupon cease to be a Lender, shall cease to be a party to this Agreement and shall cease to have any further rights in respect hereof or in respect of such Lender's Notes, except that such Lender shall continue to be entitled to be reimbursed for all amounts previously advanced by it not theretofore reimbursed and all unpaid Loans theretofore made by it. Following such reimbursements, such Lender shall forthwith return its Notes to the Borrower for cancellation.

         (b) Interest on the outstanding Debt Service Reserve Letter of Credit Loans shall be calculated as provided for in Section 7.03 and shall accrue as provided for and at the rates specified in Section 7.06, in each case as though such Debt Service Reserve Letter of Credit Loan were a Term Loan. In addition to being payable on each date as specified as an Interest Payment Date in accordance with Section 7.06(d), accrued interest on outstanding Debt Service Reserve Letter of Credit Loans shall also be payable (i) upon any prepayment or repayment of such Debt Service Reserve Letter of Credit Loans and (ii) on the Debt Service Reserve Expiration Date.

         (c) If the Borrower shall fail to make any payment due hereunder to the Issuing Bank or under the Debt Service Reserve Letter of Credit Notes when due, it shall, on demand from time to time, pay interest on such defaulted amount to the date of actual payment (after as well as before judgment) at the applicable rate as specified in Section 7.06(c).

         (d) The Debt Service Reserve Letter of Credit Loans made by each Lender shall be evidenced by this Agreement and, if requested by such Lender, by a promissory note of the Borrower, substantially in the form of Exhibit C, with appropriate insertions as to payee, date and principal amount(individually, a "Debt Service Reserve Letter of Credit Note"; collectively, the "Debt Service Reserve Letter of Credit Notes"), payable to the order of such Lender. Each Debt Service Reserve Letter of Credit Note shall: (i) be dated the date of the applicable drawing under the Debt Service Reserve Letter of Credit and (ii) be in the principal amount of such Lender's Commitment Percentage of the amount of such drawing. The Borrower shall duly execute and deliver a Debt Service Reserve Letter of Credit Note payable to the order of any requesting Lender immediately following a drawing under the Debt Service Reserve Letter of Credit. Each Bank is hereby authorized to record the date, Type and amount of the Debt Service Reserve Letter of Credit Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedules annexed to and constituting part of any of its Debt Service Reserve Letter of Credit Notes or on other appropriate records of such Bank, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded in the absence of manifest error; provided that the failure by any Bank to make any such recordation or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Debt Service Reserve Letter of Credit Notes in respect of the Debt Service Reserve Letter of Credit Loans.

         (e) Each Debt Service Reserve Letter of Credit Loan shall be due and payable on the date (each such date, a "Debt Service Reserve Letter of Credit Loan Maturity Date") that is the earlier of (x) the date which is the third anniversary of the making of such Debt Service Reserve Letter of Credit Loan and
(y) the Debt Service Reserve Letter of Credit Termination Date, and the Borrower shall pay the entire outstanding principal amount of such Debt Service Reserve Letter of Credit Loan, together with all accrued and unpaid interest thereon, on such date.

         (f) The Borrower shall cause any amount to be distributed to the Agent on any date pursuant to clause "sixth" of Section 4.03 of the Security Deposit Agreement to be applied forthwith to prepay the Debt Service Reserve Letter of Credit Loans. Any such prepayment shall be without premium or penalty.

         (g) The Borrower shall have the right at any time and from time to time to prepay the Debt Service Reserve Letter of Credit Loans in the order of their maturity, in whole or in part, upon at least five Business Days' prior written notice to the Agent; provided that no such notice shall be required for prepayments in accordance with Section 6A.04(f). Except for prepayments in accordance with Section 6A.04(f), any partial prepayment of Debt Service Reserve Letter of Credit Loans shall be in an amount that is an integral multiple of $25,000 and not less than $100,000. Each notice of prepayment shall specify the prepayment date and the principal amount of the Debt Service Reserve Letter of Credit Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such amount on such prepayment date. All prepayments under this paragraph (g) shall be accompanied by all accrued and unpaid interest on the principal amount being prepaid to the date of prepayment. Any such prepayment shall be without premium or penalty.

         (h) The Borrower's obligation to repay the Issuing Bank and the Lenders for all payments and disbursements made by the Issuing Bank and the Lenders under or with respect to the Debt Service Reserve Letter of Credit and to pay all interest, fees and other amounts payable hereunder shall be absolute, unconditional and irrevocable, and shall be observed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever including, without limitation, the following circumstances: (i) any lack of legality, validity, enforceability or regularity of the Debt Service Reserve Letter of Credit, this Agreement or any Project Document; (ii) any amendment or waiver of, or consent to departure from all or any of the Debt Service Reserve Letter of Credit, this Agreement or any Project Document; (iii) the existence of any claim, setoff, defense, counterclaim or other right which the Borrower or any other Person may at any time have against the Agent, the Issuing Bank, the Lenders or any other Person, whether in connection with this Agreement, the Debt Service Reserve Letter of Credit, any Project Document or any other agreement or transaction; (iv) any statement or other document presented under the Debt Service Reserve Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under the Debt Service Reserve Letter of Credit against presentation of a sight draft or other certificate which does not comply with the terms of the Debt Service Reserve Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided that the Borrower shall not be obligated to reimburse the Issuing Bank for any Debt Service Reserve Letter of Credit disbursement made as a result of the Issuing Bank's gross negligence or wilful misconduct. The fact that the Borrower shall have made any payment as required by this Section 6A.04 shall not, of itself, constitute a waiver or release of, or otherwise be deemed to prejudice, any right, claim or cause of action for damages that the Borrower may have had against the Issuing Bank, the Agent or the Lenders but for the fact of such payment being made. The Borrower and each Lender agrees with the Issuing Bank that the provisions of Section 5.05 shall be applicable with respect to the Debt Service Reserve Letter of Credit to the same extent as such provisions apply to the Bond Letters of Credit.

         SECTION 6A.05 Application of Payments. Each cash payment received pursuant to this Section 6A by the Issuing Bank and any Lender shall be applied in the following order of priority:

         (a) first, to the payment of (i) any fee (including the Debt Service Reserve Letter of Credit Fee) or expense of the Issuing Bank required to be paid or reimbursed by the terms hereof, (ii) accrued and unpaid interest on the Debt Service Reserve Letter of Credit Loans and (iii) any amount (other than amounts referred to in clause (b) below) required to be paid or reimbursed by the terms hereof; and

         (b) second, to the payment of the principal of the Debt Service Reserve Letter of Credit Loans.

         SECTION 6A.06 Effect of Event of Default. The Debt Service Reserve Letter of Credit shall not be terminated or accelerated as a result of an Event of Default, and the Issuing Bank shall continue to honor demands for payment made by the Security Agent under the Debt Service Reserve Letter of Credit in accordance with its terms. The exercise of remedies by the Issuing Bank pursuant to this Agreement shall not affect the Security Agent's ability to demand payments under the Debt Service Reserve Letter of Credit or the Issuing Bank's obligations thereunder in respect of such demands.

         SECTION 6A.07 Extension of Debt Service Reserve Letter of Credit. The Borrower, by written notice to the Issuing Bank and to the Agent (which shall promptly notify each Lender) at least 180 days prior to the Debt Service Reserve Letter of Credit Termination Date, may request the Issuing Bank to amend the Debt Service Reserve Letter of Credit to extend the Debt Service Reserve Letter of Credit Termination Date to the Credit Facility Termination Date. Any such extension shall be made by the Issuing Bank in its sole discretion and must be consented to by each Lender in its sole discretion, at least 90 days prior to the Debt Service Reserve Letter of Credit Termination Date then in effect. The Agent shall promptly notify the Lenders and the Borrower of such extension. If any Lender shall not have consented to an extension of the Debt Service Reserve Letter of Credit Termination Date at least 120 days prior to the Debt Service Reserve Letter of Credit Termination Date then in effect, the Borrower may require such Lender to transfer all of its rights and obligations under this Agreement in accordance with the provisions of Section 14(c) hereof to a Purchasing Lender selected by the Borrower that is willing to become a Lender under this Agreement and to consent to such extension.

         SECTION 7. TERMS APPLICABLE TO LOANS AND LETTERS OF CREDIT

         SECTION 7.01. Fees. (a) Bond Fronting Fee and Bond Letter of Credit Fee. So long as any Bond Letter of Credit shall be in effect, the Borrower agrees to pay (i) to the Issuing Bank, for its own account, a fronting fee with respect to such Bond Letter of Credit (the "Bond Fronting Fee") in an amount set forth in, and computed in accordance with, the Fee Letter, and (ii) to the Agent, for the account of the Lenders in accordance with their respective Commitment Percentages, a letter of credit commission with respect to such Bond Letter of Credit (the "Bond Letter of Credit Fee") in an amount equal to the percentage per annum which is the Applicable Margin from time to time for Eurodollar Loans (as set forth in Schedule 2) on the Stated Amount from time to time of such Bond Letter of Credit, computed on the basis of a 360-day year and actual days elapsed. The Bond Fronting Fee and the Bond Letter of Credit Fee for each Bond Letter of Credit shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing June 30, 2000.

         (b) Debt Service Reserve Letter of Credit Fronting Fee, Debt Service Reserve Letter of Credit Fee and Debt Service Reserve Letter of Credit Commitment Fee. So long as the Debt Service Reserve Letter of Credit shall be in effect, the Borrower agrees to pay (i) to the Issuing Bank, for its own account, a fronting fee with respect to the Debt Service Reserve Letter of Credit (the "Debt Service Reserve Letter of Credit Fronting Fee") in an amount set forth in, and computed in accordance with, the Fee Letter, provided that for the period from and including the Restatement Effective Date to but excluding January 1, 2001, such fee shall be payable assuming the face amount is the Initial Debt Service Reserve L/C Drawable Amount; (ii) to the Agent, for the account of the Lenders in accordance with their respective Commitment Percentages, a letter of credit commission with respect to such Debt Service Reserve Letter of Credit (the "Debt Service Reserve Letter of Credit Fee") in an amount equal to the percentage per annum which is the Applicable Margin from time to time for Eurodollar Loans (as set forth in Schedule 2) on the Stated Amount from time to time of such Debt Service Reserve Letter of Credit, computed on the basis of a 360-day year and actual days elapsed and (iii) to the Agent, for the account of the Lenders in accordance with their respective Commitment Percentages, a debt service reserve letter of credit commitment fee (the "Debt Service Reserve Letter of Credit Commitment Fee") for the period from and including the Restatement Effective Date to but excluding January 1, 2001, computed at the rate of 0.375% per annum on the Non-Drawable Debt Service Reserve L/C Amount. The Debt Service Reserve Letter of Credit Fronting Fee, the Debt Service Reserve Letter of Credit Fee and the Debt Service Reserve Letter of Credit Commitment Fee, if any, shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing June 30, 2000.

         (c) Letter of Credit Service Fees. The Borrower agrees to pay to the Issuing Bank, for its own account, a service fee ("Service Fee") in the amount of $1,000 for each amendment of any Letter of Credit payable on the date of such amendment.

         (d) Up-front Fee. The Borrower agrees to pay to the Agent on the Restatement Effective Date, for the Agent's own account, an up-front fee in an amount set forth in, and in accordance with, the Fee Letter.

         (e) Administration Fee. The Borrower agrees to pay to the Agent, for the Agent's own account, an administration fee in an amount set forth in, and computed in accordance with, the Fee Letter (the "Administration Fee") for its administration of this Agreement.

         (f) Term VP Letters of Credit and Term VP Letter of Credit Fee. So long as any Term VP Letter of Credit shall be in effect, the Borrower agrees to pay
(i) to the Issuing Bank, for its own account, a fronting fee with respect to such Term VP Letter of Credit (the "Term VP Fronting Fee") in an amount set forth in, and computed in accordance with, the Fee Letter, and (ii) to the Agent, for the account of the Lenders in accordance with their respective Commitment Percentages, a letter of credit commission with respect to such Term VP Letter of Credit (the "Term VP Letters of Credit Fee") in an amount equal to the percentage per annum which is the Applicable Margin from time to time for Eurodollar Loans (as set forth in Schedule 2) on the Stated Amount from time to time of such Term VP Letter of Credit, computed on the basis of a 365/366-day year and actual days elapsed. The Term VP Fronting Fee and the Term VP Letter of Credit Fee for each Term VP Letter of Credit shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing June 30, 2000.

         SECTION 7.02. Maximum Interest or Discount. Anything in this Agreement, the Notes or the Letters of Credit to the contrary notwithstanding, the interest rate on any Loan, any Bond LC Reimbursement Obligation, any Term VP Reimbursement Obligation or any other amount payable under this Agreement or any Security Document shall in no event be in excess of the maximum permitted by applicable law; provided that, to the extent permitted by applicable law, in the event that interest is not collected as a result of the operation of this
Section 7.02 and interest thereafter payable pursuant to this Agreement or the Notes shall be less than such maximum amount, then such interest thereafter payable shall be increased up to such maximum amount to the extent necessary to recover the amount of interest, if any, theretofore uncollected as a result of the operation of this Section 7.02. In determining whether or not any interest payable under this Agreement or the Notes exceeds the maximum rate permitted by applicable law, any non-principal payment, except payments specifically stated to be "interest," shall be deemed, to the extent permitted by applicable law, to be a fee, expense reimbursement or premium rather than interest.

         SECTION 7.03. Computation of Interest. (a) Interest in respect of Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed and in respect of Base Rate Loans on the basis of a year of 365 (366) days for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or in the applicable reserve requirements shall become effective as of the opening of business on the day on which such change in the Base Rate is announced, or such change in the reserve requirement shall become effective, as the case may be. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

         (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to Section 7.06(a).

         SECTION 7.04. Conversion/Continuation Options; Minimum Amount of Loans.
(a) The Borrower may elect from time to time to convert Loans which are Eurodollar Loans to Base Rate Loans by giving the Agent at least three Working Days' prior irrevocable notice of such election; provided that, any such conversion of Eurodollar Loans shall only be made on the last day of an

         Interest Period with respect thereto or if other than on the last day of an Interest Period, subject to Section 7.08. The Borrower may elect from time to time to convert Loans (other than Liquidity Loans) which are Base Rate Loans to Eurodollar Loans by giving the Agent at least three Working Days prior irrevocable notice of such election (each such notice shall specify the Interest Period selected with respect thereto). Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. All or any part of outstanding Loans which are Eurodollar Loans and Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing, (ii) any Loan which is a Liquidity Loan may not be converted into a Eurodollar Loan and (iii) partial conversions shall be in an aggregate principal amount of at least $500,000.

         (b) Any Loans which are Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by notification to the Agent by the Borrower at least three Working Days prior to the expiration of such Interest Period, which notice shall specify the new Interest Period with respect to such Loans; provided that no Eurodollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the then current Interest Period with respect thereto. The Agent shall notify the Lenders promptly that such automatic conversion contemplated by this Section 7.04(b) will occur. If the Borrower shall fail to give notice of continuation as provided in this paragraph, the affected Eurodollar Loan shall be deemed to have been converted to a Base Rate Loan.

         SECTION 7.05. Minimum Amounts of Eurodollar Loans. All borrowings, conversions, payments, prepayments and selection of Interest Periods with respect to Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of any such Loan which is a Eurodollar Loan shall not be less than $500,000.

         SECTION 7.06. Interest Rate and Payment Dates; Additional Interest on Eurodollar Loans. Loans shall bear interest as follows:

         (a) Eurodollar Loans shall bear interest during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period in accordance with the terms hereof plus the Applicable Margin.

         (b) Base Rate Loans shall bear interest for the period from and including the date thereof until maturity or conversion pursuant to Section 7.04(a) hereof on the unpaid principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) If all or a portion of the principal amount of any of the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), (i) each such Loan, if a Eurodollar Loan, shall be converted to a Base Rate Loan at the end of the last day of the Interest Period with respect thereto and (ii) such overdue principal amount and any overdue interest amount with respect thereto shall bear interest at a rate per annum which is 2 1/2% above the rate which would otherwise be applicable pursuant to this Section 7.06 from the date of such non-payment until paid in full (as well after as before judgment), which interest shall be payable on demand.

         (d) Interest shall be payable in arrears on each Interest Payment Date.

         (e) So long as any Lender shall be required under regulations of the Board of Governors to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, such Lender may require the Borrower to pay, but only in respect of any period during which such reserves shall actually be maintained by such Lender, additional interest on the unpaid principal amount of each Eurodollar Loan of such Lender, at a rate per annum equal at all times during each Interest Period for such Eurodollar Loan to the difference obtained by subtracting (i) the Eurodollar Rate for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Eurodollar Loan. If any Lender shall claim entitlement to any additional amount pursuant to this Section 7.06(e), then such Lender shall deliver to the Borrower a certificate setting forth the basis for the determination thereof as promptly as practicable. More than one such certificate may be so delivered. Each such certificate shall be conclusive and binding for all purposes as to the amount due absent manifest error.

         SECTION 7.07. Inability to Determine Interest Rate. In the event that:

         (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period; or

         (ii) the Agent shall have received notice prior to the first day of such Interest Period from Lenders constituting the Required Lenders that the interest rate determined pursuant to Section 7.06(a) for such Interest Period does not accurately reflect the cost to such Lenders of making or maintaining their Eurodollar Loans during such Interest Period;

THEN, with respect to (a)Eurodollar Loans that will result from the requested conversion of Base Rate Loans into Eurodollar Loans or (b) the continuation of Loans as Eurodollar Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give facsimile or telephonic notice of such determination to the Borrower (including an explanation in reasonable detail of any circumstances referred to in clause (i) above) and the Lenders at least one day prior to, as the case may be, the conversion date of such Base Rate Loans into Eurodollar Loans or the last day of such Interest Period. If such notice is given (x) any Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Base Rate Loans and (y) any Loans outstanding as Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Loans shall be made as Eurodollar Loans, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         SECTION 7.08. Funding Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any actual loss or out-of-pocket expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan of such Lender, (b) default by the Borrower in conversion of any Base Rate Loan to a Eurodollar Loan after the Borrower has given a notice of conversion pursuant to Section 4.05, (c) default by the Borrower in making any prepayment of any Eurodollar Loan after the Borrower has given a notice in accordance with Section 4.04 or 7.04 or (d) the making of a payment or prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and payment of the Notes and the other Obligations.

         SECTION 7.09. Indemnity Regarding Interest Hedging Transactions. The Borrower agrees to indemnify each Lender and the Agent, and to hold each Lender and the Agent harmless from any loss or out-of-pocket expense which such Person may sustain or incur as a result of the early termination of any Interest Hedging Transaction or any modification to or amendment of any Interest Hedging Transaction. This covenant shall survive the termination of this Agreement and payment of the Notes and the other Obligations.

         SECTION 7.10. [INTENTIONALLY OMITTED]

         SECTION 7.11. Illegality. (a) Notwithstanding any other provision of this Agreement, if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, the commitment of each Lender to make and maintain Eurodollar Loans and to convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods for such Loans or within such earlier period as required by law.

         (b) If any prepayment or conversion of a Eurodollar Loan occurs pursuant to this Section 7.11 on a day which is not the last day of the current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as shall be required pursuant to Section 7.08.

         SECTION 7.12. Requirements of Law. (a) In the event that any Requirement of Law or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Government
Authority:

         (i) does or shall subject any Lender to any tax (except to the extent such tax is the subject of the agreements set forth in Section 7.14) of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender);

         (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

         (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by any amount which such Lender deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case in respect of its Eurodollar Loans, then, in any such case, the Borrower shall promptly pay such Lender, within 10 Business Days after demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable. If a Lender becomes entitled to claim any additional amounts pursuant to this Section 7.12(a), it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate of such Lender setting forth in reasonable detail the calculation of any such additional amounts payable pursuant to the foregoing sentence submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of the Notes and the other Obligations. If any additional amount with respect to Eurodollar Loans of a Lender becomes payable to such Lender pursuant to this Section 7.12, such Lender agrees to use reasonable efforts to designate a new lending office with respect to its Eurodollar Loans with a view to mitigating the consequences of such an occurrence if the designation of a new lending office is practicable consistent with customary practices of such Lender, unless in the sole judgment of such Lender such designation at such time or in the future might be disadvantageous to it.

         (b) In the event that any Lender shall have determined that the adoption after the date hereof of any law, rule, guideline or regulation regarding capital adequacy, or any change after the date hereof in any existing or future law, rule, guideline or regulation regarding capital adequacy or in the interpretation or application thereof, or compliance by any Lender or any corporation controlling such Lender with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) from any central bank or Government Authority, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 10 Business Days after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor (accompanied by an explanation in reasonable detail of the basis thereof), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         SECTION 7.13. Increased Costs of Letters of Credit. In the event that after the date hereof the implementation of or any change in any law or regulation, or any guideline or directive (whether or not having the force of law) or the interpretation or administration thereof by any court, central bank or administrative or Government Authority charged with the administration thereof, or compliance by the Issuing Bank with any of the foregoing, shall:

         (i) subject the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, the Project Documents or the transactions contemplated hereby or thereby or change the basis of taxation of the Issuing Bank (other than a change in the rate of tax based on the overall net income of the Issuing Bank); or

         (ii) impose, modify or deem applicable any reserve, special deposit, capital adequacy or similar requirement (including without limitation a request or requirement which affects the manner in which the Issuing Bank allocates capital resources to its commitments, including its obligations hereunder); or

         (iii) impose on the Issuing Bank any other condition;

and as a result of any of the foregoing, in the sole opinion of the Issuing Bank, (x) the cost to the Issuing Bank of issuing or maintaining any Letter of Credit is increased, (y) any amounts payable by the Borrower hereunder are reduced or (z) the rate of return on the Issuing Bank's capital as a consequence of its obligations hereunder or its issuance and maintenance of any such Letter of Credit is reduced to a level below that which the Issuing Bank could have achieved but for such circumstances, then and in each such case upon demand from time to time the Borrower shall pay to the Issuing Bank any additional amount or amounts as shall compensate the Issuing Bank for such increased cost or reduction in payment or in rate of return. A certificate of the Issuing Bank setting forth in reasonable detail the calculation of any such additional amount or amounts, in the absence of manifest error, shall be final and conclusive. In determining such amount, the Issuing Bank may use any reasonable averaging and attribution methods, provided that the Issuing Bank shall use such methods in good faith and such methods shall be in accordance with those generally used by the Issuing Bank for this purpose.

         SECTION 7.14. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Government Authority excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of the such failure.

         (b) Upon becoming a party to this Agreement, each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such form inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower that it is not capable of receiving payments without deduction or withholding of United States federal income tax, or in the case of a Form W-8 or W-9, without an exemption from United States backup withholding tax.

         (c) The agreements in Section 7.14(a) shall survive the termination of this Agreement and the payment of the Notes and the other Obligations.

         SECTION 7.15. Pro Rata Treatment and Payments. Each Borrowing of Loans by the Borrower from the Lenders, each payment by the Borrower on account of any Bond Letter of Credit Fee, Term VP Letters of Credit Fee, Debt Service Reserve Letter of Credit Fee or Debt Service Reserve Letter of Credit Commitment Fee shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of any principal of and interest on the Loans and each payment in respect of Term VP Reimbursement Obligations shall be made pro rata according to the respective amounts thereof owed to each Lender. All payments (including prepayments) to be made by the Borrower on account of principal, interest, the Bond Letter of Credit Fee, the Debt Service Reserve Letter of Credit Fee, the Debt Service Reserve Letter of Credit Commitment Fee and the Term VP Letters of Credit Fee, shall be made without set off or counterclaim and shall be made to the Agent, for the account of the Lenders to which such payments are owed, at the Agent's office set forth in Schedule 1 in lawful money of the United States of America and in immediately available funds. All payments on account of any Bond Fronting Fee, Debt Service Reserve Fronting Fee, Term VP Fronting Fee or Service Fee shall be made without set off or counterclaim to the Issuing Bank at its office set forth in Schedule 1 in lawful money of the United States of America and in immediately available funds. All payments on account of the Administration Fee or the up-front fee payable to the Agent shall be made without set off or counterclaim to the Agent at its office set forth in Schedule 1 in lawful money of the United States of America and in immediately available funds. All deposits with the Agent or the Security Agent of Reimbursement Cash Collateral or other amounts which are required pursuant to this Agreement shall be made by the Borrower without set off or counterclaim in lawful money of the United States of America and in immediately available funds. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during any such extension.

         SECTION 7.16. Obligations Absolute. All sums payable by the Borrower to the Issuing Bank, the Agent or any Lender with respect to any Letter of Credit shall be paid without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Liquidity Loan Note or Debt Service Reserve Letter of Credit Note or in any of the other documents to the contrary notwithstanding. The obligations and liabilities of the Borrower to the Issuing Bank, the Agent and the Lenders hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including without limitation: (a) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Issuing Bank, the Borrower, the Agent or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of the Issuing Bank, the Borrower, the Agent or any other Person, or by any court; (b) any default or failure on the part of the Issuing Bank, the Agent or the Lenders to perform or comply with any of the terms hereof or of any other agreement; or (c) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Borrower shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, the Borrower, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum payable by the Borrower hereunder.

         SECTION 7.17. [INTENTIONALLY OMITTED]

         SECTION 8. REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to each Lender, the Issuing Bank and the Agent as follows:

         SECTION 8.01. Financial Statements. (a) The financial statements of the Borrower for the fiscal year ended December 31, 1999 and for the three-month period ended March 31, 2000, copies of which have been delivered to the Agent and the Lenders, are true and correct in all material respects, have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial condition of the Borrower on such dates and the results of its operations and cash flows for the respective fiscal periods ended on such dates. All material liabilities, direct or indirect, absolute or contingent, of the Borrower as at such dates are either disclosed in such balance sheets or have been disclosed in writing by the Borrower to the Agent prior to the execution and delivery of this Agreement.

         (b) Since December 31, 1999 no material adverse change has occurred in
(i) the financial condition of the Borrower, (ii) the properties, business, operations, prospects or financial condition of the Borrower or (iii) the Borrower's ability to perform its obligations under this Agreement, the Notes and the other Project Documents to which it is or is to be a party, and on the Restatement Effective Date no additional Indebtedness will have been incurred by the Borrower.

         SECTION 8.02. Corporate Existence and Business; Subsidiaries. (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, and is duly qualified to do business and is in good standing in the Commonwealth of Virginia, the only jurisdiction in which the conduct of its business or the ownership or lease of its assets requires such qualification. Prior to the date hereof, the Borrower has engaged in no business other than the development, construction and operation of the Project and the negotiation, execution, delivery and performance of the Project Documents to which it is a party, and the Borrower has no obligations or liabilities other than those directly related to the conduct of such business. The Borrower is and will be engaged solely in the business of owning and operating the Project.

         (b) The Borrower is an indirect Subsidiary of Cogentrix Energy. The Borrower does not now have, nor will the Borrower in the future have, any Subsidiaries.

         SECTION 8.03. Compliance with Law. The Borrower is in compliance with all Requirements of Law except to the extent that the failure to comply therewith (i) would not, in the aggregate, have a material adverse effect on the properties, business, operations, or financial condition of the Borrower and
(ii) would not materially adversely affect the ability of the Borrower to perform its obligations under this Agreement, the Notes and the other Project Documents to which it is a party.

         SECTION 8.04. Power and Authorization; Enforceable Obligations. The Borrower has full corporate power and corporate authority to own and operate the Project, to conduct its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Agreement, the Notes and the other Project Documents to which it is or is to become a party, to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder, to grant the liens and security interests provided for in the Security Documents to which it is a party and to borrow hereunder. The Borrower has taken all necessary corporate and legal action to authorize the borrowings hereunder on the terms and conditions of this Agreement, the Notes and the other Project Documents to which it is a party, to grant the liens and security interests provided for in the Security Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement, the Notes and the other Project Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance by the Borrower or the validity or enforceability as to the Borrower of this Agreement, the Notes and the other Project Documents except the Governmental Approvals and other consents and approvals referred to in Section 8.05. Each of this Agreement and the other Project Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes, and each of the Notes and the other Project Documents to which the Borrower is to become a party will upon execution and delivery thereof by the Borrower and the other parties thereto (if any) constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement thereof is sought in a proceeding at law or in equity). Except as otherwise disclosed in writing to the Agent by the Borrower prior to the Restatement Effective Date, none of the Project Documents to which the Borrower is a party has been amended or modified except in accordance with Section 11.06, and all such Project Documents are in full force and effect.

         SECTION 8.05. Governmental Approvals and Other Consents and Approvals. No Governmental Approvals are required in connection with (a) the participation by the Borrower in the transactions contemplated by this Agreement and the other Project Documents, (b) the use, ownership or operation of the Project in accordance with the applicable provisions of the Project Documents and in compliance with all Requirements of Law (including, without limitation, all applicable environmental laws and regulations), (c) the validity and enforceability of the Power Purchase Agreements, the Coal Supply Agreements and the other Project Documents as to the Borrower or CI, as the case may be, the Power Purchase Agreements as to Virginia Power, the Steam Purchase Agreement as to DuPont, and, to the best of the Borrower's knowledge, the other Project Documents as to any Participant which is a party thereto, (d) the transportation of Fuel to the Facility and the use of the Fuel for operation of the Facility,
(e) the transportation and disposal of ash generated by the Facility or (f) the grant by the Borrower of the Liens created pursuant to the Security Documents, the perfection of such Liens, the validity and enforceability of such Liens and the Security Documents and the exercise by the Agent and any Secured Party of its rights and remedies under the Security Documents, except for those Governmental Approvals which are set forth in Schedule 4. Each of the Governmental Approvals set forth in Schedule 4 has been duly obtained or made, is in full force and effect and is not the subject of any pending or threatened judicial or administrative proceedings, and if the applicable statute, rule or regulation provides for a fixed period for judicial or administrative appeal or review thereof, such period has expired. All consents and approvals (other than Governmental Approvals) required to be obtained by the Borrower or Cogentrix Energy or any Affiliate of any thereof in connection with any of the matters referred to in clauses (a) through (f) of the first sentence of this Section
8.05 have been duly obtained or made and are in full force and effect.

         SECTION 8.06. No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Project Documents and the borrowings by the Borrower hereunder will not violate any Requirement of Law applicable to, or any Contractual Obligation of, the Borrower and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower pursuant to any Requirement of Law or Contractual Obligation, except for Permitted Liens and certain general utility easements which have no material adverse affect on the value or use of the Project. No approvals or consents of any trustee or any holder of any indebtedness, obligations or securities of the Borrower or, to the best knowledge of the Borrower, any other Participant are required in connection with the execution, delivery and performance by the Borrower or any other Participant of any Project Document to which it is or is to become a party, except such as have been duly obtained and are in full force and effect.

         SECTION 8.07. No Proceeding or Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, Cogentrix Energy or CI, or against or affecting any of their respective properties, rights, revenues or assets, or the Project, (a) which could reasonably be expected to have a material adverse effect on the properties, business, operations or financial condition of the Borrower, (b) which could reasonably be expected to have a material adverse effect on the operation of the Project as contemplated by the Project Documents or the ability of the Borrower to perform its obligations under this Agreement, the Notes or any of the Project Documents to which it is a party or (c) which could reasonably be expected to impair the value of the security granted to the Lenders pursuant to the Security Documents.

         SECTION 8.08. No Default or Event of Loss. The Borrower is not in default in any material respect under or with respect to any Contractual Obligation, including without limitation, any Project Document; and no notice of default has been given to the Borrower under any of the Project Documents. To the best knowledge of the Borrower, no other party to a Project Document is in default thereunder. No Default or Event of Default has occurred and is continuing; and no Event of Loss has occurred.

         SECTION 8.09. Ownership of Property; Liens. The Borrower has good and marketable title to all Collateral owned by it (including without limitation, the Facility as and to the extent that the Borrower acquires title thereto from time to time), in each case free and clear of all Liens except Permitted Liens and certain general utility easements which have no material adverse affect on the value or use of the Project. No mortgage or financing statement or other instrument of recordation covering all or any part of the Collateral which has been executed by, or with the permission of, the Borrower is on file in any recording office, except (i) such as has been filed in favor of the Agent or the Mortgagee, (ii) the Right of First Refusal and (iii) the purchase option in the Facility in favor of DuPont. The Easement Agreements grant to the Borrower all easements and other property rights required for access to, and operation of, the Facility, including (without limitation) all easements and other property rights necessary to deliver Fuel from the point of delivery of the Fuel to the Site and all easements and other property rights necessary to satisfy the Borrower's obligations under the Power Purchase Agreements and the Steam Purchase Agreement.

         SECTION 8.10. No Burdensome Restrictions. No Contractual Obligation of the Borrower and no Requirement of Law applicable to or binding upon the Borrower materially adversely affects, or insofar as the Borrower may reasonably foresee, could reasonably be expected to materially adversely affect the properties, business, operations or financial condition of the Borrower.

         SECTION 8.11. Taxes. (a) The Borrower has filed or caused to be filed all tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority which have become due and payable, except taxes, fees and other charges arising after the Closing Date which are being contested in accordance with the provisions of Section 10.10.

         (b) Except for (i) taxes and registration, recordation and other miscellaneous fees payable in connection with the recordation of the Project Mortgage and the filing of financing statements required to perfect the Agent's and the Secured Parties' rights under the Security Documents, all of which taxes and fees will have been paid in full by the Borrower on or before the Restatement Effective Date, (ii) other taxes or fees, if any, which are indemnified against by the Borrower pursuant to Section 7.06 and (iii) income, capital, receipts or franchise taxes imposed with respect to each Lender by the jurisdiction in which such Lender is organized or in which an office of such Lender is located or any political subdivision or taxing authority thereof or therein, neither the Agent nor any Lender will be subject to any tax (other than income taxes), levy, impost, duty, charge or withholding imposed by the United States or any agency or taxing authority thereof, or by the Commonwealth of Virginia or any political subdivision or taxing authority thereof or therein solely as a result of the execution and delivery of this Agreement, the Notes, the Letters of Credit or any other Project Document, or the consummation of any of the transactions contemplated hereby or thereby.

         SECTION 8.12. Federal Regulations. The Borrower is not engaged nor will engage in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Extension of Credit will be used for "purchasing" or "carrying" any "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

         SECTION 8.13. ERISA. The Borrower is not in violation of applicable provisions of ERISA and the regulations and published interpretations thereunder. The Borrower does not maintain, nor is the Borrower required under ERISA to maintain, any Plan.

         SECTION 8.14. Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 8.15. Security Documents. The Security Documents to which the Borrower is a party create, in favor of the Agent and the Lenders, legal, valid and enforceable liens on and security interests in all right, title, estate and interest of the Borrower in and to the Collateral and all necessary and appropriate recordings and filings have been duly effected in all appropriate public offices so that the liens and security interests created by each of the Security Documents to which the Borrower is a party constitute perfected first liens on and prior perfected security interests in all right, title, estate and interest of the Borrower in and to the Collateral described therein, prior and superior to all other Liens, existing or future, except Permitted Liens and certain general utility easements which have no material adverse affect on the value or use of the Project. The recordings and filings shown on Schedule 5 are all the recordings, filings and other action necessary and appropriate in order to establish, protect and perfect the Agent's and the Lenders' lien on and security interest in the right, title, estate and interest of the Borrower in and to the Collateral.

         SECTION 8.16. Full Disclosure. No representation, warranty or other statement made by the Borrower, Cogentrix Energy or CI in this Agreement or any other Project Document or in any certificate, written statement or other document furnished to the Agent or any Lender by or on behalf of the Borrower, Cogentrix Energy or CI pursuant to this Agreement or any other Project Document, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which the Borrower has not disclosed to the Agent and the Lenders in writing prior to the Restatement Effective Date which materially adversely affects, or which could reasonably be expected in the future to materially adversely affect, the Project or the properties, business, operations or financial condition of the Borrower or Cogentrix Energy or the ability of the Borrower or CI to perform its obligations under any Project Document to which it is or is to be a party.

         SECTION 8.17. Power Purchase Agreements, Steam Purchase Agreement and Other Assigned Agreements. To the best knowledge of the Borrower, (i) the Power Purchase Agreements have been duly executed and delivered by Virginia Power and constitute the legal, valid and binding obligations of Virginia Power, enforceable against Virginia Power in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and (ii) the Steam Purchase Agreement, the Environmental Indemnification Agreement, the Ground Lease and the DuPont Easement Agreement have been duly executed and delivered by DuPont and constitute the legal, valid and binding obligations of DuPont, enforceable against DuPont in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity. All Governmental Approvals required in connection with the execution, delivery and performance of the Power Purchase Agreements by the Borrower and Virginia Power and of the Ground Lease, the Environmental Indemnification Agreement, the Steam Purchase Agreement and the DuPont Easement Agreement by the Borrower and DuPont have been duly obtained or made, are in full force and effect and are not the subject of any pending or threatened judicial or administrative proceedings, and any statutory or regulatory fixed period for judicial or administrative appeal or review thereof has expired. To the best knowledge of the Borrower, each of the other Assigned Agreements has been duly executed and delivered by the party or parties thereto other than the Borrower and constitutes the legal, valid and binding obligation of such party or parties, enforceable against such party or parties in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity. No consent or authorization need be obtained by the Borrower from any other party to any Assigned Agreement in connection with the execution and delivery of the Amended and Restated Loan and Reimbursement Agreement, or of any other Project Document (including any amendment thereto) being executed and delivered on the Restatement Effective Date. On each date on which an Extension of Credit is made, the Borrower will have duly performed and complied with all agreements and conditions then required to be performed or complied with by it under the Assigned Agreements.

         SECTION 8.18. Utilities and Other Services, Etc. All utility and other services (other than Fuel), means of transportation, facilities and other materials that can reasonably be expected to be necessary for the operation of the Facility in accordance with the obligations of the Borrower under the Power Purchase Agreements for a period of at least 20 years from the commercial operations date of each of the Power Purchase Agreements (including, without limitation, electrical, water and sewage services and facilities) are available or expected to be available to the Facility or, to the extent appropriate, arrangements have been made to provide such services, means of transportation, facilities and other materials to the Facility.

         SECTION 8.19. Compliance with Building Codes, Zoning Laws, Etc. The Project complies in all material respects with all applicable zoning, environmental protection (except as disclosed in the Environmental Report), use and building codes, laws, regulations and ordinances. Except as disclosed in the Environmental Report, the Borrower has no knowledge of any violations of any laws, ordinances, codes, requirements or orders of any Governmental Authority affecting the Project.

         SECTION 8.20. Fuel Supply. The amount and quality of coal which the Fuel Suppliers are obligated to deliver to the Facility pursuant to the Coal Supply Agreements satisfy the requirements of Section 6.1 of the Power Purchase Agreements and are sufficient to permit the operation of the Facility in accordance with the obligations of the Borrower under the Power Purchase Agreements with respect to the Coal Supply Agreement - Unit I through May 1, 2012 and with respect to Coal Supply Agreement - Unit II through August 1, 2007.

         SECTION 8.21. Principal Place of Business, Etc. The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Project and all contracts relating thereto, is located at 9405 Arrowpoint Boulevard, Charlotte, North Carolina 28273.

         SECTION 8.22. Description of Property. The descriptions set forth in the Project Mortgage of the Site, the Easements and the Facility are true and accurate in all material respects, and are adequate for the purpose of establishing, preserving, protecting and perfecting the interests, rights and Liens intended to be created and provided in such property by the Project Mortgage.

         SECTION 8.23. Public Utility Status. (a) The Borrower will not, solely by reason of (i) the ownership of the Facility or the operation thereof by the Borrower, or (ii) any other transaction contemplated by this Agreement or any of the other Project Documents, be deemed by any Governmental Authority having jurisdiction to be (A) subject to regulation as a public utility under Parts II and III of the Federal Power Act (except for certain provisions relating to interconnection, wheeling, and reporting interlocking directorates) or considered an electric utility company under the Public Utility Holding Company Act of 1935; or (B) subject to any state law or regulation respecting (i) the rates of electric utilities, or (ii) the financial and organizational regulation of electric utilities.

         (b) Neither the Agent nor any Lender will, solely by reason of (i) the ownership of the Facility or the operation thereof by the Borrower, (ii) the making of the Loans or the issuance of the Letters of Credit or any other Extension of Credit hereunder, (iii) the securing of the Obligations by Liens on the Project and the Assigned Agreements or (iv) any other transaction contemplated by this Agreement or any of the other Project Documents, be deemed by any Governmental Authority having jurisdiction to be, or to be subject to regulation as, an "electric utility," "electric corporation," "electrical company," "public utility holding company," "public service company," "public service corporation" or a corporation carrying on the services of or exercising any of the powers or functions of, a "public service enterprise" or organized to conduct the business of a "public service business" under any existing law, rule or regulation of any Governmental Authority; and neither the Agent nor any Lender will, solely by reason of the Agent's or the Lenders' ownership or operation of the Facility upon the exercise of remedies under the Security Documents and without regard to any other activities of the Agent or any Lender, be deemed by any Governmental Authority having jurisdiction to be
(A) subject to regulation as a public utility under Parts II and III of the Federal Power Act (except for certain provisions relating to interconnection, wheeling, and reporting interlocking directorates) or considered an electric utility company under the Public Utility Holding Company Act of 1935; or (B) subject to any state law or regulation respecting (i) the rates of electric utilities, or (ii) the financial and organizational regulation of electric utilities, provided that neither the Agent nor the Lender is otherwise an electric utility, electric utility holding company, or a subsidiary or affiliate of either, or any combination thereof.

         SECTION 8.24. Qualifying Facility. The Facility is a Qualifying Facility, and FERC has issued final orders granting the Borrower's application for certification as a Qualifying Facility, which orders are in full force and effect and are not the subject of any pending or, to the Borrower's knowledge, threatened administrative or judicial proceedings.

         SECTION 8.25. Material Agreement and Licenses. No licenses, trademarks, patents or agreements with respect to the usage of technology (other than any thereof the absence of which will not have a material adverse effect on the Project or which have been obtained and are in full force and effect and have been assigned to the Agent) are necessary for the ownership, operation and maintenance of the Project.

         SECTION 8.26. Sufficiency and Delivery of Project Documents. The services to be performed, the materials to be supplied and the property interests, easements and other rights granted pursuant to the Project Documents:

         (a) comprise substantially all of the services, materials and property interests required for the operation and maintenance of the Project in accordance with all material Requirements of Law and the Project Documents; and

         (b) provide adequate ingress and egress from the Site for any reasonable purpose in connection with the operation and maintenance of the Facility (including, without limitation, access for transportation of Fuel to, and electricity and steam from, the Site).

There are no services, materials or rights required for the operation or maintenance of the Facility in accordance with the Project Documents, other than
(x) those granted to or to be provided to the Borrower pursuant to the Project Documents or (y) those that can reasonably be expected to be commercially available at the Site when required.

         Each Lender has received (or will have received on or prior to the Restatement Effective Date) a complete copy of each Project Document (including all amendments, supplements, modifications, exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any). None of the Project Documents which has been executed and delivered has been further amended or modified or terminated other than in accordance with the provision of Section

11.06, and all of the Project Documents which have been executed and delivered are in full force and effect.

         SECTION 8.27. Environmental Matters.

         (i) Except as disclosed in the Environmental Report, to the best knowledge of the Borrower, the Site and the Easements do not contain and have not previously contained any hazardous or toxic waste or substance or underground storage tanks.

         (ii) Except as disclosed in the Environmental Report, to the best knowledge of the Borrower, the Site and the Easements are in compliance with all applicable federal, state and local environmental standards and requirements affecting the Site, the Easements or the Facility and there are no environmental conditions which could materially interfere with the continued commercial operation of the Facility.

         (iii) Except as disclosed in the Environmental Report, the Borrower has not received any notice of violation or advisory action by regulatory agencies since May 1, 1992, the date on which the commencement of commercial operations occurred with respect to the Petersburg Power Purchase Agreement, regarding environmental control matters or permit compliance.

         (iv) To the best knowledge of the Borrower, hazardous waste has not been transferred from the Site or the Easements to any other location, except by DuPont in compliance with its obligations under the Environmental
Indemnification Agreement or in any volume sufficient to incur liability under any Requirement of Law.

         (v) With respect to the Site and the Easements, there are no proceedings, governmental administrative actions or judicial proceedings pending or, to the best of the Borrower's knowledge, contemplated under any federal, state or local law regulating hazardous or toxic materials or substances or the discharge thereof into the environment, to which the Borrower is named as a party.

         SECTION 8.28. Representations and Warranties. The representations and warranties of the Borrower contained in the Project Documents other than this Agreement were true and correct on and as of the dates when made.

         SECTION 8.29. Location of Site, Easements and Improvements. Except as indicated on the survey provided in accordance with Section 9.01(d), with respect to the Site, and, except as indicated on the surveys delivered pursuant to the terms of the Existing Loan Agreement with respect to the Easements, the Site and the Easements do not lie within an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards. None of the improvements constructed or to be constructed on the Site or the Easements are or will be located, in whole or in part, within any zone of such an area other than Zone C (as usually set forth on Flood Insurance Rate Maps published by the Federal Emergency Management Agency), except for improvements constructed on Easements identified as flood hazard areas on the surveys delivered pursuant to the terms of the Existing Loan Agreement.

         SECTION 8.30. No Conflict with Power Purchase Agreements. The Borrower's obligation to supply electric power produced by the Facility to Virginia Power pursuant to the Power Purchase Agreements does not and will not conflict with the Borrower's obligations to supply steam to DuPont under the Steam Purchase Agreement or the Borrower's obligations under the other Project Documents to which it is a party.

         SECTION 9. CONDITIONS PRECEDENT

         SECTION 9.01. Conditions to Effectiveness. This Amended and Restated Loan Agreement shall become effective on the date (such date being herein called the "Restatement Effective Date") each of the following conditions precedent have been fulfilled in a manner satisfactory to the Agent (except those conditions, if any, that are specifically waived in writing by the Agent):

                  (a) Agreement. The Agent shall have received counterparts of this Agreement, duly executed and delivered by each party hereto.

                  (b) Term Notes. Each Lender shall have received a Term Note conforming to the requirements of Section 4.03(a), dated the Restatement Effective Date and duly executed and delivered by the Borrower.

                  (c) Liquidity Loan Notes. Each Lender shall have received a Liquidity Loan Note conforming to the requirements of Section 4.03(b), dated the Restatement Effective Date and duly executed and delivered by the Borrower.

                  (d) Title Insurance; Survey. The Agent shall have received (i) a policy of title insurance issued by the Title Company, in form and substance satisfactory to the Agent, with such endorsements and affirmative coverage as the Agent may reasonably request and with such reinsurance (with direct access provisions) as the Agent may request,
         (A) insuring the Agent and the Lenders in the amount of $204,400,000, that the Project Mortgage constitutes a valid first mortgage lien on the Borrower's interest in the Site and the Easements, subject only to Permitted Liens and (B) providing full coverage against all mechanics' and materialmen's liens; and (ii) a survey of the Site by a licensed surveyor satisfactory to the Agent and the Title Company, certified to the Agent and the Title Company, showing no state of facts unsatisfactory to the Agent. The Agent shall also have received evidence that the premium in respect of such policy has been paid.

                  (e) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the following opinions of counsel, each dated the Restatement Effective Date:

                           (i) a favorable opinion of McGuire Woods Battle &
                  Boothe, special Virginia counsel to the Lenders, as to such matters relating to the transactions contemplated by this Agreement as the Agent and the Lenders may reasonably request;

                           (ii) the opinion of Moore & Van Allen, PLLC, counsel
                  to the Borrower, substantially in the form of Exhibit G-1;

                           (iii) the opinion of Vandeventer Black LLP special
                  Virginia counsel to the Borrower, substantially in the form of Exhibit G-2; and

                           (iv) the opinion of Menaker & Herrmann, special New
                  York counsel to the Borrower, substantially in the form of Exhibit G-3.

         Such opinions also shall cover such other matters incident to the transactions contemplated by this Agreement and the other Project Documents as the Agent may reasonably request.

                  (f) Authorizing Actions. All corporate, partnership, and other proceedings in connection with the transactions contemplated by this Agreement and the other Project Documents (including all amendments thereto), and all documents and instruments incident thereto, shall be satisfactory in form and substance to the Agent and its special counsel; and the Agent and its special counsel shall have received such counterpart originals or certified or other copies of all such documents and instruments and of all records of corporate and partnership proceedings in connection with such transactions, and such incumbency and signature certificates of officers of the Borrower, as the Agent or its special counsel may reasonably request.

                  (g) Security Deposit Agreement. The Agent shall have received, with a counterpart for each Lender, the Security Deposit Agreement, duly executed and delivered by each party thereto and dated no later than the Restatement Effective Date.

                  (h) Security Agreement Amendment. The Agent shall have received, with a counterpart for each Lender, the Security Agreement Amendment, duly executed and delivered by each party thereto and dated no later than the Restatement Effective Date.

                  (i) Assigned Contracts; Consents. The Agent shall have received, with a copy for each Lender, a true and complete copy of each Assigned Contract, each Assignment and each Consent to Assignment, certified as such on the Restatement Effective Date by a Responsible Officer of the Borrower.

                  (j) Projections. The Agent shall have received from the Borrower, with a copy for each Lender, pro forma projections, in form and substance satisfactory to the Agent, of (i) operating expenses and cash flow for the Project and (ii) an average Projected Yearly Debt Coverage Ratio during the period from the Restatement Effective Date to the Credit Facility Termination Date of at least 1.35 to 1.00 and a minimum Projected Yearly Debt Coverage Ratio during such period of at least 1.30 to 1.00, and a pro-forma opening balance sheet of the Borrower reflecting the transactions to be consummated on the Restatement Effective Date and prepared in accordance with GAAP. Such projections have been computed assuming (1) a 7.25% interest rate with respect to Eurodollar Rate and (2) a price per ton of the coal commodity under the coal supply agreement that shall extend or replace the existing Coal Supply Agreement - Unit II in accordance with Section
         10.22 herein that is ten percent (10%) greater than price assumed for the Coal Supply Agreement - Unit I.

                  (k) Independent Engineer's Report. The Agent shall have received, with a copy for each Lender, a report of the Independent Engineer with respect to the operation of the Facility, covering such matters with respect to the Project as the capital budget and environmental matters, which report shall be satisfactory in form and substance to the Agent.

                  (l) Fuel Consultant's Report. The Agent shall have received, with a copy for each Lender, a report of the Fuel Consultant with respect to the terms, conditions and pricing for an extension or replacement of the Coal Supply Agreements, which report shall be satisfactory in form and substance to the Agent.

                  (m) Existing Interest Hedging Transactions. The Agent shall have received evidence satisfactory to it that the Borrower shall have either (x) terminated, or otherwise been relieved of all of its obligations under, or (y) continued in a manner reasonably satisfactory to the Agent, all Interest Hedging Transactions (as defined in the Existing Loan Agreement) in effect on the Restatement Effective Date, and, in the case of any such termination, shall have paid in full all amounts owing by it thereunder.

                  (n) Perfection of Liens and Security Interests. All filings, recordings and other actions that are necessary in order to establish, protect, preserve and perfect the Secured Parties' lien on and perfected security interest in all right, title, estate and interest of the Borrower in and to the Collateral, prior and superior to all other Liens, existing or future, except Permitted Liens, shall have been duly made or taken and all fees, taxes and other charges relating to such filings and recordings and other actions shall have been paid by the Borrower. The Agent, for the benefit of the Secured Parties, shall have a first lien on and prior perfected security interest in all right, title, estate and interest of the Borrower in and to the Collateral prior and superior to all other Liens including mechanics' and materialmens' liens, except Permitted Liens. The Agent shall have received authenticated copies, with a copy for each Lender, or other evidence of all filings, recordings and other actions obtained or made in order to create and perfect such first lien on and perfected security interest in the right, title, estate and interest of the Borrower in and to the Collateral.

                  (o) Insurance Coverage. The Agent shall have received, with a copy for each Lender, and found satisfactory, certificates of or binders for, each policy of insurance required hereunder and under the other Project Documents, accompanied by a certification of the Insurance Advisor stating that all insurance required hereunder and under the other Project Documents has been obtained, such insurance satisfies the requirements hereof and thereof, and is in full force and effect, and that all currently due premiums therefor have been paid in full.

                  (p) Fees. The Agent and the Issuing Bank shall have received the fees payable to each of them on the Restatement Effective Date including pursuant to Section 7.01 and the Fee Letter.

                  (q) Governmental Approvals and Other Consents and Approvals. All Governmental Approvals and other consents and approvals referred to in Section 8.05 shall have been duly obtained or made and shall be in full force and effect, and a copy of each such Governmental Approval, consent and approval shall have been delivered to the Agent, together with a certificate of a Responsible Officer of the Borrower certifying as to the foregoing.

                  (r) No Default. No Default or Event of Default shall have occurred and be continuing as of the Restatement Effective Date.

                  (s) Representations and Warranties. The representations and warranties made by the Borrower herein, or which are contained in any certificate, document, financial or other statement furnished by the Borrower hereunder or in connection herewith, shall be true and correct on and as of the Restatement Effective Date as if made on and as of such date.

                  (t) Responsible Officer's Certificate. The Agent shall have received a certificate, dated the Restatement Effective Date, of a Responsible Officer of the Borrower to the effect set forth in paragraphs (r) and (s) above.

                  (u) No Force Majeure, Cancellation, Suspension, Termination, Etc. No event of force majeure or other event or condition shall exist which permits or requires any party to any of the Project Documents to cancel, suspend or terminate its performance thereunder in accordance with the terms thereof or which could excuse any such party from liability for non-performance thereunder, unless (i) the parties to such Project Document shall have effectively waived such right or requirement with respect to such cancellation, suspension, termination or release from liability, or (ii) in the judgment of the Required Lenders, such cancellation, suspension, termination or release from liability would not have a material adverse effect on the economic viability of the Project.

                  (v) Lender Assignment. The Lender Assignment shall have been duly executed and delivered by the parties thereto effecting the transfers of the Existing Term Loans contemplated thereby.

                  (w) Debt Service Reserve Letter of Credit. The Agent shall have received the Debt Service Reserve Letter of Credit, dated no later than the Restatement Effective Date.

                  (x) Termination of Commercial Paper Program. The Commercial Paper Program shall have been terminated and the CP Letter of Credit canceled and all other transactions contemplated by the CP Side Letter Agreement shall have been consummated in accordance with the terms thereof.

                  (y) Extension of Bond Letters of Credit. The Agent shall have received evidence satisfactory to it that each of the existing Bond Letters of Credit issued under the Existing Loan Agreement have been extended.

                  (z) Cancellation of Notes. The Agent shall have received evidence satisfactory to it that all Notes issued pursuant to the Existing Loan Agreement and in connection with the Commercial Paper Program have been canceled.

                  (aa) Payment of Interest and Fees. All interest on the Existing Term Loans, if any, outstanding under the Existing Loan Agreement which is accrued and unpaid to and including the Restatement Effective Date, and all commissions, fees and other amounts payable by the Borrower under the Existing Loan Agreement (whether or not then due and payable) shall have been paid in full (including any amounts payable to any of the Existing Lenders as a result of the transactions contemplated under the Lender Assignment).

                  (ab) Annual Budget. The Agent shall have received a monthly forecasted operating and capital expenditure budget for the Borrower's fiscal year ending December 31, 2000, in form and substance satisfactory to the Agent.

                  (ac) Allowances Report. The Agent shall have received a report from Pace Global Energy Services regarding Allowances required to be purchased by the Borrower, in form and substance satisfactory to the Agent.

                  (ad) Project Development Agreement Amendment. The Agent shall have received the Project Development Agreement Amendment, in form and substance satisfactory to the Agent.

                  (ae) Additional Matters. All other documents and legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and its special counsel.

         SECTION 9.02. [INTENTIONALLY OMITTED].

         SECTION 9.03. Conditions to All Extensions of Credit. The obligations of each Lender to make or participate in, as the case may be, each Extension of Credit, other than Debt Service Reserve Letter of Credit Loans and the extension of each of the Term VP Letters of Credit pursuant to Section 6.01 (each, a "Credit Event") is subject to, in addition to the appropriate conditions set forth elsewhere in this Section 9, the satisfaction, on the date of such Credit Event, of the following conditions precedent:

                  (a) Governmental Approvals and Other Consents and Approvals. All Governmental Approvals and other consents and approvals referred to in Section 8.05 shall have been duly obtained or made and shall be in full force and effect, and a copy of each such Governmental Approval, consent and approval shall have been delivered to the Agent.

                  (b) Qualifying Facility. The Facility shall be a Qualifying Facility and FERC shall have certified that the Facility is a Qualifying Facility with the Borrower as owner, which certification shall be in full force and effect on the date of such Credit Event; and the operation of the Facility shall be proceeding in accordance with such certification.

                  (c) No Change in Law. No change shall have occurred after the date hereof in any applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof (i) which, in the opinion of any Lender, would make such Lender's participation in the transactions contemplated hereby illegal or subject such Lender or any of its Affiliates to any burdensome governmental regulation in connection with such transactions or (ii) which, in the opinion of the Required Lenders, would require the cancellation, suspension or termination of any of the Project Documents, which cancellation, suspension or termination, in the opinion of the Required Lenders, could reasonably be expected to have a material adverse effect on the economic viability of the Project.

                  (d) No Public Utility. Neither the Agent nor any Lender nor the Borrower nor any of their respective Affiliates shall, in the opinion of the Agent and its special counsel or any Lender and its counsel, solely by reason of (i) the ownership of the Facility or the operation thereof by the Borrower, (ii) the making of the Loans or the issuance of the Letters of Credit or any other Extension of Credit,
         (iii) the securing of the Obligations by Liens on the Project and the Assigned Agreements, (iv) the potential exercise by the Agent or any Lender of any remedies under the Security Documents including, without limitation, the acquisition of the Borrower's right, title and interest in and to the Facility through foreclosure, or (v) any other transaction contemplated by this Agreement or any of the other Project Documents, be deemed by any Governmental Authority having jurisdiction to be, or be subject to regulation as, an "electric utility," "electric corporation," "electrical company," "public utility," "public utility holding company," "public service company," "public service corporation" or a corporation carrying on the services of or exercising any of the powers or functions of, a "public service enterprise" or organized to conduct the business of a "public service business" under any existing law, rule or regulation of any Governmental Authority; and neither the Agent or Lender nor any of its Affiliates shall, in the opinion of the Agent and its special counsel or any Lender and its counsel, solely by reason of its ownership or operation of the Facility upon the exercise of any Agent's or any Lender's remedies under the Security Documents, be deemed by any Governmental Authority having jurisdiction to be (A) subject to regulation as a public utility under Parts II and III of the Federal Power Act (except for certain provisions relating to interconnection, wheeling, and reporting interlocking directorates) or considered an electric utility company under the Public Utility Holding Company Act of 1935; or (B) subject to any state law or regulation respecting (i) the rates of electric utilities, or (ii) the financial and organizational regulation of electric utilities, provided that neither the Agent nor the Lender is otherwise an electric utility, electric utility holding company, or a subsidiary or affiliate of either, or any combination thereof.

                  (e) No Material Adverse Change, Etc. In the opinion of the Agent and the Required Lenders, (i) no material adverse change in the financial condition, business, operations or prospects of the Borrower, Cogentrix Energy or the Project (including, without limitation, no material adverse change in the Project's budget or in its cash flow projections) shall have occurred since the date hereof, and (ii) no other event (including, without limitation, a material adverse change in the financial condition, business, operations or prospects of any Participant) shall have occurred since the date hereof which might reasonably be expected to have a material adverse effect on (A) the ability of the Borrower or any other Participant to perform its obligations under any of the Project Documents to which it is a party or (B) the financial condition, business, operations or prospects of the Project.

                  (f) Representations and Warranties. The representations and warranties made by the Borrower herein (other than those contained in Section 8.21) or by the Borrower or any other Reporting Participant in any other Project Document to which such Person is a party, or which are contained in any certificate, document, financial or other statement furnished by the Borrower or any other Reporting Participant hereunder or thereunder or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Event as if made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  (g) No Default or Event of Default. No Default or Event of Default shall be in existence on the date of such Credit Event, or shall occur after giving effect to the Extensions of Credit to be made on such date.

                  (h) Additional Matters. All other documents with respect to the Borrower and the Project as the Agent may reasonably request and all such documents and legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and its special counsel.

         SECTION 10. AFFIRMATIVE COVENANTS

         So long as any Letter of Credit shall remain outstanding and until payment in full of the Loans, the Notes, the Bonds and all other Obligations of the Borrower hereunder or under any of the Security Documents the Borrower hereby agrees that:

         SECTION 10.01. [INTENTIONALLY OMITTED].

         SECTION 10.02. Conduct of Business, Maintenance of Existence, Etc. The Borrower shall at all times (i) engage solely in the business of owning and operating the Project, (ii) preserve and maintain in full force and effect its existence as a corporation under the laws of the State of North Carolina, its qualification to do business in the Commonwealth of Virginia and in each other jurisdiction in which the conduct of its business requires such qualification, and all of its rights, privileges and franchises necessary for the ownership and operation of the Project, (iii) obtain and maintain in full force and effect all Governmental Approvals and other consents and approvals required at any time in connection with the ownership or operation of the Project, (iv) maintain the Facility as a Qualifying Facility, and (v) remain an indirect wholly-owned Subsidiary of Cogentrix Energy.

         SECTION 10.03. Payment of Obligations. The Borrower will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Indebtedness and other obligations of whatever nature, except for any Indebtedness or other obligations which are being contested in good faith and by appropriate proceedings if (i) adequate reserves with respect thereto are maintained on the books of the Borrower, and (ii) such contest does not involve any risk of the sale, forfeiture or loss of any of the right, title, estate and interest of the Borrower in the Collateral.

         SECTION 10.04. Performance under Other Agreements. The Borrower shall duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed hereunder and under the Notes, the Sale Agreement and the Security Documents, and shall duly perform and observe in all material respects all of the covenants, agreements and conditions on its part to be performed and observed under the other Project Documents to which it is a party. The Borrower shall diligently enforce all of its rights under each Assigned Agreement unless failure to enforce such rights would not have a material adverse effect on its rights or remedies as a whole under such Assigned Agreement.

         SECTION 10.05. Insurance.

         (a) Insurance Against Loss or Damage. Without cost to any Secured Party, the Borrower shall maintain or cause to be maintained in effect at all time insurance with respect to the Facility against all risks of physical loss in such amount as the Borrower would, in the prudent management of its property, maintain, or as would be maintained by others similarly situated in respect of property similar to the Facility; provided that the amount of such insurance shall not be less than the replacement cost of the Facility. All insurance policies shall be on a "no co-insurance/replacement cost" basis, in such form (including the form of the loss payable clauses to be endorsed as to all property, delayed opening and business interruption policies), of such type and scope of coverage and with such insurers as shall at all times be reasonably satisfactory to the Required Lenders. On or prior to the Restatement Effective Date, the Borrower shall procure or cause to be procured at its own expense and maintain in full force and effect, with responsible insurers approved to do business in the Commonwealth of Virginia rated A-1 or better, with a minimum size rating of "IX," by Best's Rating Service (except for policies underwritten by Lloyd's of London and approved companies, acceptable to the Agent), the following types of insurance:

                  (i) Workers' Compensation Insurance: Workers' Compensation insurance as required by Virginia state law, including, without limitation, (x) employer's liability insurance in the amount of $500,000 per occurrence (the policies with respect to which shall include all states' coverage) and (y) Longshoremen's and Harbor Workers' Compensation Act Insurance.

                  (ii) General Liability Insurance: Insurance against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products, completed operations, blanket contractual, explosion, collapse and underground coverage and broad form property damage with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and a $2,000,000 aggregate annual limit.

                  (iii) Automobile Liability Insurance: Insurance against claims of personal injury (including bodily injury and death) and property damage covering all owned, leased, non-owned and hired vehicles with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage liability.

                  (iv) Excess Insurance: Excess liability insurance on an "occurrence" basis covering claims in excess of the underlying insurance described in the foregoing clauses (i), (ii) and (iii) with a minimum limit of $19,000,000 per occurrence and a $19,000,000 aggregate annual limit.

                  (v) Physical Damage Insurance: Property damage insurance on an "all risk" basis including coverage against damage or loss caused by earth movement and flood including the remainder of testing exposures and providing (1) coverage for the Project in a minimum aggregate amount equal to the "full insurable value" of the Project, (2) transit coverage, including ocean marine coverage, with sub-limits sufficient to insure the full replacement value of all property or equipment removed from the Project, and (3) coverage for the steam and electrical transmission lines and related equipment for which the insured has an insurable interest. For purposes of this Section 10.05, "full insurable value" shall mean the full replacement value of the Project, including any improvements and equipment and supplies, without deduction for physical depreciation; all such policies may have deductibles of not greater than $100,000 except for earth movement which will have the lowest deductible available (in the good faith judgment of the Agent) on commercially reasonable terms in the insurance market place. Such insurance shall include an "agreed amount" clause or no co-insurance clause.

                  (vi) Boiler and Machinery Insurance: Boiler and Machinery insurance coverage to be written on a "comprehensive form" basis for all insurable objects, including but not limited to pressure vessels, electrical turbines and equipment, motors, air tanks, boilers, machinery, pressure piping or any other similar objects located on or adjacent to the Site in a minimum aggregate amount equal to the maximum foreseeable loss (with losses to be adjusted on a full replacement values); all such policies may have deductibles of not greater than $100,000 except for damage or loss to the turbine which will have a deductible of not greater than $100,000 or such lesser amount as shall (in the good faith judgment of the Agent) be available on commercially reasonable terms.

                  (vii) Business Interruption Insurance: Business interruption insurance covering fixed expenses and Debt Service for a minimum period of 12 months; such policy may provide that insurance proceeds will not be paid in respect of the first 30 days of such business interruption.

                  (viii) Such insurance as required in this Section 10.05(a) shall be continued in force until such time as the Letters of Credit shall have been terminated and the Obligations shall have been paid in full.

         (b) Loss Payee. All insurance policies required hereby covering loss or damage to the Facility shall name the Agent on behalf of the Secured Parties as loss payee with standard mortgagee endorsement, and shall provide that any payment thereunder for any loss or damage shall be made to the Agent for the benefit of the Secured Parties.

         (c) Special Policy Provisions. All policies (other than policies with respect to workers' compensation, occupational disability benefits or similar insurance) shall insure the interests of the Agent and the Secured Parties regardless of any breach or violation by the Borrower of warranties, declarations or conditions contained in such policies or any action or inaction of the Borrower or any other Person; each liability policy shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums, commissions, assessments or calls (which shall be solely a liability of the Borrower) shall operate in the same manner as if there were a separate policy covering each such insured; each policy (except Workers' Compensation) shall waive any right of subrogation of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Borrower; and each such policy shall provide that, if such insurance is to be canceled or terminated for any reason whatsoever the insurers will promptly notify the Borrower and the Agent, and any such cancellation or termination shall not be effective as to the Agent and the Secured Parties for 60 days after receipt of such notice by the Agent, and that appropriate certification shall be made to the Borrower by each insurer with respect thereto. Liability insurance as required in Section 10.05(a)(ii), (iii) and (iv) shall be primary and not excess to or contributing with any insurance or self insurance maintained by the Secured Parties, or their respective officers and employees (and such other persons as may be required by the Project Documents).

         (d) Additional Requirements. In addition to the other requirements of this Section 10.05, the Borrower shall comply in all respects with any insurance requirements contained in any other Project Document to which it is a party.

         (e) Certificates of Insurance. The Borrower shall deliver to the Agent prior to the expiration date of each insurance policy required to be maintained by it pursuant to this Section 10.05, a certificate executed by the insurer or its duly authorized agent evidencing the continuance of such insurance policy (or, upon request, a certified copy of such portions of such insurance policy which concern the Project).

         (f) Application of Payments. All payments received by any Secured Party or the Borrower under any business interruption insurance policy shall promptly be deposited in the Revenue Account for application in accordance with the provisions of Section 4.02 and 4.03 of the Security Deposit Agreement. All payments received by any Secured Party or the Borrower from any insurer with respect to loss or damage to the Facility or other Collateral shall promptly be deposited in the Insurance and Condemnation Proceeds Account for application in accordance with the provisions of Section 4.10 of the Security Deposit Agreement.

         (g) No Duty of any Agent or any Lender to Verify. No provision of this
Section 10.05 or any provision of any other Project Document shall impose on the Agent or any Lender any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall the Agent or any Lender be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter.

         SECTION 10.06. Inspection of Property; Books and Records; Discussions. The Borrower shall keep proper books of record and account in which full, true and correct entries shall be made of all of its transactions in accordance with sound accounting practice, and the Borrower shall permit representatives of the Agent and the Lenders and the Independent Engineer to visit and inspect its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants, all at such times during business hours and at such intervals as the Agent or the Independent Engineer reasonably may request. The Independent Engineer and representatives of the Agent and the Lenders shall have the right to inspect the Project from time to time upon notice to a representative of the Borrower and to witness and verify all tests, investigations and inspections referred to in the Power Purchase Agreements. The Borrower shall at all times cause an accurate and complete set of the "as built" plans and specifications relating to the Project to be maintained at the Facility and available for inspection by the Independent Engineer, the Agent and the Lenders, which plans and specifications shall be amended and supplemented from time to time to reflect on a current basis all improvements, additions and modifications to the Project.

         SECTION 10.07. Compliance with Laws. The Borrower shall comply with all laws, rules, regulations and orders, and shall from time to time obtain and comply with all Governmental Approvals as shall now or hereafter be necessary under applicable law or regulation, in connection with the ownership, operation or maintenance of the Project (except any thereof the non-compliance with which would not have a material adverse effect on the Borrower or the Project, the Borrower's ability to perform its obligations under the Project Documents or the rights or interests of the Agent or the Lenders) or the making and performance by the Borrower of any of the Project Documents to which it is a party.

         SECTION 10.08. Financial Statements. The Borrower shall furnish or cause to be furnished to the Agent and each Lender:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of each Reporting Participant, a copy of the balance sheet of such Reporting Participant as of the end of such fiscal year and the related statements of income, retained earnings and changes in cash flow of such Reporting Participant for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, certified without qualification or exception as to the scope of its audit by independent public accountants of national standing reasonably acceptable to the Agent; and

                  (b) as soon as available, but in any event within 45 days after the end of each quarterly period of each fiscal year of each Reporting Participant, the unaudited balance sheet of such Reporting Participant as of the end of such quarterly period and the related unaudited statements of income and retained earnings and changes in cash flow of such Reporting Participant for such quarterly period and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the previous period, certified by the chief executive officer or chief financial officer of such Reporting Participant (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except for changes approved or required by the independent public accountants certifying such statements and disclosed therein).

         SECTION 10.09. Certificates; Other Information. The Borrower shall furnish or cause to be furnished to the Agent:

                  (a) concurrently with the delivery of the financial statements of the Borrower referred to in Section 10.08(a), a certificate of the independent public accountants that certified such financial statements stating that in making the examination necessary for the audit thereof no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements of the Borrower referred to in Section 10.08(b), a certificate of a Responsible Officer of the Borrower stating that, to the best of his knowledge after due inquiry, the Borrower during the period covered by such financial statements has observed and performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Project Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default hereunder at any time during such period or on the date of such certificate and no knowledge of any default or event which with the giving of notice or the lapse of time or both would constitute a default under any of the other Project Documents at any time during such period or on the date of such certificate (or, if any such Default or Event of Default or default or event shall have occurred, a statement setting forth the nature thereof and the steps being taken by the Borrower to remedy the same);

                  (c) with respect to any Single Employer Plan adopted or amended by the Borrower or any Commonly Controlled Entity on or after the Closing Date, any determination letters received from the Internal Revenue Service with respect to the qualification of such Plan, as initially adopted or amended under Section 401(a) of the Code;

                  (d) promptly after delivery or receipt thereof, a copy of each material notice, demand or other communication delivered by or received by the Borrower pursuant to any Project Document;

                  (e) copies of each Governmental Approval or other consent or approval obtained or made by the Borrower;

                  (f) within 15 days after each Installment Payment Date, a certificate of the chief financial officer of the Borrower setting forth the information necessary to determine the Borrower's Twelve-Month Debt Coverage Ratio as at such Installment Payment Date and its Excess Project Cash Flow for the three-month period ended on such Installment Payment Date;

                  (g) within 15 days after the end of each month, a certificate of the chief financial officer of the Borrower setting forth the information necessary to determine the Modified Project Cash Flow for the one-month period then ended;

                  (h) concurrently with the delivery thereof to the Security Agent, a copy of each certificate, request, direction or notice delivered by the Borrower to the Security Agent pursuant to the Security Deposit Agreement.

                  (i) promptly after any material interruption in the supply of Fuel to the Project, a notice describing the circumstances of such interruption; and

                  (j) promptly, such additional financial and other information with respect to the Borrower, Delaware Holdings, Cogentrix Energy, CI, the Project and, to the extent such information can reasonably be obtained by the Borrower, the Fuel Suppliers, DuPont, ReUse, Global Stone, CSX and Virginia Power, as the Agent or any Lender may from time to time reasonably request.

         SECTION 10.10. Taxes and Claims. The Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Borrower. The Borrower shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted, and may permit the taxes, assessments, charges, levies or claims so contested to remain unpaid during the period of such contest (but in any event not longer than the period permitted by the applicable provisions of the Ground Lease or the Power Purchase Agreements) if: (a) the Borrower diligently prosecutes such contest, (b) the Borrower sets aside on its books adequate reserves with respect to the contested items, (c) during the period of such contest the enforcement of any contested item is effectively stayed and (d) in the reasonable opinion of the Agent, such contest does not involve any substantial danger of the sale, forfeiture or loss of any part of the Project, title thereto or any interest therein and does not interfere with the operation of the Facility. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

         SECTION 10.11. Maintenance of Property. (a) The Borrower, at its expense, shall keep the Facility in good working order and condition and make all repairs, replacements and renewals with respect thereto and all additions and betterments thereto, in each case (i) in compliance with the terms of the Power Purchase Agreements, the Steam Purchase Agreement (including, without limitation, the provisions of Section 2.8 thereof) and the Coal Supply Agreements and in compliance with all Requirements of Law affecting the Project and all requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Project is located,
(ii) in compliance with the maintenance procedures prescribed or recommended by, and sufficient to keep in effect the warranties of, manufacturers and/or vendors of the various components of the Facility, and (iii) in accordance with the practices, standards and procedures customary in the cogeneration industry with respect to coal-fired cogeneration facilities.

         (b) If, after any loss, destruction or damage with respect to the Project referred to in the definition of "Event of Loss," the conditions specified in subclauses (x), (y) and (z) of said definition are satisfied, the Borrower at all times thereafter will proceed diligently with all work necessary to replace and/or repair such loss, destruction or damage.

         SECTION 10.12. Notices. The Borrower will, promptly upon obtaining knowledge of any of the following, give notice to the Agent and the Lenders:

                  (a)  of the occurrence of any Default or Event of Default;

                  (b) of the occurrence of any default or event of default under any Assigned Agreement;

                  (c) of any litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority;

                  (d) of any litigation or proceeding affecting the Borrower in which the amount involved is $100,000 or more or in which injunctive or similar relief is sought;

                  (e) of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower to terminate, withdraw or partially withdraw from any Plan, or
         (iii) the reorganization or insolvency of any Multiemployer Plan, and, in addition to such notice, deliver to the Agents and the Lenders whichever of the following may be applicable: (A) a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, or (C) any notice of the reorganization or insolvency of a Multiemployer Plan received by the Borrower;

                  (f) of any material adverse change in the properties, business, operations, or financial or other condition of the Borrower and of any change of law, rule or regulation which has or would have such a material adverse effect;

                  (g) of any loss or damage to the Collateral in excess of $200,000;

                  (h) of any event or condition which would change any matter represented to in Section 8.23;

                  (i) of the execution and delivery of any Additional Contract; and

                  (j) of any material event constituting force majeure under any of the Project Documents.

Each notice pursuant to this Section 10.12 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto and, with respect to a notice given pursuant to clause (j), shall be accompanied by a copy of the Additional Contract. For all purposes of clause (e) of this Section 10.12, the Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

         SECTION 10.13. Assignments of Additional Contracts; Maintenance of Liens of the Security Documents; Future Project Mortgages. The Borrower will:

                  (a) after the execution and delivery of any Additional Contract, and promptly upon the request of the Agent, execute and deliver to the Agent, with a copy for each Lender, an Assignment with respect to such Additional Contract and cause the other party or parties to such Additional Contract to execute and deliver to the Agent and the Lenders a Consent to Assignment with respect to such Assignment;

                  (b) promptly upon the request of the Agent and at the Borrower's expense, execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Agent to be necessary or desirable for the creation or perfection of the liens and security interests purported to be created by the Security Documents; and

                  (c) if the Borrower shall at any time acquire any real property or leasehold or other interest in real property not covered by the Project Mortgage, promptly upon such acquisition (or on the Restatement Effective Date, if such acquisition occurred prior thereto) execute, deliver and record a supplement to the Project Mortgage, satisfactory in form and substance to the Agent, subjecting such real property or leasehold or other interest to the lien and security interest created by the Project Mortgage.

         SECTION 10.14. Annual Opinion of Counsel. The Borrower shall furnish to the Agent and the Lenders within 90 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2001, an opinion of counsel addressed to the Agent and each Lender (a) stating that such action has been taken with respect to the filing, recording, re-filing and re-recording of the Security Documents and/or financing statements and continuation statements with respect thereto as is necessary to protect and preserve the rights and interests of the Borrower in and to the Collateral and the liens on and security interests in the rights and interests of the Borrower in and to the Collateral created by the Security Documents to which the Borrower is a party, and reciting the details of such action or referring to prior opinions of counsel in which such details are given and (b) stating what, if any, action of the foregoing nature may reasonably be expected to become necessary during the next succeeding twelve months in order to protect and preserve the rights and interests of the Borrower in and to the Collateral and the liens on and security interests in the Collateral created by the Security Documents to which the Borrower is a party.

         SECTION 10.15. Employee Plans. For each Plan adopted by the Borrower, the Borrower shall (a) use its best efforts to seek and receive determination letters from the Internal Revenue Service to the effect that such Plan is qualified within the meaning of Section 401(a) of the Code; and (b) from and after the date of adoption of any Plan, cause such Plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

         SECTION 10.16. Purchase of Allowances. (a) In addition to the 508 NOx emissions credits allocated to the Borrower by the EPA, the Borrower shall acquire the quantity of

Allowances set forth in Column X of Schedule 8 for each calendar year set forth in Column Y of such Schedule, commencing in the year 2003 to and including the year 2010, as Schedule 8 may be amended or otherwise modified pursuant to
Section 10.16(b). Such acquisition by the Borrower shall occur on or before May 1st of each such year and, no later than May 1st of each such year, the Borrower shall provide to the Agent evidence reasonably satisfactory to the Agent that such required Allowances have been acquired, including the amounts paid for each such Allowance.

         (b) Adjustment to Schedule 8. Upon receipt on or before April 15 of any calendar year set forth in Column Y of Schedule 8, of a certificate signed by a Responsible Officer of the Borrower, and confirmed in writing by the Agent and the Independent Engineer, certifying that (i) the current operation of the Facility demonstrates to the satisfaction of the Independent Engineer that the Facility can achieve lower emissions levels such that the quantity of Allowances set forth in Schedule 8 required to be obtained by the Borrower may be reduced by the amount equal to the difference between the quantity of Allowances set forth in Column X of Schedule 8 with respect to such year and the quantity of Allowances required to achieve such lower emissions levels as set forth in such certificate (such difference referred to as the "Reduction Amount") and remain in compliance with all environmental laws and regulations and (ii) after giving effect to any Cash Operating Costs attributable to the reduction in emissions levels (which Cash Operating Costs have not been funded by Cogentrix Energy), the Projected Yearly Debt Coverage Ratio for such year is at least 1.35 to 1 (and attaching pro forma projections in form and substance reasonably satisfactory to the Agent demonstrating such ratio), the number of Allowances set forth in Column X in Schedule 8 for such calendar year shall be reduced by the Reduction Amount set forth in such certificate.

         SECTION 10.17. [INTENTIONALLY OMITTED].

         SECTION 10.18. Fiscal Year. The fiscal year of the Borrower shall be the twelve-month period ending on December 31 of each year.

         SECTION 10.19. [INTENTIONALLY OMITTED].

         SECTION 10.20. Indemnification. The Borrower shall pay, and protect, indemnify and save harmless the Agent, the Issuing Bank and the Lenders and, in their capacity as such, their officers, directors, shareholders, controlling persons, employees, agents (including without limitation the Independent Engineer, the Fuel Consultant and the Insurance Advisor) and servants (individually an "Indemnified Party," collectively the "Indemnified Parties") from and against, all liabilities, losses, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or judgments of any nature arising from (i) the offering and sale of the Bonds, or (ii) default by the Borrower in the performance of its respective agreements, rights or obligations contained in this Agreement or the Project Documents, or any other instrument or agreement entered into by the Borrower in connection herewith or therewith; provided that the Borrower will not be liable to any Indemnified Party for such liabilities, losses, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, attorneys' fees) or judgments arising from (x) such Indemnified Party's gross negligence or wilful misconduct or (y) such Indemnified Party's default hereunder or (z) any untrue statement of a material fact in the material relating to such Indemnified

Party, in any offering circular used in the sale of Bonds if such material was approved in writing by such Indemnified Party prior to its inclusion in such offering circular. Each of the Agent, the Issuing Bank and the Lenders agree with respect to any action, suit or proceeding against it, or any of its officers, directors, shareholders, controlling persons, employees, agents and servants, in respect of which indemnity may be sought hereunder, that it will give written notice of the commencement of such action to the Borrower within a reasonable time after it is made a party to such action; but the omission to so notify the Borrower will not relieve the Borrower from any liability which it might have to the Indemnified Party which failed to give such notice otherwise than under this Section 10.20 nor affect any rights the Borrower may have otherwise than under this Section 10.20 to participate in or assume the defense of any action brought against such indemnified party. Upon receipt of any such notice by the Borrower, the Borrower shall be entitled to assume the defense of such action, including the employment of counsel and the payment of all expenses in connection with such defense, and shall have the right to negotiate and consent to settlement. Any Indemnified Party shall have the right to employ separate counsel in any such action against it and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Borrower or (ii) the Borrower shall have elected not to assume the defense of such action or (iii) such Indemnified Party has been advised by its own counsel that there are legal defenses available to such Indemnified Party which are different from, additional to or in conflict with the defenses available to the Borrower. The Borrower shall not be liable for any settlement of any such action effected without its consent; but if any such action is settled with the consent of the Borrower or if there is a final judgment for the plaintiff in any such action (of which the Borrower shall have been notified), the Borrower shall indemnify and hold harmless each Indemnified Party from and against any losses, claims, damages, liabilities or expenses incurred or suffered by reason of such settlement or judgment. This covenant shall survive the termination of this Agreement and the payment of the Bonds, the Loans and the other Obligations.

         SECTION 10.21. Use of Proceeds. The proceeds of Additional Term Loans shall be used to pay a dividend to Borrower's parent and to pay any transaction costs and expenses incurred in connection with this Agreement, including Interest Hedge Transaction termination fees, if any. The proceeds of any drawing under any Letter of Credit shall be applied as provided in such Letter of Credit.

         SECTION 10.22. Coal Supply Agreement - Unit II; ANR Guarantee. On or prior to June 5, 2005, the Borrower shall extend or replace the existing Coal Supply Agreement - Unit II for an additional term expiring no earlier than September 30, 2010, such agreement as extended or replaced to be on terms no less favorable to the Borrower than those contained in the Coal Supply Agreement
- Unit I for the period from 2005 through 2010 and otherwise in form and substance satisfactory to the Agent.

         SECTION 11. NEGATIVE COVENANTS

         So long as any Letter of Credit shall remain outstanding and until payment in full of the Loans, the Notes, the Bonds and all other Obligations of the Borrower hereunder or under any of the Security Documents, the Borrower hereby agrees that:

         SECTION 11.01. Merger, Sale of Assets, Purchases, Etc. The Borrower shall not merge into or consolidate with any other Person, change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or sell, lease, transfer or otherwise dispose of any assets other than (a) sales of electric power pursuant to the Power Purchase Agreements, sales of steam pursuant to the Steam Purchase Agreement and sales of any other by-products of the fuel combustion process of the Facility; (b) any merger, consolidation or disposition (i) which does not have a material adverse effect upon the financial condition or net worth of the Borrower and (ii) after which the Borrower remains a wholly-owned direct or indirect subsidiary of Cogentrix Energy, (c) any sale, transfer or disposition of assets permitted under Section 17.05, (d) sales of Permitted Investments for cash or other Permitted Investments, (e) sales of Bonds by the Remarketing Agent on its behalf and (f) any sale for cash of any Allowance owned by the Borrower; provided that the Borrower receives fair market value for such Allowance. The Borrower will not purchase or acquire any assets other than (w) the purchase of assets in connection with the acquisition and construction of the Project, (x) the purchase of assets in the ordinary course of business reasonably required in connection with the operation and maintenance of the Facility, including, without limitation, the purchase of any Allowances pursuant to Section 10.16,
(y) Permitted Investments and (z) the purchase of Bonds pursuant to Sections
2.09 and 2.10 of the Indenture.

         SECTION 11.02. Indebtedness. The Borrower shall not create, incur or assume any Indebtedness other than Indebtedness of the Borrower hereunder or in respect of the Sale Agreement and other Obligations, except that the Borrower may be and become obligated in connection with (a) an Interest Hedging Transaction pursuant to Section 10.19, (b) Junior Working Capital Loans from Cogentrix Energy and/or Delaware Holdings and (c) Capital Leases to the extent permitted by Section 11.09.

         SECTION 11.03. Dividends, Etc. The Borrower shall not (i) declare or pay any dividends (other than dividends payable solely in common stock of the Borrower) nor make any other payment on account of, or purchase, redeem, retire or otherwise acquire, any shares of any class of stock or other interest in the Borrower, whether in cash or other property, or make any other distribution in respect thereof, (ii) pay any income taxes on the taxable income of the Borrower, (iii) make any payments in respect of interest on or principal of the Junior Working Capital Loans from Cogentrix Energy or Delaware Holdings, whether in cash or other property, or make any other payment in respect thereof, (iv) pay any Operating Management Fee, (v) pay any amounts in respect of allocated regional and central support costs of the Borrower or (vi) make any loan to Cogentrix Energy or any of its Affiliates (other than any loan permitted by Section 11.07(b)) (payments or distributions pursuant to such clauses (i), (ii),
(iii), (iv), (v) or (vi), "Restricted Payments"), except that the Borrower may
(1) pay a cash dividend on its outstanding Capital Stock on the Restatement Effective Date pursuant to and in accordance with Section 10.21, (2) pay any cash dividend on its outstanding Capital Stock with amounts disbursed to the Borrower from the Accounts on the Restatement Effective Date pursuant to Section
4.16 of the Security Deposit Agreement, (3) pay a cash dividend on its outstanding Capital Stock on January 1, 2001, in the amount of $3,500,000, which represents the Debt Service Reserve Deposit and (4) after any Installment Payment Date pay in accordance with the Security Deposit Agreement, Restricted Payments in an aggregate amount not exceeding the Borrower's Excess Project Cash Flow for the three-month period ended on such Installment Payment Date if at the time thereof with respect to any payment under this clause (4), and immediately after giving effect thereto, (i) the

Twelve-Month Debt Coverage Ratio as of such Installment Payment Date is at least
1.15 to 1, (ii) all Accounts have been funded to the levels required pursuant to the Security Deposit Agreement and (iii) no Default or Event of Default shall have occurred and be continuing. Prior to paying any such Restricted Payment under clause (4) in the immediately preceding sentence, the Borrower shall have furnished to the Agent and the Lenders the certificate required by Section 10.09(f).

         SECTION 11.04. Liens, Etc. The Borrower shall not create or suffer to exist any Lien securing any Indebtedness or other obligation of the Borrower or any other Person, other than Permitted Liens.

         SECTION 11.05. Nature of Business. The Borrower shall not engage in any business other than the operation of the Project.

         SECTION 11.06. Amendment, Termination or Extension of Contracts, Etc.
(a) The Borrower shall not, without the prior written consent of the Required Lenders, agree to or permit (a) the cancellation, suspension or termination of any Project Document (except upon the expiration of the stated term thereof),
(b) the assignment of the rights or obligations of any party to any Project Document except (x) as contemplated by this Agreement or the Security Documents or (y) as permitted without the consent of the Borrower by the terms of such Project Document, or (c) any amendment, supplement or modification of, or waiver with respect to any of the provisions of, any Project Document to which the Borrower is a party or with respect to which the consent of the Borrower is required; provided that the Borrower may, upon prior written notice to the Agent, amend, supplement, waive or otherwise modify any Project Document to which it is a party (other than the Construction Contract, the Project Development Agreement, the Power Purchase Agreements, the Steam Purchase Agreement, the ANR Guarantee, the Coal Supply Agreements, the Environmental Indemnity Agreement, the Ground Lease, the Easement Agreements or any Project Document to which the Agent is a party or any Project Document which is expressly for the benefit of the Agent or any Secured Party as a named third party beneficiary) in any manner which does not alter in any material respect the rights or obligations of the respective parties thereto.

         (b) The Borrower shall not, without the prior written consent of the Required Lenders, enter into any Additional Contract.

         (c) The Lenders hereby agree to use their best efforts to provide the Borrower with any consent requested pursuant to this Section 11.06, or notification that such consent will not be forthcoming, within 30 days of written request thereof from the Borrower.

         SECTION 11.07. Permitted Investments. The Borrower shall not make any investments (whether by purchase of stock, bonds, notes or other securities, loan, advance or otherwise) other than (a) Permitted Investments and (b) loans to Cogentrix Energy or any of its Affiliates made (i) with amounts disbursed to the Borrower from the Accounts on the Restatement Effective Date pursuant to
Section 4.16 of the Security Deposit Agreement or (ii) on January 1, 2001, in the amount of $3,500,000, which represents the Debt Service Reserve Deposit.

         SECTION 11.08. Qualifying Facility. The Borrower shall not (x) take any action which would cause the Facility to cease to be a Qualifying Facility, or
(y) omit to take any action necessary to cause the Facility to be a Qualifying Facility.

         SECTION 11.09. Leases. The Borrower shall not enter into, or be or become liable under, any agreement for the lease, hire or use of any real property or of any personal property, except for leases of personal property, the aggregate annual rental under which shall not exceed $2,500,000 in any fiscal year of the Borrower and which will not reduce the Projected Yearly Debt Coverage Ratios of the Borrower to a level below those Projected Yearly Debt Coverage Ratios of the Borrower as furnished by the Borrower to the Agent on or prior to the Restatement Effective Date pursuant to Section 9.01(j); provided, that any such agreement in respect of real or personal property that is integral to the continuing operation of the Project in the reasonable opinion of the Agent, shall be assigned to the Agent as security for the Obligations.

         SECTION 11.10. Offering Circular. The Borrower shall not include any material relating to the Issuing Bank or any Bond Letter of Credit in any offering circular used in the offering or sale of the Bonds or remarketing of the Bonds unless such material is approved in writing by the Issuing Bank prior to its inclusion in the offering circular.

         SECTION 11.11. Fiscal Year. The Borrower shall not change its fiscal year except on 60 day's prior written notice to the Agent.

         SECTION 11.12. Change of Office. The Borrower shall not change the location of its chief executive office or principal place of business or the office where it keeps its records concerning the Project and all contracts relating thereto from that existing on the date of this Agreement and specified in Section 8.21, unless the Borrower shall have given the Agent at least 30 days' prior written notice thereof and all action necessary or advisable in the Agent's opinion to protect and perfect the liens and security interests with respect to the right, title, estate and interest of the Borrower in and to the Collateral created by the Security Documents to which the Borrower is a party shall have been taken.

         SECTION 11.13. Change of Name. The Borrower shall not change its name except on 60 days' prior written notice to the Agent.

         SECTION 11.14. Compliance with ERISA. The Borrower shall not (a) terminate any Single Employer Plan so as to result in any material liability to PBGC, (b) engage in or permit any Affiliate to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which would subject the Borrower to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan subject to Section 412 of the Code or Part 3 of Title I(b) of ERISA, (d) allow or permit to exist any event (including a Reportable Event) or condition which represents a material risk of incurring a material liability to PBGC or (e) permit the present value of all benefits vested under all Single Employer Plans subject to Title IV of ERISA, based on those assumptions used to fund the Plans, as of any valuation date with respect to such Plans to exceed the value of the assets of the Plans allocable to such benefits.

         SECTION 11.15. Transactions with Affiliates and Others; Operating Management Fee. The Borrower shall not, directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, or enter into any management or similar fee arrangement with, any Affiliate or any officer, director or employee of the Borrower or Cogentrix Energy, except for (a) the transactions contemplated by the Project Documents, (b) sales of the Borrower's common stock to CHC, and (c) transactions in the ordinary course of business (including, without limitation, the allocation of regional and central support costs among the Borrower and other Subsidiaries of Cogentrix Energy) and upon fair and reasonable terms substantially no less favorable than the Borrower could obtain, or could become entitled to, in an arm's-length transaction with a Person which is not an Affiliate. Notwithstanding the foregoing, (i) Cogentrix Energy and/or Delaware Holdings may make Junior Working Capital Loans to the Borrower and (ii) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, after receipt by the Agent and the Lenders of the certificate required by Section 10.09(g), pay to Cogentrix Energy the Operating Management Fee, such Operating Management Fee to be paid no more frequently than monthly.

         SECTION 11.16. Change of Remarketing Agent or Tender Agent. The Borrower shall not appoint any successor or additional Remarketing Agent or Tender Agent pursuant to the Indenture, or give any notice to effectuate such appointment, without the prior written consent of the Agent, which consent shall not be unreasonably withheld.

         SECTION 11.17. Tax Exempt Status of Bonds. The Borrower shall not (a) take any action that would cause interest on any Bonds to cease to be excluded from gross income for federal income tax purposes, or (b) omit to take any action necessary to cause interest on any Bonds to remain excluded from gross income for federal income tax purposes.

         SECTION 11.18. Optional Redemption of Bonds. Other than with respect to redemptions required to be made pursuant to the provisions of Section 5.08, the Borrower shall not cause any Bonds to be optionally redeemed or defeased pursuant to Section 10.01 of the Indenture, or give any notice in respect of any optional redemption of any Bonds, pursuant to the Indenture without the prior written consent of the Required Lenders.

         SECTION 11.19. [INTENTIONALLY OMITTED].

         SECTION 11.20. Term Interest Rate Election. The Borrower shall not elect to have any Bonds bear interest at a Term Interest Rate (as defined in the Indenture) without the prior written consent of the Required Lenders and the Issuing Bank.

         SECTION 12. EVENTS OF DEFAULT

         If any of the Events of Default listed below in this Section 12 shall occur the Agent may, and if requested by the Required Lenders, the Agent shall,
(i) by notice to the Borrower, declare the obligation of the Issuing Bank to issue any or all of the Letters of Credit terminated, whereupon the same shall forthwith terminate; and/or (ii) either directly or through the Issuing Bank give notice to the Trustee pursuant to Section 7.01 of the Indenture requiring the Trustee to declare the principal of and accrued and unpaid interest on the Bonds to be due and payable, and/or give notice to the Trustee pursuant to
Section 2.10(a)(5) of the Indenture requiring the Bonds to be mandatorily tendered and/or give notice pursuant to Paragraph 6 of each Bond Letter of Credit stating that there will be no reinstatement of the Available Amount (as defined in each Bond Letter of Credit) with respect to any Interest Drawing, and/or give notice to the Remarketing Agent pursuant to Section 8.15(e) of the Indenture stating that there will be no further remarketing

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of the Bonds; and/or (iii) declare the Commitments terminated and declare the entire unpaid principal amount of the Loans and Notes, all unpaid Bond LC Reimbursement Obligations and Term VP Reimbursement Obligations, all interest accrued and unpaid thereon, and all other amounts payable hereunder to be forthwith due and payable, whereupon the Commitments shall terminate and such unpaid principal amount of the Loans and Notes, all unpaid Bond LC Reimbursement Obligations and Term VP Reimbursement Obligations, all interest accrued and unpaid thereon, and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower; and/or (iv) demand that the Borrower immediately pay to the Agent an amount equal to the full amount that can then be drawn under the Term VP Letters of Credit, whereupon the Borrower shall immediately make such payment to the Agent, which shall hold such payment as collateral security for the Obligations; and/or (v) demand that the Borrower immediately pay to the Agent an amount equal to the full amount that can then be drawn under the Bond Letters of Credit, whereupon the Borrower shall immediately make such payment to the Agent, which shall hold such payment as collateral security for the Obligations; and/or (vi) foreclose on any or all of the Collateral; and/or (vii) proceed to enforce all other remedies available to it under this Agreement, the Security Documents or applicable law including, without limitation, elsewhere in this Section 12. Notwithstanding the foregoing, if an Event of Default referred to in paragraph (g) or (h) below shall occur with respect to CI, Delaware Holdings, Cogentrix Energy or the Borrower, automatically and without notice the actions described in clauses (i) through
(iii) above shall be deemed to have occurred. If any of the Events of Default listed below in this Section 12 shall occur and be continuing, the Issuing Bank may, in its sole discretion, by notice to the Borrower, declare the obligation of the Issuing Bank to issue any or all of the Letters of Credit terminated, whereupon the same shall forthwith terminate. No such action taken by the Agent shall have the effect of terminating, reducing or altering in any respect the terms of (x) the Bond Letters of Credit with respect to Bonds outstanding at the time, (y) the Term VP Letters of Credit outstanding at the time or (z) the Debt Service Reserve Letter of Credit outstanding at the time. Simultaneously with its giving of any notice to the Borrower under this Section 12 or its declaration of acceleration pursuant to clause (iii) above, the Agent or the Issuing Bank, as the case may be, shall notify each Lender of such action.

         Such Events of Default are the following:

                  (a) (i) Any principal of any Loan or of any unreimbursed Bond LC Reimbursement Payment or Term VP Reimbursement Payment shall not be paid or prepaid when due and shall remain unpaid for five or more Business Days; (ii) any interest on any Loan or on any unreimbursed Bond LC Reimbursement Payment or Term VP Reimbursement Amount shall not be paid when due and shall remain unpaid for ten or more Business Days; or (iii) any Bond Letter of Credit Fee, Bond Fronting Fee, Term VP Letter of Credit Fee, Term VP Fronting Fee, Debt Service Reserve Letter of Credit Fronting Fee, Debt Service Reserve Letter of Credit Fee, Debt Service Reserve Letter of Credit Commitment Fee, Administration Fee, Service Fee or any other fee, commission or amount payable by the Borrower to the Issuing Bank, any Lender or the Agent hereunder or under any other Project Document shall not be paid when due and shall remain unpaid for a period of ten Business Days after notice to the Borrower by the party to whom such payment was due (or the Agent on behalf of such party); or

                  (b) Any representation or warranty made by the Borrower herein or by the Borrower, Cogentrix Energy, Delaware Holdings or CI in any Project Document to which the Borrower, Cogentrix Energy, Delaware Holdings or CI is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Agent or any Lender by or on behalf of the Borrower hereunder or by or on behalf of the Borrower, Cogentrix Energy, Delaware Holdings or CI under any other Project Document, shall prove to have been false or misleading as of the time made or deemed made in any respect which adversely affects the Agent, the Issuing Bank or any of the Lenders; or

                  (c) (i) The Borrower shall fail to perform or observe any of its covenants contained in Section 10.05, 10.16 or Section 11 of this Agreement; or (ii) the Borrower shall fail to perform or observe any other of its covenants contained in this Agreement (other than those referred to in paragraph (a) and (b) above and in clause (i) of this paragraph (c)) and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Agent or any Lender to the Borrower, provided that such 30-day period shall be extended to 90 days if the Borrower is proceeding with due diligence to cure such failure and such failure is capable of cure and none of the Collateral is in any way materially impaired at the time of the extension of the cure period; or

                  (d) The Borrower, Cogentrix Energy, Delaware Holdings or CI shall fail to perform or observe any of its material covenants or obligations contained in any of the Project Documents (other than the covenants and obligations referred to in paragraphs (a), (b) and (c) above) within the grace period, if any, provided for in such Project Document and such failure shall continue unremedied and unwaived for a period of 30 days after receipt of written notice thereof by the Agent or any Lender to the Borrower; or

                  (e) The Borrower shall (A) default in any payment when due, at the stated maturity thereof, by acceleration or otherwise, of any amount in respect of any Indebtedness (other than Indebtedness referred to in paragraph (a), Indebtedness in respect of the Junior Working Capital Loans from Cogentrix Energy or Delaware Holdings) in excess of $500,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause or to permit such Indebtedness to become due prior to its stated maturity or to or to permit the holder of such Indebtedness to realize upon any collateral given as security therefor; or

                  (f) Any Participant shall fail to perform or observe any of its covenants or obligations contained in any of the Project Documents (other than the covenants and obligations referred to in paragraphs
         (a), (b) (c), (d) and (e) above) within the grace period, if any, provided for in such Project Documents, and which failure could reasonably be expected to materially adversely affect (i) the interest of the Agent or any Lender under such Project Document or any other Project Document, (ii) the ability of Virginia Power, DuPont, CI, Cogentrix Energy or Delaware Holdings to perform its obligations under any

         Project Document to which it is a party or (iii) the ability of the Borrower to perform its obligations under any of the Project Documents to which it is a party; or

                  (g) Any Participant (other than CI) or CHC shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due,
         (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Reform Act of 1978, as in effect from time to time (the "Federal Bankruptcy Code") (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Participant (other than CI) or CHC in an involuntary case under the Federal Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; provided that it shall not be an Event of Default under this subsection 12(g) if, within 60 days after the occurrence of any of the foregoing events with respect to a Participant (other than the Borrower, Delaware Holdings, Cogentrix Energy, DuPont or Virginia Power), such Participant shall have been replaced by another Person acceptable to the Required Lenders who shall have entered into Project Document(s) similar to, and in the judgment of the Agent at least as favorable to the Lenders as, the Project Document(s) to which such Participant was a party and such replacement Project Document(s) shall have been assigned to the Agent to the same extent as the Project Document(s) being replaced; or

                  (h) A proceeding or case shall be commenced without the application or consent of any Participant (other than CI) or CHC in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Participant (other than CI) or CHC under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or
         (iii) a warrant of attachment, execution or similar process against assets of such Participant (other than CI) or CHC having a value in excess of $100,000, in the case of the Borrower, $1,000,000, in the case of CHC, Delaware Holdings or Cogentrix Energy, or $10,000,000 in the case of any other Participant, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or any order for relief against such Participant (other than CI) or CHC shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); provided that it shall not be an Event of Default under this Subsection 12(h) if, within 60 days after the occurrence of any of the foregoing events with respect to a Participant (other than the Borrower, DuPont or Virginia Power), such Participant shall have been replaced by another Person acceptable to the Required Lenders who shall have entered into Project Documents(s) similar to, and in the judgment of the Agent at least as favorable to the Lenders as, the Project Document(s) to which such Participant was a party and such replacement Project Document(s) shall have been assigned to the Agent to the same extent as the Project Document(s) being replaced; or

                   (i) A judgment or judgments for the payment of money in excess of $500,000 shall be rendered against the Borrower and such judgment or judgments shall remain in effect and unstayed and unbonded for a period of 30 or more consecutive days; or

                  (j) Any material provision of any Project Document shall at any time for any reason cease to be valid and binding or in full force and effect (other than as a result of any action by the Agent or any Lender) or any party thereto (other than the Agent or any Lender) shall so assert in writing; or any material provision of any Project Document shall be declared to be null and void (other than as a result of any action by the Agent or any Lender) or the validity or enforceability thereof shall be contested by any party thereto (other than the Agent or any Lender) or any Governmental Authority; or any Participant shall deny that it has any further liability or obligation under any Project Document to which it is a party or any Project Document shall be terminated prior to the scheduled expiration date thereof for any reason whatsoever; provided that the termination of a Project Document (other than the Power Purchase Agreements and the Steam Purchase Agreement) shall not be an Event of Default under this Section 12(j) if such Project Document is replaced within 60 days of the date of such termination with a substitute Project Document in form and substance satisfactory to the Agent and the Required Lenders and such Project Document shall have been assigned to the Agent to the same extent as the Project Document that terminated; or

                  (k) Any Security Document shall cease, for any reason, to be in full force and effect (other than as a result of any action by the Agent or any Lender) or any party thereto (other than the Agent or any Lender) shall so assert in writing; any Security Document shall cease to be effective to grant a perfected Lien to the Agent for the benefit of the Secured Parties (other than as a result of any action by the Agent or any Secured Party) on Collateral described therein with the priority purported to be created thereby; or

                  (l) Cogentrix Energy shall cease at any time to be the owner, directly or indirectly through one or more wholly- owned Subsidiaries, of all the outstanding shares of stock of the Borrower of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency); or

                  (m) The Borrower shall abandon the Project for a period longer than 30 consecutive days; or

                  (n) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Agent or any Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Borrower or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Agent or any Lender, likely to incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower; or

                  (o) (A) any Participant shall fail to obtain, renew, maintain or comply in all material respects with all such Government Approvals which shall at the time be necessary (i) for the execution, delivery or performance by each of the Participants of its respective rights and obligations under the Project Documents, (ii) for the operation of the Project as contemplated by the Project Documents or (iii) for the grant by the Borrower of the Liens created under the Security Documents or for the validity and enforceability or for the perfection of or the exercise by the Agent of its rights and remedies thereunder, or any such Government Approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect, and (except in the case of the matters referred to in the foregoing clause (iii)) such failure to obtain, renew, maintain or comply or such revocation, termination or other event shall continue unremedied for 30 days after notice to the Borrower from the Agent, or any proceeding shall be commenced by or before any Governmental Authority for the purpose of so revoking, terminating, withdrawing, suspending, modifying or withholding any such Government Approval and such proceeding is not dismissed within 60 days; and (B) such failure to obtain, renew, maintain or comply with or such revocation, termination, withdrawal, suspension, modification, withholding or cessation or such proceeding could reasonably be expected to materially adversely affect (i) the interest of the Lenders under any of the Project Documents, (ii) the security provided to the Lenders under the Security Documents or (iii) the ability of the Borrower or of such Participant to perform its obligations under any of the Project Documents; or

                  (p) An Event of Default under the Indenture (as defined therein) shall have occurred and be continuing.

         If any Event of Default shall have occurred and be continuing, in addition to any other remedies which the Agent may have under this Agreement or any Security Document or by statute or by rule of law, upon 10 days' prior written notice to the Borrower, the Agent shall have the right and power (but shall not be obligated) to take over the operation of the Facility and use all or any part of the labor, materials, supplies and equipment contracted for by or on behalf of the Borrower, whether or not previously incorporated into the Facility, all in the sole and absolute discretion of the Agent. The Borrower shall be liable to the Agent for all sums paid or incurred for the operation of the Facility whether the same shall be paid or incurred pursuant to the provisions of this paragraph or otherwise, and all payments made or liabilities incurred by the Agent under this Agreement of any kind whatsoever shall be paid by the Borrower to the Agent upon demand with interest at the Default Rate to the date of payment to the Agent. Upon the occurrence of and during the continuance of any Event of Default, the rights, powers and privileges provided in this paragraph and all other remedies available to the Agent under this Agreement or any Security Document or by statute or by rule of law may be exercised by the Agent at any time and from time to time whether or not the Bonds or the Loans shall be due and payable, and whether or not the Agent shall have instituted any foreclosure or other action for the enforcement of any of

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                                                                              87

the Project Documents. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this paragraph, the Borrower hereby irrevocably constitutes and appoints the Agent its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and to perform any acts such as are referred to in this paragraph in the name and on behalf of the Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

         SECTION 13. TRANSFER OF LETTERS OF CREDIT

         Each Letter of Credit may be transferred in accordance with the terms thereof. Upon any such transfer, the Borrower shall pay to the Issuing Bank a transfer fee in the standard amount then being charged by the Issuing Bank (but not to exceed $2,000 for each such transfer).

         SECTION 14. SUCCESSORS AND ASSIGNS

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Bank, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Subparticipants") participating interests in any Loans owing to such Lender, any Notes held by such Lender, any Commitments of such Lender or any other interests and obligations of such Lenders hereunder. In the event of any such sale by a Lender of a participating interest to a Subparticipant, such Lender shall remain solely responsible for the performance of such Lender's obligations under this Agreement, such Lender shall remain the holder of any such Notes for all purposes of this Agreement, the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall not grant any such Subparticipant any voting rights or veto power over any action by such Lender under this Agreement, except that such Lender may agree not to change the interest rate, amortization, maturity or amount of the Obligations hereunder and under such Notes without the consent of such Subparticipant. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Subparticipant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Notes in which it has purchased a participating interest to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Notes held by it, provided that such right of setoff shall be subject to the obligation of such Subparticipant to share with the Lenders, and the Lenders agree to share with such Subparticipant, as provided in Section 17.04. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 7.08, 7.12 and 7.14 with respect to its participation in the Commitments and other obligations hereunder, the Eurodollar Loans outstanding from time to time and with respect to the Letters of Credit, provided, that no Subparticipant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Subparticipant had no such transfer occurred.

         (c) Any Lender may, in accordance with applicable law, at any time sell to one or more additional banks or financial institutions acceptable to the Issuing Bank in its sole discretion and reasonably acceptable to the Agent ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes held by it; provided that each Lender shall use reasonable efforts to offer to sell such rights and obligations to banks or financial institutions reasonably acceptable to the Borrower, but as between such Lender and the Borrower the ultimate decision with respect to any disposition of such rights and obligations shall be made by such Lender in its sole judgment. Each such sale shall be in a minimum amount of $5,000,000, pursuant to a Commitment and Loan Transfer Supplement executed by such Purchasing Lender and such transferor Lender and received by the Agent. Upon (i) such execution of such Commitment and Loan Transfer Supplement (ii) delivery of an executed copy thereof to the Borrower and receipt thereof by the Agent and
(iii) payment by such Purchasing Lender to the selling Lender of the amount set forth in the related Commitment and Loan Transfer Supplement and payment to the Agent of a transfer fee of $2,000, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto with the Commitment Percentage set forth in such Commitment and Loan Transfer Supplement, which shall be deemed to amend this Agreement (including, without limitation, Schedule 1 hereto) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a party to this Agreement and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes held by it. Upon the consummation of any transfer to a Purchasing Lender pursuant to this paragraph (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Lender, in each case in principal amounts reflecting their Commitment Percentage.

         (d) The Agent shall maintain at its address referred to in Section
17.03 a copy of each Commitment and Loan Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and their respective Commitment Percentages. The entries in the Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior written notice.

         (e) The Borrower authorizes each Lender to disclose to any Subparticipant or Purchasing Lender (each, a "Transferee") and any prospective Transferee to any and all financial and other information in such Lender's possession concerning the Project and the Borrower and its Affiliates including, without limitation, any and all information which has been delivered to such Lender by or on behalf of the Borrower, Delaware Holdings, Cogentrix Energy or CI pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower, Delaware Holdings, Cogentrix Energy or CI in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

         (f) If, pursuant to this Section, any interest in this Agreement or any
Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

         (g) Notwithstanding anything to the contrary in this Section 14, if the long-term unsecured debt rating of any Lender shall, at any time, be less than a rating of BBB or the equivalent thereof by Standard & Poor's Corporation or Baa2 or the equivalent thereof by Moody's Investors Service, Inc., then the Issuing Bank may, in its sole and absolute discretion, terminate such Lender's interest hereunder (the "Terminated Interests") by providing such Lender with two Business Days' prior notice thereof and making a payment to such Lender for all outstanding amounts owing to it hereunder on the date of such termination. Upon such termination, such Lender shall no longer have any rights or obligations as a Lender under this Agreement. The Issuing Bank may, in its sole and absolute discretion, retain for its own account and/or sell its interest in all or any portion of the Terminated Interests.

         SECTION 15. EXPENSES

         All statements, reports, certificates, opinions and other documents or information required to be furnished by the Borrower or any other Participant to the Agent, the Issuing Bank or the Lenders under this Agreement shall be supplied without cost to the Agent, the Issuing Bank or the Lenders. Further, the Borrower shall pay, on demand, whether or not any Loan is made or any Letters of Credit are issued hereunder, (a) all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Bank (including, without limitation, travel expenses and the reasonable fees and disbursements of special counsel and of local counsel to the Agent and the Issuing Bank) incurred in connection with
(i) the negotiation, preparation, execution and delivery of the Project Documents or any waiver or amendment of, or supplement or modification to, the Project Documents, (ii) the syndication of this Agreement, and (iii) the review of any of the other agreements, instruments or documents referred to in this Agreement or in any of the other Project Documents or relating to the transactions contemplated hereby, and (b) the reasonable fees and disbursements of the Independent Engineer, the Insurance Advisor, the Fuel Consultant and any other special consultants engaged by the Agent, on behalf of the Lenders, in connection with the transactions contemplated by any of the Project Documents and (c) all costs and expenses of collection of any of the Agent, the Issuing Bank or any Lenders (including reasonable fees and disbursements of counsel to the Agents or any Lender) incident to the enforcement, protection or preservation of any right or claim of the Agent, the Issuing Bank or such Lender under the Project Documents. The Agent may, prior to the Restatement Effective Date, provide to the Borrower an itemized statement of such fees and expenses referred to above incurred prior to the Restatement Effective Date and such fees and expenses shall be payable on the Restatement Effective Date.

         SECTION 16. THE AGENT AND RELATIONS AMONG LENDERS, ETC.

         SECTION 16.01. Appointment of Agent, Powers and Immunities. Each Lender and the Issuing Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Project Documents with such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Project Document, or be a trustee for any Lender or the Issuing Bank. Notwithstanding anything to the contrary contained herein, the Agent shall not be required to take any action which is contrary to this Agreement or any other Project Document or applicable law. Neither the Agent nor any Lender or the Issuing Bank nor any of their respective affiliates shall be responsible to any other Lender for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any other document referred to or provided for herein or for any failure by the Borrower to perform its obligations hereunder or thereunder. The Agent and the Issuing Bank may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor the Issuing Bank nor any of their respective directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Project Document or in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct.

         SECTION 16.02. Reliance by Agent. The Agent and the Issuing Bank shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent and the Issuing Bank shall not be required to take any action or exercise any discretion, but the Agent shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Project Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         SECTION 16.03. Defaults. Neither the Agent nor the Issuing Bank shall be deemed to have knowledge or notice of the occurrence of a Default unless the Agent or the Issuing Bank has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.

         SECTION 16.04. Rights as Lenders. Paribas shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not acting as the Agent and the Issuing Bank. The term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Paribas in its individual capacity. Paribas and its respective affiliates may (without having to account therefor to any Lender) accept deposits from, extend credit (on a secured or unsecured basis) to and generally engage in any kind of banking, trust or other business with the Borrower or any of its Affiliates, as if it was not acting as the Agent and the Issuing Bank.

         SECTION 16.05. Indemnification. Without limiting the obligations of the Borrower under Section 10.20 or Section 15 hereof, each Lender agrees to indemnify the Agent and the Issuing Bank, ratably in accordance with their Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including, without limitation, at any time following the payment of principal of and/or interest on the Loans and on unreimbursed amounts under the Letters of Credit) be imposed on, incurred by or asserted against the Agent or the Issuing Bank in any way relating to or arising out of this Agreement or the other Project Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which the Borrower is obligated to pay under Section 10.20 and Section 15 hereof) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent or the Issuing Bank, as the case may be. The Agent and the Issuing Bank shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 16.06. Documents. The Agent will forward to each Lender, promptly after the Agent's receipt thereof, a copy of each document furnished to the Agent for such Lender hereunder and of each opinion furnished to the Agent pursuant to Section 9 or 10 hereof (and a copy of such other documents furnished to the Agent pursuant to Section 9 or 10 hereof as may be requested by such Lender).

         SECTION 16.07. Non-Reliance on Agents and Other Lenders. Each Lender represents that it has, independently and without reliance on the Agent, the Issuing Bank or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the Project and of the financial condition and affairs of the Borrower and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Agent, the Issuing Bank or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Agent nor any Lender shall be required to keep informed as to the performance or observance by the Borrower under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of, the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, neither the Agent nor any Lender shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Borrower or any Affiliate of the Borrower or any other Participant, which may come into the possession of the Agent or such Lender or any of its Affiliates.

         SECTION 16.08. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no such successor Agent shall have been appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office (or having an affiliate with an office) in New York, New York, having a combined capital and surplus of not less than $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and such retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder, the provisions of this Section 16 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 16.09. Authorization. The Agent is hereby authorized by the Lenders to execute, deliver and perform each of the Project Documents to which the Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Agent contained in the Project Documents.

         SECTION 16.10. Rescission of Payments. In the event that, following the making of a payment in respect of Bond LC Reimbursement Obligations, Term VP Reimbursement Obligations or Debt Service Reserve Letter of Credit reimbursement obligations by the Borrower directly to the Issuing Bank pursuant to Sections 5, 6 or 6A hereof, any portion of such payment shall be rescinded or must otherwise be restored by the Issuing Bank, then each Lender, upon notice to it by the Issuing Bank of such rescission or restoration, shall pay to the Issuing Bank its Commitment Percentage of the amount of such payment which was so rescinded or restored.

         SECTION 17. MISCELLANEOUS

         SECTION 17.01. Commercial Practices. The Borrower agrees that neither the Agent, the Issuing Bank, nor any other Lender (nor any of their respective officers or directors) shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of the Trustee, the Remarketing Agent or the Tender Agent or any beneficiary or transferee in connection therewith; (ii) any reference which may be made to this Agreement or to any Letter of Credit in any agreements, instruments or other documents relating to the Bonds; (iii) the validity, sufficiency or genuineness of documents other than the Letters of Credit, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (iv) payment by the Issuing Bank against presentation of documents which do not comply with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to the applicable Letter of Credit; or (v) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's wilful failure to pay under a Letter of Credit after the presentation to it of a certificate for payment strictly complying with the terms and conditions of such Letter of Credit (unless the Issuing Bank in good faith believed itself to be prohibited by law or legal authority from making such payment). In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 17.02. No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising on the part of the Agent, the Issuing Bank or any Lender of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 17.03. Notices. Except as otherwise specifically provided herein, all notices, requests, demands, consents, instructions or other communications hereunder ("notices") shall be in writing and shall be duly given or made if delivered by hand or courier or if sent by first class mail or by tested or otherwise authenticated telex, or by facsimile transmission, or by telegram or cable, and shall be deemed to have been duly given or made upon the receipt thereof if by hand or courier or upon the transmittal thereof if by telex or facsimile transmission or upon the delivery thereof to the telegraph office if by telegram or cable, or on the third Business Day following the deposit thereof in the mail, first class postage prepaid, in each case addressed to the party or Transferee to which such notice is requested or permitted to be given or made hereunder, (a) if to any Agent, the Issuing Bank or a Lender, at its address specified on Schedule 1 hereto, (b) if to the Borrower, at the address set forth below its signature line on this Agreement and (c) if to any Transferee not a party hereto, to such address as such Transferee shall notify to the other parties hereto in writing, and (d) at such other address as any Person referred to in clauses (a), (b) and (c) shall notify to the other parties hereto in writing.

         SECTION 17.04. Right of Set-off. (a) Upon the occurrence and during the continuance of any Event of Default, each of the Lenders is, subject (as between the Lenders) to the provisions of Section 16 hereof, hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by such Lender in any of its offices to or for the credit or the account of the Borrower against any and all of the respective obligations of the Borrower now or hereafter existing under the Project Documents, irrespective of whether or not such Lender or any other Lender shall have made any demand hereunder and although such obligations may be contingent or unmatured and such deposits or indebtedness may be unmatured.

         (b) A Lender shall promptly notify the Agent and the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 17.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

         SECTION 17.05. Release of Collateral. (a) Limitations on Releases. From time to time after the execution and delivery of the Security Documents, the Borrower may, without the consent of the Agent or the Lenders, sell, transfer or dispose of (i) any tangible property subject to the Lien of the Security Documents for which replacement items of the same character and at least equivalent fair market value, useful life and utility have been substituted and become part of the Collateral and (ii) other tangible property subject to the Lien of the Security Documents that is not necessary for the proper operation of the Facility, if, at the time of such disposition and after giving effect thereto, no Default or Event of Default exists and the property subject to the Lien of the Security Documents will be adequate to operate the Facility with the capabilities described in the definition of such term in Section 1.01 hereof; provided, however, that the Borrower shall not in any calendar year dispose of property pursuant to the foregoing clause (ii) having a fair market value as of the respective time or times of the sale, transfer or disposition exceeding $350,000 at any one time or $750,000 in the aggregate. Nothing in this Section 17.05(a) shall restrict the Borrower's right to sell Bonds pledged under a Bond Pledge Agreement in accordance with the terms thereof.

         (b) Confirmations of Releases. Upon any sale, transfer or disposition pursuant to subsection (a) above, the Lien of the Project Mortgage shall cease as to the property so sold, transferred or disposed of without the requirement of a formal release by the Agent; provided, however, that upon request by the Borrower, the Agent shall execute an appropriate instrument confirming the release of such property from the Lien of the Security Documents.

         (c) Releases in Lenders' Discretion. Neither the Agent nor the Lenders shall be required to make any release of Collateral other than pursuant to subsection (a) above. Without limiting the generality of the foregoing, neither the Agent nor the Lenders shall be required to make any release of Collateral if one or more Defaults or Events of Default shall exist. The Borrower shall deliver to each Lender, in connection with each request for the release of any part of the Collateral, a certificate of a Responsible Officer of the Borrower stating that there is, and that after giving effect to the release applied for there will be, no Default or Event of Default.

         SECTION 17.06. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

         SECTION 17.07. Headings. The headings of the various sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

         SECTION 17.08. Amendments, Etc. This Agreement may not be modified, supplemented or amended, and no provision of this Agreement may be waived, except by a written instrument signed by the Borrower and the Agent with the written consent of the Required Lenders, provided, however, that no modification, supplement, amendment or waiver in respect of Sections 4, 6, 7, 9, 10.20, 11.03, 12(a), 15, 16.05,
17.05 and 17.08 hereof, the definition of "Required Lenders" in Section 1.01 hereof or any provision of the Security Documents shall be made without the unanimous consent of the Lenders and no modification, supplement, amendment or waiver of any provision hereof affecting the rights or obligations of the Issuing Bank or the Agent shall be made without the consent of the Issuing Bank or the Agent, as the case may be. In the case of any waiver, the Borrower, the Agent, the Issuing Bank and the Lenders shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         SECTION 17.09. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         SECTION 17.10. SUBMISSION TO JURISDICTION; WAIVERS. (A) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (I) SUBMITS FOR ITSELF AND ITS PROPERTY, IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY SECURITY DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (II) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (III) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 17.03 AND, IF APPLICABLE, TO THE AGENT, THE ISSUING BANK AND THE LENDERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SCHEDULE 1 HERETO OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT OR THE BORROWER, IF APPLICABLE, SHALL HAVE BEEN NOTIFIED PURSUANT HERETO; AND

                  (IV) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         (B) EACH OF THE BORROWER, THE AGENT, THE ISSUING BANK AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREUNDER.

         SECTION 17.11. Limitation of Liability. There shall be full recourse to the Borrower and all of its assets for the liabilities of the Borrower under this Agreement and the Notes and its other Obligations, but in no event shall CI, Delaware Holdings, CHC, Cogentrix Energy or any officer, director or holder of any equity interest in the Borrower, CI, Delaware Holdings, CHC or Cogentrix Energy be personally liable or obligated for such liabilities and obligations of the Borrower, except as may be specifically provided in any other Project Document to which CI, Delaware Holdings, CHC or Cogentrix Energy is a party. Nothing herein contained shall limit or be construed to (i) limit the obligations and liabilities of CI, Delaware Holdings, CHC or Cogentrix Energy in accordance with the terms of any Project Document creating such liabilities and obligations to which CI, Delaware Holdings, CHC or Cogentrix Energy is a party or (ii) affect or diminish any rights of any Person against any other Person arising from misappropriation or misapplication of any funds or for such other Person's fraud, gross negligence or willful misconduct. The provisions of this
Section 17.11 shall survive the termination of this Agreement.

         SECTION 17.12. Confidentiality. (a) The Agent, the Issuing Bank and each Lender agrees that it shall use its best efforts in good faith to hold in confidence and not disclose to any third party any information contained in the Assigned Agreements, the financial statements of the Borrower, Delaware Holdings, CHC, Cogentrix Energy and CI and any written information and materials that are marked "confidential" and are provided by the Borrower either directly to the Agent, the Issuing Bank or such Lender or indirectly through the Agent to the Issuing Bank or such Lender.

         (b) Notwithstanding the foregoing paragraph (a), this Section 17.12 shall not prohibit: (i) the exchange of information among the Agent, the Issuing Bank and the Lenders or among their employees, officers, attorneys or consultants; (ii) any disclosure of information that has been or is made public by the Borrower or any third party without breach of this Agreement or otherwise becomes generally available to the public other than as a result of a disclosure in violation of this Section 17.12; (iii) any disclosure of information that was or becomes available to the Agent, the Issuing Bank or any Lender from a third party on a non-confidential basis; (iv) any disclosure of information that relates to generalized business ideas, concepts, know-how or techniques; (v) any disclosure of information that is required to be disclosed to any auditor or by any Requirement of Law; (vi) any disclosure of information that is requested to be disclosed by any court, agency or legislative body to such court, agency or legislative body (by interrogatories, requests for information, oral questions, subpoena, civil investigative demand or similar process);

or (vii) any disclosure of confidential information to a proposed Subparticipant or Purchasing Lender in connection with a proposed participation or transfer pursuant to Section 14 hereof.

         SECTION 17.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

         SECTION 17.14. Amendment and Restatement. Except as otherwise amended and modified hereby, all terms, conditions and provisions of the Project Documents and the documents and instruments executed in connection therewith shall continue unchanged and shall be and remain in full force and effect. By its execution and delivery of this Agreement, the Borrower hereby acknowledges, ratifies and confirms such agreements, documents and instruments. Nothing in this Agreement, the Notes, or the documents, agreements and instruments executed in connection herewith shall diminish, impair, or adversely affect (i) the indebtedness evidenced by the Notes or any other obligation or liability of the Borrower to the Lenders or the Agent, or (ii) the enforceability, perfection or priority of any lien, assignment, pledge, hypothecation, encumbrance or security interest held by the Lenders as security for any obligations or liabilities of the Borrower, which liens, assignments, pledges, hypothecations, encumbrances and security interests are acknowledged by the Borrower to be valid and subsisting.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York as of the day and year first above written.


                                       COGENTRIX OF RICHMOND, INC.,
                                         as the Borrower


                                       By /s/ Clay S. Coleman
                                         ----------------------------------
                                         Title: Vice President - Project Finance

                                       Address for Notices:

                                       9405 Arrowpoint Boulevard
                                       Charlotte, North Carolina  28273-8110
                                       Attention:  Chief Financial Officer
                                       Telephone No.:  (704) 525-3800
                                       Telecopier No.: (704)  529-1006


                                       with a copy to:

                                       9405 Arrowpoint Boulevard
                                       Charlotte, North Carolina  28273-8110
                                       Attention:  General Counsel
                                       Telephone No.:  (704) 525-3800
                                       Telecopier No.: (704) 529-1006


                                       BNP PARIBAS
                                         in its capacity as
                                         Agent, Issuing Bank,
                                         and as a Lender



                                       By /s/ Mark A. Renaud
                                          ----------------------------------
                                          Title: Director


                                       By /s/ Axel Dumas
                                          ----------------------------------
                                          Title: Assistant Vice President

                                                                      Schedule 1



                   Lenders' Commitment Percentages, Addresses
                         for Notices and Lending Offices


                                                                 Commitment
           Lender                                                Percentage
           ------                                                ----------

        BNP PARIBAS                                                 100%

        ADDRESS FOR NOTICES:
        The Equitable Tower
        787 Seventh Avenue
        31st Floor
        New York, New York  10019
        Attention: Specialized Industries
                             Group
        Telephone:   (212) 841-2000
        Telecopier:  (212) 841-2555

        DOMESTIC LENDING OFFICE AND
        EURODOLLAR LENDING OFFICE:
        787 Seventh Avenue
        32nd Floor
        New York, New York  10019

                                                                      Schedule 2



                                APPLICABLE MARGIN


                                                                       Base Rate
                                              Eurodollar Loans           Loans
                                              ----------------         ---------

From the Restatement Effective Date to but
excluding the third anniversary of the
Restatement Effective Date                         1.125%                0.125%

From the third anniversary of the Restatement
Effective Date to but excluding the seventh
anniversary of the Restatement Effective Date      1.250%                0.250%

Thereafter                                         1.375%                0.375%

                                                                      Schedule 3



                             DESCRIPTION OF THE SITE

                                                                      Schedule 4



                             GOVERNMENTAL APPROVALS

                                                                      Schedule 5


                             RECORDINGS AND FILINGS

                                                                      Schedule 6

                         TERM LOAN AMORTIZATION AMOUNTS


--------------------------------------------------------------------------------
#                     Installment Payment Date             Amortization Amount
--------------------------------------------------------------------------------
1                     30-Sep-00                            4,553,600
--------------------------------------------------------------------------------
2                     31-Dec-00                            4,553,600
--------------------------------------------------------------------------------
3                     31-Mar-01                            4,482,450
--------------------------------------------------------------------------------
4                     30-Jun-01                            4,482,450
--------------------------------------------------------------------------------
5                     30-Sep-01                            4,482,450
--------------------------------------------------------------------------------
6                     31-Dec-01                            4,482,450
--------------------------------------------------------------------------------
7                     31-Mar-02                            4,019,975
--------------------------------------------------------------------------------
8                     30-Jun-02                            4,019,975
--------------------------------------------------------------------------------
9                     30-Sep-02                            4,019,975
--------------------------------------------------------------------------------
10                    31-Dec-02                            4,019,975
--------------------------------------------------------------------------------
11                    31-Mar-03                            4,375,725
--------------------------------------------------------------------------------
12                    30-Jun-03                            4,375,725
--------------------------------------------------------------------------------
13                    30-Sep-03                            4,375,725
--------------------------------------------------------------------------------
14                    31-Dec-03                            4,375,725
--------------------------------------------------------------------------------
15                    31-Mar-04                            5,193,950
--------------------------------------------------------------------------------
16                    30-Jun-04                            5,193,950
--------------------------------------------------------------------------------
17                    30-Sep-04                            5,193,950
--------------------------------------------------------------------------------
18                    31-Dec-04                            5,193,950
--------------------------------------------------------------------------------
19                    31-Mar-05                            5,656,425
--------------------------------------------------------------------------------
20                    30-Jun-05                            5,656,425
--------------------------------------------------------------------------------
21                    30-Sep-05                            5,656,425
--------------------------------------------------------------------------------
22                    31-Dec-05                            5,656,425
--------------------------------------------------------------------------------
23                    31-Mar-06                            6,296,775
--------------------------------------------------------------------------------
24                    30-Jun-06                            6,296,775
--------------------------------------------------------------------------------
25                    30-Sep-06                            6,296,775
--------------------------------------------------------------------------------
26                    31-Dec-06                            6,296,775
--------------------------------------------------------------------------------
27                    31-Mar-07                            3,272,900
--------------------------------------------------------------------------------
28                    30-Jun-07                            3,272,900
--------------------------------------------------------------------------------
29                    30-Sep-07                            3,272,900
--------------------------------------------------------------------------------
30                    31-Dec-07                            3,272,900
--------------------------------------------------------------------------------

================================================================================
TOTAL                                                    142,300,000
--------------------------------------------------------------------------------

                                                                      Schedule 7


                       BOND MANDATORY PREPAYMENT SCHEDULE



    -----------------------------------------------------------------------
         #                       DATE                          AMOUNT
    -----------------------------------------------------------------------
         1                    31-Mar-07                      5,160,000
         2                    30-Sep-07                      5,160,000
         3                    31-Mar-08                      7,800,000
         4                    30-Sep-08                      7,800,000
         5                    31-Mar-09                      8,496,000
         6                    30-Sep-09                      8,496,000
         7                    31-Mar-10                      5,088,000

    -----------------------------------------------------------------------
                                Total:                      48,000,000
    -----------------------------------------------------------------------

                                                                      Schedule 8


                               REQUIRED ALLOWANCES


---------------------------------------------------------------------------
Column X                                                    Column Y
--------                                                    --------
---------------------------------------------------------------------------
373                                                         2003
---------------------------------------------------------------------------
415                                                         2004
---------------------------------------------------------------------------
449                                                         2005
---------------------------------------------------------------------------
482                                                         2006
---------------------------------------------------------------------------
506                                                         2007
---------------------------------------------------------------------------
541                                                         2008
---------------------------------------------------------------------------
574                                                         2009
---------------------------------------------------------------------------
597                                                         2010
---------------------------------------------------------------------------